As filed with the Securities and Exchange Commission on December 22, 2008

Registration No. 333-

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

iSHARES® S&P GSCI™ COMMODITY-INDEXED INVESTING POOL LLC

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

		51-6573369 (Registrant)
Delaware	6799	34-2061331 (Co-Registrant)
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Barclays Global Investors International, Inc.

400 Howard Street

San Francisco, CA 94105

Attn: BGI’s Product Management Team, Intermediary Investor and Exchange-Traded Products Department

(415) 597-2000

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Barclays Global Investors International, Inc.

400 Howard Street

San Francisco, CA 94105

Attn: BGI’s Product Management Team, Intermediary Investor and Exchange-Traded Products Department

(415) 597-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward J. Rosen, Esq. Cleary Gottlieb Steen & Hamilton LLP 1 Liberty Plaza New York, NY 10006	Matthew J. Fitzgerald, Esq. Barclays Global Investors, N.A. 400 Howard Street San Francisco, CA 94105

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒ (Registrant)
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
Shares	35,650,624	$28.05	$1,000,000,000	$39,300

*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act, based upon a net asset value per Share of $28.05 as of December 17, 2008.

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus which also relates to 3,318,835 unsold Shares registered under Registration Statement Nos. 333-142259 and 333-142259-01. A filing fee of $4,251.80 was paid in connection with the registration of such shares. Upon effectiveness, this Registration Statement will act as a post-effective amendment to such earlier Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 22, 2008

PROSPECTUS

38,969,459 iShares®

iShares® S&P GSCITM Commodity-Indexed Trust

iShares® S&P GSCITM Commodity-Indexed

Investing Pool LLC

The iShares® S&P GSCITM Commodity-Indexed Trust, or the Trust, is a Delaware statutory trust that issues units of beneficial interest, called Shares, representing fractional undivided beneficial interests in its net assets. Substantially all of the assets of the Trust consist of interests in the iShares® S&P GSCITM Commodity-Indexed Investing Pool LLC, or the Investing Pool, which holds long positions in futures contracts on the S&P GSCITM Excess Return Index. It is the objective of the Trust that the performance of the Shares will correspond generally to the performance of the S&P GSCITM Total Return Index, before payment of the Trust’s and the Investing Pool’s expenses and liabilities. The S&P GSCITM Total Return Index is intended to reflect the performance of a diversified group of commodities. The Trust was formerly known as the iShares® GSCI® Commodity-Indexed Trust and the Investing Pool was formerly known as the iShares® GSCI® Commodity-Indexed Investing Pool LLC.

The Shares are listed on NYSE Arca under the symbol “GSG”. Barclays Global Investors International, Inc. is the Sponsor of the Trust, and Barclays Global Investors, N.A. is the Trustee of the Trust. The Trust and the Investing Pool are commodity pools and are operated by Barclays Global Investors International, Inc., a commodity pool operator registered with the Commodity Futures Trading Commission. Neither the Trust nor the Investing Pool is an investment company registered under the Investment Company Act.

Investing in the Shares involves significant risks. See “Risk Factors ” starting on page 12.

•     The Trust and the Investing Pool have a limited operating history.

•     The market price for the Shares could differ from the net asset value per Share.

•     The return on the Shares will not correlate precisely with the performance of the S&P GSCITM Excess Return Index or the S&P GSCITM Total Return Index.

•     The Investing Pool and the Trust are subject to fees and expenses that are payable regardless of profitability.

•     There may be conflicts of interest between you and the Sponsor and its affiliates.

•     There are income tax risks associated with the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Sponsor, the Trustee or the Delaware Trustee. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The Trust intends to offer Shares on a continuous basis. The Trust issues and redeems Shares only in one or more blocks of 50,000 Shares called Baskets. Only institutions that become Authorized Participants may purchase or redeem Baskets. Shareholders who are not Authorized Participants have no right to redeem their Shares; they may redeem their Shares only through an Authorized Participant and only in Baskets.

Authorized Participants may offer to the public, from time to time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares on NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

The date of this prospectus is [            ]

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES, AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 11 AND 49 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 11.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 12.

CERTAIN NOTICES

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST AND THE INVESTING POOL. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN SELLING TO THE PUBLIC SHARES PURCHASED FROM THE TRUST. SEE “PLAN OF DISTRIBUTION”.

THE TRUST AND THE INVESTING POOL WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST AND THE INVESTING POOL ARE POSTED AT THE SEC’S WEBSITE AT http://www.sec.gov.

FOR RESIDENTS OF THE UNITED KINGDOM:

THE TRUST MAY CONSTITUTE A COLLECTIVE INVESTMENT SCHEME AS DEFINED IN THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”). THE TRUST IS NOT AUTHORIZED OR OTHERWISE RECOGNIZED IN THE UNITED KINGDOM AND THEREFORE WOULD BE CHARACTERIZED AS AN UNREGULATED COLLECTIVE INVESTMENT SCHEME FOR THE PURPOSES OF THE FSMA. AS SUCH, THE ISSUE AND DISTRIBUTION OF THIS PROSPECTUS IN THE UNITED KINGDOM IS RESTRICTED BY LAW. IN ADDITION, THIS PROSPECTUS HAS NOT BEEN APPROVED BY A PERSON AUTHORIZED TO CARRY ON INVESTMENT BUSINESS IN THE UNITED KINGDOM (AN “AUTHORIZED PERSON”) FOR THE PURPOSES OF SECTION 21(2)(B) OF THE FSMA. ACCORDINGLY, THIS PROSPECTUS CAN

ONLY BE ISSUED OR DISTRIBUTED IN THE UNITED KINGDOM: (1) BY AN AUTHORIZED PERSON IN CIRCUMSTANCES PERMITTED BY CHAPTER II OF PART XVII OF THE FSMA AND RULES MADE THEREUNDER AND THE PROVISIONS OF THE FSMA (FINANCIAL PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED), OR BY A PERSON WHO IS NOT AN AUTHORIZED PERSON, IN CIRCUMSTANCES PERMITTED BY THE FSMA (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED); AND (2) IN CIRCUMSTANCES WHERE THE ISSUANCE OR DISTRIBUTION OF THIS PROSPECTUS WOULD NOT CONSTITUTE OR OTHERWISE RESULT IN AN OFFER OF TRANSFERABLE SECURITIES TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF PART VI OF THE FSMA. ANY OTHER DISTRIBUTION OF THIS PROSPECTUS IN OR INTO THE UNITED KINGDOM IS UNAUTHORIZED. ANY PERSON ISSUING OR DISTRIBUTING THIS PROSPECTUS OR ANY PART OF IT MAY BE ACTING IN BREACH OF APPLICABLE LAW OR REGULATIONS AND ANY PERSONS RECEIVING THIS PROSPECTUS IN OR FROM THE UNITED KINGDOM IN CIRCUMSTANCES NOT FALLING WITHIN (1) OR (2) ABOVE MAY NOT RELY ON ITS CONTENTS. NO PART OF THIS PROSPECTUS SHOULD THEREFORE BE PUBLISHED, DISTRIBUTED OR OTHERWISE MADE AVAILABLE WITH UNRESTRICTED ACCESS IN ANY FORM IN THE UNITED KINGDOM.

FOR RESIDENTS OF GERMANY:

THE SHARES MAY BE ACQUIRED ONLY IN ACCORDANCE WITH THE GERMAN SECURITIES PROSPECTUS ACT (WERTPAPIERPROSPEKTGESETZ, THE “SECURITIES PROSPECTUS ACT”) AND THE GERMAN INVESTMENT ACT (INVESTMENTGESETZ, THE “INVESTMENT ACT”), AS THE CASE MAY BE, AND ARE NOT REGISTERED OR AUTHORIZED FOR DISTRIBUTION UNDER THE SECURITIES PROSPECTUS ACT OR THE INVESTMENT ACT. ACCORDINGLY, THE SHARES MAY NOT BE, AND ARE NOT BEING, OFFERED OR ADVERTISED PUBLICLY OR OFFERED SIMILARLY UNDER THE SECURITIES PROSPECTUS ACT OR THE INVESTMENT ACT. THEREFORE, THIS OFFER IS BEING MADE ONLY TO RECIPIENTS TO WHOM THIS PROSPECTUS IS PERSONALLY ADDRESSED AND DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT TO THE PUBLIC. ALL PROSPECTIVE INVESTORS ARE URGED TO SEEK TAX ADVICE REGARDING THE TAX TREATMENT OF THE SHARES PURSUANT TO GERMAN LAW, INCLUDING THE GERMAN INVESTMENT TAX ACT (INVESTMENTSTEUERGESETZ), AND OTHER APPLICABLE LAW BY THEIR TAX ADVISOR.

Other Information

“iShares” is a registered trademark of Barclays Global Investors, N.A.

“GSCI” is a registered trademark and service mark of The McGraw-Hill Companies, Inc.

“S&P GSCI” is a trademark of The McGraw-Hill Companies, Inc.

You should rely only on the information contained in this prospectus. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Investing Pool has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Investing Pool is making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Certain defined terms used in this prospectus are set forth in the “Glossary” in the Statement of Additional Information attached hereto.

PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the Shares. You should carefully read this entire prospectus, including “Risk Factors” beginning on page 12, before making a decision to invest in the Shares. This prospectus is intended to be used beginning [            ].

Structure of the Trust and the Investing Pool

iShares® S&P GSCITM Commodity-Indexed Trust, or the Trust, was formed as a Delaware statutory trust on July 7, 2006. The Trust intends to continuously offer Shares to the public. Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. Substantially all of the assets of the Trust consist of its holdings of the limited liability company interests in the Investing Pool, called Investing Pool Interests, which are the only securities in which the Trust may invest. The term of the Trust is perpetual, unless it is earlier dissolved under the circumstances described under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Amendment and Dissolution”. The principal offices of the Trust are located at 400 Howard Street, San Francisco, CA 94105, and the Trust’s telephone number is (415) 597-2000. The Trust was formerly known as iShares® GSCI® Commodity-Indexed Trust.

iShares® S&P GSCITM Commodity-Indexed Investing Pool LLC, or the Investing Pool, was formed as a Delaware limited liability company on July 7, 2006. The Investing Pool will issue Investing Pool Interests only to the Trust and to Barclays Global Investors International, Inc., the Manager of the Investing Pool. The Manager will maintain a limited equity interest in the Investing Pool with the balance of the Investing Pool owned by the Trust. Neither the Trust nor the Manager may transfer Investing Pool Interests to any other person. The Investing Pool will invest in long positions in futures contracts on the S&P GSCITM Excess Return Index, called CERFs, and post as margin cash or Short-Term Securities to collateralize its CERF positions. The term of the Investing Pool is perpetual, unless it is earlier terminated by judicial decree or the consent of its members. The principal offices of the Investing Pool are located at 400 Howard Street, San Francisco, CA 94105, and the Investing Pool’s telephone number is (415) 597-2000. The Investing Pool was formerly known as iShares® GSCI® Commodity-Indexed Investing Pool LLC.

Each of the Trust and the Investing Pool is a commodity pool as defined in the Commodity Exchange Act, or CEA, and the regulations of the Commodity Futures Trading Commission, or CFTC. Each entity is operated by Barclays Global Investors International, Inc., which is a commodity pool operator registered with the CFTC and is an indirect subsidiary of Barclays Bank PLC. The Advisor, Barclays Global Fund Advisors, which is an indirect subsidiary of Barclays Bank PLC, serves as the commodity trading advisor of the Investing Pool and is registered with the CFTC. The Trust does not have a separate commodity trading advisor. Neither the Trust nor the Investing Pool is an investment company registered under the Investment Company Act and neither is required to register under that Act.

The material terms of the agreements governing the Trust and the Investing Pool are discussed in greater detail under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement”.

Creations and Redemptions

The Trust issues Shares only in one or more blocks of 50,000 Shares, called Baskets, in exchange for CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the Basket Amount. The Trust redeems Shares only in Baskets in exchange for CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the Basket Amount. The Trust will not redeem individual Shares. The Trust will contribute to the Investing Pool all CERFs, cash and Short-Term Securities that it receives in exchange for issuing Baskets in return for an increase in its equity interest in the Investing Pool. The Trust will obtain all CERFs, cash and Short-Term Securities that it uses to fulfill redemptions of Baskets through an in-kind redemption from the Investing Pool that will decrease the Trust’s equity interest in the Investing Pool.

The Trust may redeem its Investing Pool Interests in exchange for the amount of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) having a current market value equal to the redemption value of the Investing Pool Interests being redeemed as of the close of trading on the redemption date.

The Sponsor and the Manager

The Sponsor of the Trust is Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC. The Sponsor’s primary business function is to act as Sponsor and commodity pool operator of the Trust and Manager of the Investing Pool, as discussed below, and to act as sponsor for certain other investment vehicles. The Shares are not deposits or other obligations of Barclays Bank PLC or Barclays Global Investors, N.A. or any of their subsidiaries or affiliates or any other bank, are not guaranteed by Barclays Bank PLC or Barclays Global Investors, N.A. or any of their subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

Barclays Global Investors International, Inc. also serves as the Manager of the Investing Pool, in which capacity it serves as commodity pool operator of the Investing Pool and is responsible for the administration of the Investing Pool. The Manager arranged for and paid the costs of organizing the Investing Pool. The Manager has delegated some of its responsibilities for administering the Investing Pool to the Administrator, which, in turn, has employed the Investing Pool Administrator to maintain various records on behalf of the Investing Pool and the Tax Administrator to perform various tax services on behalf of the Investing Pool.

The Manager has agreed to pay the costs of employing the Administrator, the Investing Pool Administrator and the Tax Administrator and any other amounts that would otherwise be considered ordinary operating expenses of the Investing Pool, other than futures commission merchant commissions. In return for paying these expenses, Barclays Global Investors International, Inc., as the Manager, receives an allocation from the Investing Pool that accrues daily at an annualized rate equal to 0.75% of the net asset value of the Investing Pool and is payable by the Investing Pool monthly in arrears.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca. The Sponsor has agreed under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Trust Administrator and the Processing Agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) tax reporting costs, (6) license fees and (7) legal expenses up to $100,000 annually. The Sponsor will also pay the costs of the issuance and distribution of the Shares being offered under this prospectus, including applicable SEC registration fees.

The Sponsor will not exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor trustee if the Trustee ceases to meet various objective requirements or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor also has the right to replace the Trustee during the ninety days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust. The Sponsor is subject to a conflict of interest regarding its oversight of the Trustee, which is an affiliate of the Sponsor. Under the terms of the Trust Agreement, the Trustee may delegate all or a portion of its duties under the Trust Agreement to the Trust Administrator or any other agent of the Trustee.

The principal offices of the Sponsor and the Manager are located at 400 Howard Street, San Francisco, CA 94105, and their telephone number is (415) 597-2000.

The Trustee

The Trustee is Barclays Global Investors, N.A., a national banking association affiliated with the Sponsor. The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Sponsor and the Manager the receipt and delivery of consideration transferred to, or by, the Trust in connection with each issuance and redemption of Baskets, and (3) calculating the net asset value of the Trust on each Business Day. The Trustee has delegated processing creation and redemption orders of Baskets to the Processing Agent, SEI Investments Distribution Co., a Pennsylvania corporation, certain administrative services to Barclays Global Investors Services, a wholly owned subsidiary of the Trustee, and the remainder of the day-to-day responsibilities to the Trust Administrator, State Street Bank and Trust Company, a Massachusetts trust company. Neither the Processing Agent nor the Trust Administrator is affiliated with the Sponsor or the Trustee. The Trustee may terminate the Processing Agent and the Trust Administrator at any time or appoint a different agent to act on its behalf. For a more detailed description of the role and responsibilities of the Trustee and the Trust Administrator, see “Description of the Shares, the Trust Agreement and the Investing Pool Agreement” and “The Trustee”.

The Delaware Trustee

Wilmington Trust Company, a Delaware banking corporation, serves as the Delaware Trustee of the Trust. The Delaware Trustee will not be entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Investment Objective

The investment objective of the Trust is to seek investment results, through the Trust’s investment in the Investing Pool, that correspond generally, but are not necessarily identical, to the performance of the S&P GSCITM Total Return Index, referred to in this prospectus as the Index, before the payment of expenses and liabilities of the Trust and the Investing Pool. The Investing Pool holds long positions in CERFs, which are futures contracts listed on the Chicago Mercantile Exchange, or CME, that have a term of approximately five years after listing and whose settlement at expiration is based on the value of the S&P GSCI™ Excess Return Index, or S&P GSCI-ER, at that time. The Investing Pool also earns interest on the assets used to collateralize its holdings of CERFs.

The S&P GSCI-ER is calculated based on the same commodities included in the S&P GSCI™ Commodity Index, or S&P GSCI™, which is a production-weighted index of the prices of a diversified group of futures contracts on physical commodities. The S&P GSCI™ is administered, calculated and published by the Index Sponsor, which is Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or S&P. The S&P GSCI-ER reflects the return of an uncollateralized investment in the contracts comprising the S&P GSCI™, and in addition incorporates the economic effect of “rolling” the contracts included in the S&P GSCI™ as they near expiration. “Rolling” a futures contract means closing out a position in an expiring futures contract and establishing an equivalent position in the contract on the same commodity with the next expiration date. The Index, in turn, reflects the return of the S&P GSCI-ER, together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the S&P GSCI™. If the Index Sponsor ceases to maintain the Index, the Trust, through the Investing Pool, may seek investment results that correspond generally to the performance of a fully-collateralized investment in a successor, or, in the opinion of the Manager, reasonably similar, index to the Index.

The Index Sponsor acquired the S&P GSCI™ , S&P GSCI-ER and the Index from Goldman, Sachs & Co., the prior Index Sponsor, effective May 2007.

The Trust, through the Investing Pool, will be a passive investor in CERFs and the cash or Short-Term Securities posted as margin to collateralize the Investing Pool’s CERF positions. Neither the Trust nor the

Investing Pool will engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of the Investing Pool’s CERF positions or the Short-Term Securities posted as margin.

The Investing Pool, and some other types of market participants, will be required to deposit margin with a value equal to 100% of the value of each CERF position at the time it is established. Those market participants not subject to the 100% margin requirement are required to deposit margin generally with a value of 3% to 7% of the established position. Interest paid on the collateral deposited as margin, net of expenses, will be reinvested by the Investing Pool or, at the Sponsor’s discretion, distributed from time to time to Shareholders. The Investing Pool’s profit or loss on its CERF positions should correlate with increases and decreases in the value of the S&P GSCI-ER, although this correlation will not be exact. The interest on the collateral deposited by the Investing Pool as margin, together with the returns from the CERFs, is expected to result in a total return for the Investing Pool that corresponds generally, but is not identical, to the Index. Differences between the returns of the Investing Pool and the Index may be based on, among other factors, any differences between the return on the assets used by the Investing Pool to collateralize its CERF positions and the U.S. Treasury rate used to calculate the return component of the Index, timing differences, differences between the portion of the Investing Pool’s assets invested in CERFs and the portion of the return of the Index contributed by the S&P GSCI-ER, and the payment of expenses and liabilities by the Investing Pool. The Trust’s net asset value will reflect the performance of the Investing Pool, its sole investment.

The Advisor acts as the commodity trading advisor for the Investing Pool. The Advisor will invest all of the Investing Pool’s assets in long positions in CERFs and post margin in the form of cash or Short-Term Securities to collateralize the CERF positions. Any cash that the Investing Pool accepts as consideration from the Trust for Investing Pool Interests will be used to purchase additional CERFs, in an amount that the Advisor determines will enable the Investing Pool to achieve investment results that correspond with the Index, and to collateralize the CERFs. The Advisor will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in value of any of the commodities represented by the S&P GSCI™ or the positions or other assets held by the Investing Pool.

The Shares are intended to constitute a relatively cost-effective means of achieving investment exposure to the performance of the Index. Although the Shares are not the exact equivalent of an investment in the underlying futures contracts and Treasury securities represented by the Index, the Shares are intended to provide investors with an alternative method of participating in the commodities market. An investment in Shares is:

•	Listed. Although there can be no assurance that an actively traded market in the Shares will develop, the Shares are listed on NYSE Arca under the symbol “GSG”.

•

Relatively cost efficient. CERFs entail certain additional expenses as compared to other futures contracts for various reasons, including the requirement to post 100% margin and related arrangements. Nonetheless, because the expenses involved in the underlying investment in CERFs will be dispersed among all Shareholders, an investment in Shares may represent a cost-efficient alternative to investment positions in the physical commodities represented by the S&P GSCI™ for investors not otherwise in a position to participate directly in the market for physical commodities or futures on physical commodities. See “Business of the Trust and the Investing Pool—Investment Objective of the Trust and the Investing Pool”.

In addition, retail investors can gain exposure to the commodities underlying the S&P GSCI-ER by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to the significantly higher minimum contract sizes required for directly establishing a position in the underlying commodities or futures contracts. The Shares will be eligible for margin accounts.

Risk Factors

An investment in the Shares is speculative and includes the following risks:

•	The Trust and the Investing Pool have a limited operating history.

•	Past performance of the Index is not necessarily indicative of its future results or the performance of the Shares. You could lose all or substantially all of your investment in the Shares.

•

The price of the Shares will fluctuate based on the value of the S&P GSCI-ER and the prices of the commodities underlying the S&P GSCI-ER; commodities markets have historically been extremely volatile.

•

The performance of the Shares will not correlate precisely with that of the Index or the S&P GSCI-ER during particular periods or over the long term. Such differences could cause the Shares to outperform or underperform the Index.

•	The Investing Pool and the Trust are subject to the fees and expenses described in this prospectus, which are payable without regard to profitability.

•	There may be conflicts of interest between Shareholders and the Sponsor and its affiliates. See “Conflicts of Interest” below and on page 65.

Conflicts of Interest

There may be conflicts of interest between the Shareholders and the Sponsor and its affiliates. These conflicts may arise because of the affiliation between the Sponsor and the Trustee. Because of this affiliation, the Sponsor has an incentive not to remove the Trustee. Conflicts may also result from the Sponsor’s authority to determine whether to make distributions to Shareholders. In addition, conflicts may arise in connection with trading activities relating to the CERFs, index components or related instruments for the Sponsor’s or its affiliates’ proprietary accounts, customer accounts or other accounts under management, as well as in connection with research reports published by the Sponsor or its affiliates with respect to commodities markets. For more information regarding these potential conflicts of interest, see “Conflicts of Interest” on page 65.

Certain U.S. Tax Consequences

The Trust will not be treated as an association taxable as a corporation for U.S. federal income tax purposes, and the Investing Pool will not be treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust and the Investing Pool will not be taxable entities for U.S. federal income tax purposes and will not incur U.S. federal income tax liability. Instead, you will be taxed as a beneficial owner of an interest in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s and Investing Pool’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.

The Offering

Offering	The Shares represent units of fractional undivided beneficial interests in the net assets of the Trust.

Shares Registered Under Registration Statement	38,969,459 Shares.

Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Baskets will consist of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). These proceeds will be contributed to the Investing Pool in return for Investing Pool Interests that will be held until (1) withdrawn in connection with redemptions of Baskets or (2) liquidated to pay expenses and liabilities of the Trust and the Investing Pool not assumed by the Sponsor or the Manager.

NYSE Arca Symbol	GSG

CUSIP	46428R107

Creation and Redemption	The Trust intends to issue and redeem Baskets on a continuous basis. Baskets will typically be issued and redeemed only in exchange for long positions in CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the Basket Amount. Baskets may be created and redeemed only by Authorized Participants, who will pay the Trustee a transaction fee per Basket of $6.50 multiplied by the number of CERFs in the Basket Amount. In limited circumstances and with the approval of the Trustee, Baskets may be created and redeemed solely for cash, in which case the Authorized Participant will be required to pay any additional issuance or redemption costs, including the costs to the Investing Pool of establishing or liquidating the corresponding CERF position. See “Description of the Shares, the Trust Agreement and the Investing Pool Agreement”.

Authorized Participants	Baskets may be created and redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) be a DTC Participant, (3) have entered into an Authorized Participant Agreement, and (4) be in a position to transfer CERFs and the required cash or Short-Term Securities to, and take delivery of these assets from, the Trustee through one or more accounts.

Suspension of Issuance, Transfers and Redemptions

The Trustee may suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or may refuse a particular deposit, transfer or withdrawal at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. See “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Requirements for Trustee Actions”.

The Index	The S&P GSCI™ Total Return Index. The Index reflects the value of the S&P GSCI-ER together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the S&P GSCI-ER. The Index was formerly known as the GSCI® Total Return Index. See “The Index and the S&P GSCI-ER”.

The S&P GSCI-ER	The S&P GSCI™ Excess Return Index. The S&P GSCI-ER is designed to reflect the positive or negative return over time resulting from an uncollateralized long position in the futures contracts in the S&P GSCI™. The S&P GSCI-ER also is designed to simulate the positive or negative returns that would be generated over time by rolling each underlying futures contract forward as it approaches expiration to the next expiring contract month. The S&P GSCI-ER is designed to be a measure of the performance over time of the market for commodities. The commodities represented in the S&P GSCI-ER are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The S&P GSCI-ER was formerly known as the GSCI® Excess Return Index. See “The Index and the S&P GSCI-ER”.

The S&P GSCI™	The S&P GSCI™ Commodity Index. The S&P GSCI™ is comprised of futures contracts on physical commodities, with each commodity having a weighting determined by reference to world production statistics. The S&P GSCI™ was formerly known as the Goldman Sachs Commodity Index. For more information regarding the S&P GSCI™, see “The Index and the S&P GSCI-ER”.

CERFs	CERFs are futures contracts listed for trading on the CME that have a term of approximately five years after listing and provide for payment at their expiration based on the value of the S&P GSCI-ER at that time. The CME also lists short-term futures contracts on the S&P GSCI™. CERFs are substantially similar to futures contracts on the S&P GSCI™, except that CERFs (1) are based on the S&P GSCI-ER and (2) have an approximately five-year expiration, rather than monthly expirations. In addition, CERFs, unlike traditional futures contracts, require the Investing Pool and some other types of market participants to deposit initial margin with a value equal to 100% of the value of each CERF position at the time it is established, thereby making those positions unleveraged. The Investing Pool and other market participants subject to the 100% margining requirement will not be required to make payments of additional variation margin in connection with the CERFs after purchasing them. However, the Clearing FCM will use the Investing Pool’s posted margin to pay variation margin on the CERFs to the CME clearing house. The Clearing FCM will also receive variation margin from the clearing house, which will be held by the Clearing FCM for the benefit of the Investing Pool but may not be withdrawn by the Investing Pool (other than in connection with the redemption of Shares or other liquidation of CERFs). The margin payments will affect the interest return on the Trust’s assets. For more information regarding the CERFs, see “Futures Contracts on the S&P GSCI-ER”.

Margin Assets	The Investing Pool will deposit with the Clearing FCM the required margin for the CERFs in the form of cash or Short-Term Securities. The interest paid on this collateral, together with the performance of the CERFs, is expected to produce a total return for the Investing Pool that corresponds generally, but is not necessarily identical, to that of the Index, before the payment of expenses and liabilities of the Trust and the Investing Pool. Differences between the returns of the Investing Pool and the Index may be based on, among other factors, any differences between the return on the assets used by the Investing Pool to collateralize its CERF positions and the U.S. Treasury rate used to calculate the total return component of the Index, timing differences, differences between the portion of the Investing Pool’s assets invested in CERFs versus the portion of the return on the Index contributed by the S&P GSCI-ER, and the payment of expenses and liabilities by the Investing Pool. See “Futures Contracts on the S&P GSCI-ER”.

Net Asset Value

The Trustee will determine the net asset value of the Trust and the NAV as of 4:15 P.M., New York City time, on each Business Day on which NYSE Arca is open for regular trading, as soon as practicable after that time.

The Trustee will determine the NAV by dividing the net asset value of the Trust on a given day by the number of Shares outstanding at the time the calculation is made (taking into account orders for the creation or redemption of Shares received prior to the cut-off time on that day).

The net asset value of the Trust on any given day is obtained by subtracting the Trust’s accrued expenses and other liabilities on that day from the value of (1) the Trust’s equity investment in the Investing Pool on that day and (2) any other assets of the Trust, in each case as of the close of trading on that day. In turn, the value of the Trust’s investment in the Investing Pool is obtained by subtracting the Investing Pool’s expenses and liabilities on that day from the value of (a) the Investing Pool’s CERF position (including the assets posted as margin) on that day, (b) the interest earned on those assets by the Investing Pool and (c) any other assets of the Investing Pool, and multiplying the result by the Trust’s ownership percentage of the Investing Pool’s equity.

The Trustee will value the Trust’s assets on the basis of the value of its ownership of Investing Pool Interests, as reported to the Trustee by or on behalf of the Manager. On each day on which the Trustee determines the value of the Trust’s assets, the Manager will value the Investing Pool’s assets as of the same time on that day on the basis of the then-most recent settlement price for CERFs on the CME and the then-current market value of any other assets. The value of the Investing Pool’s CERF position (including any related margin) will equal the product of (a) the number of CERF contracts owned by the Investing Pool and (b) the settlement price on the date of calculation. The Trustee has employed the Trust Administrator, and the Manager has employed the Investing Pool Administrator, to make those determinations on their behalf.

The NAV for each Business Day on which NYSE Arca is open for regular trading is expected to be distributed through major market data vendors and will be published online at http://www.iShares.com, or any successor thereto. The Trust will update the NAV as soon as practicable after each subsequent NAV is calculated. See “Business of the Trust and the Investing Pool—Valuation of CERFs; Computation of Trust’s Net Asset Value”.

Voting Rights	Except in limited circumstances, owners of Shares will not have voting rights. See “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Voting Rights”.

Distributions	Interest and distributions received by the Investing Pool on the assets posted as margin may be used to acquire additional CERFs or, in the discretion of the Sponsor, distributed to Shareholders. The Trust is under no obligation to make periodic distributions to Shareholders.

Limitation of Liabilities	You cannot lose more than your investment in the Shares. Under Delaware law, Shareholders’ liability will be limited to the same extent as the liability of stockholders of a for profit Delaware business corporation.

Dissolution Events

The Trustee will dissolve the Trust if:

•        the Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•        registered holders of at least 75% of the outstanding Shares notify the Trustee that they elect to dissolve the Trust;

•        sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•        the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•        the Manager determines to liquidate the Investing Pool in accordance with the terms of the Investing Pool Agreement, which provides that the Manager may liquidate the Investing Pool at any time the Manager determines that liquidating the Investing Pool is advisable. The Manager may, for example (but will not be obligated to), liquidate the Investing Pool if, among other reasons, (1) CERFs cease to be listed on the CME and, in the opinion of the Manager, no successor or substantially similar futures contracts are available, (2) the Index Sponsor ceases to maintain the S&P GSCI-ER and, in the opinion of the Manager, it is not advisable to maintain the Investing Pool’s position in CERFs, and no other futures contract that reflects the performance of a successor or reasonably similar index present an acceptable alternative investment, or (3) the value of the Investing Pool is below a level such that continued operation of the Investing Pool is not cost-efficient;

•        the Trust and/or the Investing Pool is treated as an association taxable as a corporation for United States federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

•        DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

After dissolution of the Trust, the Trustee will deliver Trust property, or the proceeds thereof, upon surrender and cancellation of the Shares and, ninety days after dissolution, may dispose of any remaining Trust property in a private or public sale, and hold the proceeds, uninvested and in a non-interest bearing account, for the pro rata benefit of the Shareholders who have not surrendered their Shares for cancellation. See “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Amendment and Dissolution”.

Clearance and Settlement	The Shares will be issued only in book-entry form. Transactions in Shares will clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants. See “The Securities Depositary; Book-Entry-Only System; Global Security”.

Breakeven Analysis

The following table indicates the approximate percentage and dollar returns required for the value of an initial $31.86 investment in a Share to equal the amount originally invested twelve months after issuance.

The table, as presented, is only an approximation. The capitalization of the Trust and the Investing Pool does not directly affect the level of their charges as a percentage of their respective net asset values, other than the management fee and brokerage commissions. The table does not reflect the additional transaction fees and costs required for the creation and redemption of Baskets.

Expense (1)	$	%
Management Fee (2)	$0.24	0.75%
Syndication and Filing Expenses (2)	$—	0.00%
Fund Operating Expenses (2)	$—	0.00%
Commodity Trading Advisor Fee (2)	$—	0.00%
Brokerage Commissions and Fees (3)	$—	0.00%

Interest Income (4)	$(0.14)	-0.44%

12-Month Break Even (5)(6)	$0.10	0.31%

1.	The foregoing breakeven analysis assumes that the Shares have a constant month-end net asset value. Calculations are based on $31.86 as the net asset value per Share.

2.	From the Management Fee, the Manager is responsible for the ordinary and recurring expenses of the Trust and the Investing Pool, including the Syndication and Filing Expenses, Fund Operating Expenses and the Commodity Trading Advisor Fee.

3.	Brokerage commissions and fees assume a CERF position limit of 20,000 contracts and trading 88 contracts annually at a fee of $10.00 per contract. The actual amount of brokerage commissions and fees to be incurred will vary based on the trading frequency of the Investing Pool.

4.	Interest income is currently estimated to be earned at an annual rate of 0.44%, which is based on the six-month U.S. Treasury rate as of November 28, 2008.

5.	You may pay customary brokerage commissions in connection with purchases of Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. This breakeven analysis does not include the creation/redemption fee of $6.50 multiplied by the number of CERFs included in the Basket Amount, as such fees are only payable by Authorized Participants in creation and redemption transactions.

Summary Financial Condition

As of the close of business on November 28, 2008, the net asset value of the Trust was $426,934,885, and the NAV was $31.86.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Shares. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus.

Risk Factors Relating to Commodities Markets

The value of the Shares depends on the value of CERFs, which will fluctuate based on the prices of commodity futures contracts reflected in the S&P GSCI-ER. These prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.

Because the price of the Shares depends on the value of the CERFs held by the Investing Pool, the value of the Shares will fluctuate based on the prices of commodity futures contracts reflected in the S&P GSCI-ER. The value of the S&P GSCI-ER has been extremely volatile at times during the past several years. Some commodity prices reflected in the S&P GSCI-ER have been at historically high levels and there is no certainty that those prices will remain at those high levels. If they do not, the level of the S&P GSCI-ER, and consequently the value of the Shares, may be adversely affected. Commodity prices are generally affected by, among other factors, the cost of producing commodities, changes in consumer demand for commodities, the hedging and trading strategies of producers and consumers of commodities, speculative trading in commodities by commodity pools and other market participants, disruptions in commodity supply, weather, political and other global events and global economic factors. These factors cannot be controlled by the Trust or the Investing Pool. Accordingly, the price of the Shares could change substantially and in a rapid and unpredictable manner. This exposes you to a potential loss if you need to sell your Shares when the value of the CERFs is lower than it was when you made your investment. These fluctuations can affect your investment regardless of the length of time you intend to hold your Shares.

The following events, among others, would generally result in a decline in the price of the Shares:

•

A significant increase in hedging activity by producers of the underlying commodities. Should producers of the S&P GSCI™ underlying commodities increase their hedging of their future production through forward sales or other short positions, this increased selling pressure could depress the price of one or more of the underlying commodities, which could adversely affect the price of the Shares.

•

A significant change in the attitude of speculators and investors toward the S&P GSCI™ underlying commodities. Should the speculative community take a negative view towards one or more of the underlying commodities, it could cause a decline in the price of the CERFs, which may reduce the price of the Shares.

Conversely, several factors may trigger a temporary increase in the price of the S&P GSCI™ underlying commodities and, consequently, the CERFs. In that case, you could buy Shares at prices affected by the temporarily high commodity prices, and you could subsequently incur losses when the causes for the temporary increase disappear.

Historical performance of the Index and the S&P GSCI-ER is no guide to their future performance or to the performance of the Shares.

Past performance of the Index and the S&P GSCI-ER is not necessarily indicative of their future performance over the life of the Shares or of the performance of the Shares. There can be no guarantee that the level of the Index or the S&P GSCI-ER will increase. You may lose some or all of your investment in the Shares.

Commodity futures trading may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity, congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, technical and operational or system failures, nuclear accidents, terrorism, riots and acts of God. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”, and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, it is possible that no trades may be made at a different price. It is not certain how long any such price limits would remain in effect. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices, consequently affecting the value of the S&P GSCI-ER. These circumstances could thereby adversely affect the value of the CERFs held by the Investing Pool and, therefore, the value of your Shares. In addition, these circumstances could also limit trading in the CERFs, which could affect the calculation of the NAV and the trading price of the Shares. Accordingly, these limits may result in a NAV that differs, and may differ significantly, from the NAV that would prevail in the absence of such limits. If Baskets are created or redeemed at a time when these price limits are in effect, the creation or redemption price will reflect the price limits as well.

In calculating the S&P GSCI-ER, if the relevant trading facility does not publish a settlement price as scheduled, or publishes a settlement price that, in the reasonable judgment of the Index Sponsor, is manifestly incorrect, the Index Sponsor may determine the settlement price in its reasonable judgment. In addition, if any day on which the Index Sponsor calculates the S&P GSCI-ER is a day on which a relevant trading facility for a contract on a commodity that underlies the S&P GSCI-ER is not open, then the Index Sponsor will use the settlement price for that contract as of the last day on which that trading facility was open. In these circumstances, the value of the CERFs and the value of your Shares may be adversely affected.

During a period when commodity prices are fairly stationary, an absence of “backwardation” in the prices of the commodities included in the S&P GSCI-ER may itself cause the price of your Shares to decrease.

As the futures contracts that underlie the S&P GSCI-ER near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased in March may specify a June expiration. As that contract nears expiration, it may be replaced by selling the June contract and purchasing the contract expiring in September. This process is referred to as “rolling”. Historically, the prices of some futures contracts (generally those relating to commodities that are typically consumed immediately rather than stored) have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation”. In these circumstances, absent other factors, the sale of the June contract would take place at a price that is higher than the price at which the September contract is purchased, thereby allowing the contract holder to purchase a greater quantity of the September contract. While many of the contracts included in the S&P GSCI-ER have historically exhibited consistent periods of backwardation, backwardation will likely not exist at all times. Moreover, some of the commodities reflected in the S&P GSCI-ER historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The forward price of a commodity may also fluctuate between backwardation and contango.

The absence of backwardation, or the existence of contango, in the commodity markets could result in losses, which could adversely affect the value of the S&P GSCI-ER and, accordingly, decrease the value of your Shares.

Regulatory developments with respect to the futures and over-the-counter markets, and in particular, with respect to speculative trading in futures contracts and over-the-counter derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.

A number of bills have been introduced in Congress in response to high energy and commodity prices. These bills generally target perceived excessive speculation in commodities and commodity indices, including by institutional “index funds,” on regulated futures markets, unregulated futures markets and in the over-the-counter derivatives markets. These bills include a broad range of measures intended to limit speculation, including possible increases in the margin levels required for regulated futures contracts; imposing, or tightening existing, speculative position limits applicable to regulated and unregulated futures and over-the-counter derivatives positions; eliminating or narrowing existing exemptions from speculative position limits; restricting the access of certain classes of investors to futures markets and over-the-counter derivatives markets; and imposing additional reporting requirements on market participants, such as the Investing Pool. If adopted, certain of these measures could increase the costs of the Investing Pool, could result in significant direct limitations on the maximum permitted size of the Investing Pool’s futures positions and therefore on the size of the Trust; and could reduce liquidity in the market for the CERFs and the Shares. It is not possible to predict whether any of these proposed measures, or other adverse measures, will be adopted or precisely how they will ultimately affect the value of your Shares.

Risk Factors Relating to CERFs and the S&P GSCI-ER

The trading of CERFs—the sole contract traded by the Investing Pool—presents risks unrelated to the S&P GSCI-ER that could adversely affect the value of your Shares.

Substantially all of the assets of the Investing Pool will be allocated to the trading of CERFs, and the Investing Pool will not trade any other futures contracts. CERFs have a limited trading history. There can be no assurance as to the size or liquidity of the market for CERFs. Illiquidity of the market for CERFs may adversely affect the price of CERFs, the Trust’s ability to track the Index and the Trust’s ability to create or redeem Shares. There can be no assurance that the Clearing FCM, any Authorized Participants or any other market participant will make a market or otherwise trade in CERFs at any time or continue to do so. Withdrawal from the market of any participants, or reduced participation by those persons (particularly where there is only a single participant or a small number of participants), may reduce the liquidity of CERFs and, accordingly, adversely affect the Shareholders. These risks may be heightened if the Investing Pool’s CERF positions represent a substantial portion of the long-side open interest in the CERFs. The approximately five-year duration of the CERFs is also not traditional for futures contracts and may affect their liquidity and trading dynamics, which may in turn adversely affect the Shares. In particular, the rolling of the CERF, as it approaches expiration, could exacerbate any adverse impacts of illiquidity in the market.

Although CERFs are based on the S&P GSCI-ER, and the value of CERFs should generally track the level of the S&P GSCI-ER, it is possible that the value of CERFs could be affected by factors that do not directly affect the S&P GSCI-ER. Accordingly, the value of the CERFs and the level of the S&P GSCI-ER will not be precisely correlated at all times, although arbitrage by market participants is expected to limit any divergence. Nonetheless, the activities of market participants in trading CERFs, or in trading other instruments indexed to the S&P GSCI-ER, could affect the value of the CERFs independent of any change in the S&P GSCI-ER and adversely affect the correlation between the value of the CERFs and the level of the S&P GSCI-ER. The price of the CERFs will reflect supply and demand in the market for CERFs, which in turn may reflect market expectations at any given time about prospective changes in the level of the S&P GSCI-ER and other market conditions. In this way, trading in the CERF market might cause a divergence between the CERF price and the level of the S&P GSCI-ER. Similarly, actions by the CME with respect to CERFs, such as the imposition of trading or price limits, could adversely affect this correlation. In that event, it is possible that changes in the NAV, which is calculated based on the value of the CERFs, will not adequately reflect changes in the level of the S&P GSCI-ER. In the event of market disruptions with respect to the CERFs, such as a suspension of trading by the CME as a result of market activity, systems or communications failures or other causes, the value of the CERFs and the level of the S&P GSCI-ER could diverge, which could adversely affect the value of the Shares.

In addition, because CERFs are cleared through the CME clearing house, and the Investing Pool’s CERF positions are carried on its behalf by the Clearing FCM, the Investing Pool, and therefore the Trust, will be subject to the risk of a default by the CME clearing house or the Clearing FCM. In that event, the Investing Pool, and therefore the Trust, could be unable to recover amounts due to it on its CERF positions, including assets posted as margin, and could sustain substantial losses, even if the level of the S&P GSCI-ER increases. The magnitude of the losses may be significantly increased by the requirement to post 100% margin.

The impact of the foregoing considerations may be heightened because of the concentration of the Investing Pool’s assets in CERFs. The Investing Pool will not be able to avoid these risks by diversifying into other assets or contracts.

The S&P GSCI-ER may in the future include contracts that are not traded on regulated futures exchanges and that offer different or diminished protections to investors.

The S&P GSCI-ER is comprised exclusively of futures contracts traded on regulated futures exchanges. Such exchanges in the United States are referred to as “designated contract markets”. As described below under “The Index and the S&P GSCI-ER”, however, the S&P GSCI-ER may in the future include contracts (such as swaps and forward contracts) traded in the over-the-counter market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the CEA or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the S&P GSCI-ER may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Changes in the composition and valuation of the S&P GSCI-ER may adversely affect your Shares.

The composition of the S&P GSCI-ER may change over time as additional commodities satisfy the eligibility criteria or commodities currently included in the S&P GSCI-ER fail to satisfy those criteria. The weighting factors applied to each commodity included in the S&P GSCI-ER change annually, based on changes in commodity production statistics. In addition, the Index Sponsor may modify the method for determining the composition and weighting of the S&P GSCI-ER and for calculating its value in order to ensure that the S&P GSCI-ER represents a measure of the performance over time of the markets for the underlying commodities. A number of modifications to the methodology for determining the contracts to be included in the S&P GSCI-ER, and for valuing the S&P GSCI-ER, have been made in the past several years, and further modifications may be made. Such changes could adversely affect the value of your Shares. For more information about the methodology for determining the composition and weighting of the S&P GSCI-ER, see “The Index and the S&P GSCI-ER”.

Ownership of the S&P GSCI™ indexes has changed.

Goldman, Sachs & Co., the previous Index Sponsor, sold its interest in the GSCI family of indexes, including the S&P GSCI™, the S&P GSCI-ER and the Index, to S&P. Upon completion of this sale in May 2007, S&P became the Index Sponsor. There can be no assurance that the new Index Sponsor will not change the determination or valuation methodology of the S&P GSCI™, the S&P GSCI-ER or the Index in a manner that may be adverse to the holders of Shares.

A cessation of publication of the S&P GSCI-ER could materially and adversely affect the activities of the Trust.

The S&P GSCI-ER is administered, calculated and published by the Index Sponsor, which has the right to cease publication of the S&P GSCI-ER at its discretion at any time. Under the terms of its agreement with the CME, the Index Sponsor is required, if it ceases publication of the S&P GSCI-ER, to negotiate in good faith with the CME to permit the CME to continue to calculate the S&P GSCI-ER in order to permit CERFs to continue to trade. However, even if the Index Sponsor satisfies its obligations under its agreement with the CME, the Manager may determine that, upon a cessation of publication of the S&P GSCI-ER, it is no longer advisable to invest in CERFs and no other futures contract that reflects the performance of a successor or reasonably similar index presents an acceptable alternative investment, in which event the Investing Pool and the Trust may be liquidated.

The “rolling” of the Investing Pool’s position in CERFs from an expiring CERF into a newly listed CERF could expose the Investing Pool to risks arising from trading activity in CERFs.

The CERFs will expire approximately five years after their listing. Prior to any rolling of CERFs all of the CERFs will have the same expiration date. It is anticipated that prior to the expiration date the CME will list a new CERF with an approximately five-year expiration, although the CME is under no obligation to list a later expiring CERF. As a result, it will be necessary for the Investing Pool to “roll” its position in CERFs from the expiring contract into the new contract. This roll may be effected in a number of different ways, depending on the circumstances prevailing as each CERF approaches expiration. However, it is possible that the prices obtained by the Investing Pool on the transactions executed to effect this roll will be adversely affected by market conditions (including the possibility of market disruptions) and by the trading activities of other market participants, which may reflect market awareness of the Investing Pool’s position in CERFs. For example, if other market participants are able to anticipate the timing of the Investing Pool’s roll, they may be able to execute transactions in advance of the Investing Pool’s rolling transactions, which will allow these market participants to benefit from the transactions executed by the Investing Pool but adversely affect the prices obtained by the Investing Pool, which will in turn adversely affect the value of the Shares. In addition, if the Investing Pool’s CERF position represents a significant part of the open long interest, other market participants may take this into account, with a potential adverse impact on the prices at which the Investing Pool is able to liquidate its expiring CERF position and establish a new position in the next expiring CERF contract. There can be no assurance that the Investing Pool will effect the rolling of positions at a time or in a manner that will allow it to avoid adverse consequences.

The liquidation of CERFs could expose the Investing Pool to the effects of temporary aberrations or distortions in the market, which could adversely affect the prices at which the Investing Pool’s CERF positions are liquidated.

If the Investing Pool liquidates positions in CERFs in order to satisfy redemption requests or to pay expenses and liabilities, it will do so by entering sell orders with the Clearing FCM for execution on the CME. The resulting sales will serve to offset a portion of the Investing Pool’s long positions in CERFs. However, in entering sell orders, the Investing Pool will be subject to the risk that temporary aberrations or distortions will occur in the market at the time these sales are effected and that the prices received by the Investing Pool on its sales could be adversely affected, thereby adversely affecting the value of the Shares. Such aberrations or distortions could occur as a result of trading activities by other market participants or actions by the CME or regulatory authorities.

The Investing Pool’s Clearing FCM could fail. Because the Investing Pool must deposit as margin an amount equal to 100% of the value of the CERFs it holds, the Investing Pool could be exposed to greater risk in the event of the bankruptcy of the Clearing FCM or the CME clearing house.

Under CFTC regulations, a futures commission merchant, or FCM, must segregate customers’ assets. If a futures commission merchant fails to do so, the customer may be subject to additional risk of loss of its funds in the event of the FCM’s bankruptcy. Even if a customer’s funds are properly segregated, the customer still may be subject to a risk of loss if another customer fails to satisfy deficiencies in its own account (or the FCM fails to satisfy such deficiency). As discussed below, in the case of an FCM bankruptcy, applicable provisions of the United States Bankruptcy Code and CFTC regulations generally provide for a pro rata distribution of customer property held by a bankrupt FCM. As a result, a customer may recover only a portion of its assets held by the FCM or may recover none of its assets held by the FCM.

The Investing Pool is required to deposit with the Clearing FCM, as initial margin, 100% of the value of each CERF that it enters into on the date the position is established. In addition, the Clearing FCM is required to deliver or pledge to the CME clearing house 100% of the value of each CERF it carries on behalf of the Investing Pool. Under the rules of the CME, the CME will have the right to apply assets transferred or pledged to the CME by the Clearing FCM to satisfy certain of the Clearing FCM’s obligations in the event of a default by the Clearing FCM.

As explained elsewhere in this prospectus, this 100% margin requirement is substantially different from the initial margin requirements applicable to most other futures contracts, which are typically 3% to 7% of the value of the relevant contract. As a result, a greater percentage of the assets of the Investing Pool will be held by the Clearing FCM and held by or pledged to the CME clearing house than would be the case if the Investing Pool entered into other types of futures contracts. In the event of the bankruptcy of the Clearing FCM or the CME clearing house, therefore, the Investing Pool could be exposed to a risk of loss with respect to a greater portion of its assets. If such a bankruptcy were to occur, the Investing Pool should be afforded the protections granted to customers of a futures commission merchant, and participants to transactions cleared through an exchange clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Because such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt futures commission merchant or clearing house if the customer property held by the futures commission merchant or clearing house is insufficient to satisfy the customer claims, the Investing Pool may be disproportionately affected by such a bankruptcy as compared to other customers because the Investing Pool has provided a significantly higher level of margin than have other customers. In any case, there can be no assurance that these protections will be effective in allowing the Investing Pool to recover all, or even any, of the amounts it has deposited as initial margin.

You have no recourse to the Index Sponsor.

You have no rights against the Index Sponsor or its successors.

The Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the S&P GSCI™, the S&P GSCI-ER or the Index, including, without limitation, all sub-indexes, to track the appropriate market performance. The Index Sponsor’s only relationship to Barclays Global Investors International, Inc., Barclays Global Investors, N.A., the Trust or the Investing Pool is the licensing of certain trademarks, trade names of the Index Sponsor and the S&P GSCI™ and other intellectual property. The S&P GSCI™, the S&P GSCI-ER and the Index are determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to Barclays Global Investors International, Inc., Barclays Global Investors, N.A., the Trust or the Investing Pool. The Index Sponsor has no obligation to take the needs of Barclays Global Investors International, Inc., Barclays Global Investors, N.A, the Trust, the Investing Pool or the Shareholders into consideration in determining, composing or calculating the S&P GSCI™, the S&P GSCI-ER or the Index. The Index Sponsor is not responsible for and has not participated in the determination of the prices and the number of Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the Basket Amount. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Trust, the Investing Pool, the Shareholders or any other person or entity from use of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Risk Factors Relating to the Trust and the Investing Pool

The returns on the Shares will not precisely correlate with the performance of the Index.

The value of and returns on the Shares are expected to reflect the value of and returns on the Trust’s underlying investments, through the Investing Pool, in CERFs and the cash or Short-Term Securities used to collateralize the CERF positions. The returns on the Shares will not precisely correlate with the performance of the Index due to differences between the return on the assets used by the Investing Pool to collateralize its CERF positions and the U.S. Treasury rate used to calculate the return component of the Index, timing differences, differences between the portion of the Investing Pool’s assets invested in CERFs versus the portion of the return on the Index contributed by the S&P GSCI-ER and the payment of expenses and liabilities by the Investing Pool.

Because the Trust and the Investing Pool are passive investment vehicles, the value of the Shares may be adversely affected by losses that, if these vehicles had been actively managed, might have been possible to avoid.

The Trustee passively invests substantially all of the Trust’s assets in Investing Pool Interests, and the Advisor will manage the Investing Pool’s assets in a manner that seeks to obtain returns that correspond generally to the performance of the Index, before the payment of expenses and liabilities of the Trust and the Investing Pool. This means that the net asset value of the Investing Pool and, consequently, the NAV are intended to generally track the Index when it is flat or declining, as well as when it is rising, and, therefore, it is highly likely that the value of the Shares will be adversely affected by a decline in commodity futures prices reflected in the Index. The Advisor will not engage in any activity designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of the CERFs, any of the commodities represented by the S&P GSCI™ or the other assets held by the Investing Pool, including making use of any of the hedging techniques available to professional commodity futures traders to attempt to reduce the risks of losses resulting from commodity price decreases.

Fees and expenses payable by the Investing Pool are charged regardless of profitability and may result in a depletion of its assets.

The Investing Pool is subject to the fees and expenses described in this prospectus, which are payable irrespective of profitability. These fees and expenses include an allocation to the Manager that accrues daily at an annualized rate equal to 0.75% of the net asset value of the Investing Pool and is payable by the Investing Pool monthly in arrears.

The price you receive upon the sale of your Shares may be less than their NAV.

Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Investing Pool’s assets. The trading price of Shares will fluctuate in accordance with changes in the NAV, intraday changes in the value of the CERFs and market supply and demand. The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between NYSE Arca, the exchange on which the Shares trade, the CME, on which CERFs trade, and the principal commodities markets on which the futures contracts in the S&P GSCI-ER trade. While the Shares are expected to trade on NYSE Arca until 8:00 P.M., New York City time, liquidity in the markets for the CERFs trading on the CME and for the underlying commodities in the S&P GSCI-ER will be reduced whenever the principal markets for those contracts are closed (normally 1:40 P.M. to 2:00 P.M. and 4:00 P.M. to 5:00 P.M., Chicago time, for the CERFs). As a result, trading spreads, and the resulting premium or discount on Shares, may widen during these “gaps” in market trading hours.

The Trust is not obligated to pay periodic distributions or dividends to Shareholders.

Interest or other income received with respect to the Trust’s assets may be used to acquire additional CERFs or, in the discretion of the Sponsor, distributed to the Shareholders. The Trust will not be obligated, however, to make any distributions to Shareholders at any time prior to the dissolution of the Trust.

The Trust could be liquidated at a time when the disposition of its interests will result in losses to investors in Shares.

If, at any time, any of the events described under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Amendment and Dissolution” occurs, the Trustee or, if applicable, the Shareholders may prompt the Trust’s dissolution. Upon dissolution of the Trust, the Trust will in most circumstances redeem its holdings in Investing Pool Interests, and the Investing Pool will sell the CERFs and securities held by it in the amount necessary to cover all expenses of liquidation and to pay any outstanding liabilities of the Trust. The remaining assets will be distributed among investors surrendering Shares. Any property remaining in the possession of the Trustee after ninety days may be sold by the Trustee, and the proceeds of the sale will be held by the Trustee until claimed by any remaining Shareholders. Sales of CERFs in connection with the liquidation of the Trust at a time of low prices will likely result in losses, or adversely affect your gains, on your investment in Shares.

The Manager has broad discretion to liquidate the Investing Pool at any time.

The Investing Pool Agreement provides the Manager with broad discretion to liquidate the Investing Pool at any time the Manager determines that liquidation of the Investing Pool is advisable. Liquidation of the Investing Pool will require the Trustee to dissolve the Trust and redeem your Shares. It cannot be predicted when or under what circumstances, if any, the Manager would use this discretion to liquidate the Investing Pool. Any such liquidation may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

Shareholders with large holdings may choose to dissolve the Trust and thereby adversely affect your investment in the Shares.

Owners of 75% or more of the Shares have the power to dissolve the Trust. This power may be exercised by a relatively small number of holders. If it is so exercised, investors who wished to continue to invest in CERFs, or the performance of the S&P GSCI-ER, through the vehicle of the Trust will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust. Moreover, such a dissolution may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

The Shares may not provide anticipated benefits of diversification from other asset classes.

Historically, the performance of physical commodity futures prices generally has not been correlated to the performance of financial asset classes, such as stocks and bonds. Non-correlation means that there is no statistically significant relationship, positive or negative, between the past performance of futures contracts on physical commodities, on the one hand, and stocks or bonds, on the other hand. Because of this lack of correlation, Shares cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. The commodity futures markets are fundamentally different from the securities markets in that for every gain in commodity futures trading, there is an equal and offsetting loss. If the performance of the Shares reflects positive or negative correlation to one or more financial asset classes, however, investing in Shares for purposes of diversification of the investment risk from such other financial asset classes may be unsuccessful.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance, transfers or redemptions of Shares by the Trustee.

If one or more Authorized Participants withdraw from participation, it may become more difficult to create or redeem Baskets, which may reduce the liquidity of the Shares. If it becomes more difficult to create or redeem Baskets, the correlation between the price of the Shares and the NAV may be affected, which may affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between the CERFs and the Shares, which may affect the trading market and liquidity of the Shares.

In addition, the Trustee has the power to suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or to refuse a particular deposit, transfer or withdrawal at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. The liquidity of the Shares and the correlation between the value of the Shares and the level of the Index may be adversely affected in the event of any such suspension of issuance, transfer or redemption.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although the Shares are listed on NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that you would receive if an active market did exist.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trustee may suspend the right of redemption or postpone the redemption settlement date for such periods as it or the Sponsor deems to be necessary for any reason. In addition, the Trustee has the absolute right to reject any redemption order, including, without limitation, (1) if the order is not in proper form as described in the Authorized Participant Agreement, (2) during any period in which circumstances make transactions or delivery of CERFs impossible or impractical, or (3) if the acceptance of the redemption order would, in the opinion of counsel to the Trustee or the Sponsor, result in a violation of law. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the redemption proceeds if the NAV declines during the period of the delay. Under the Authorized Participant Agreement, the Trustee disclaims any liability that may result from any such suspension, postponement or rejection.

Competition from other commodities-related investments could limit the market for, and reduce the liquidity of, the Shares.

Demand for the Shares will be affected by the attractiveness of an investment in the Shares relative to other investment vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to commodities, and direct investments in commodities or commodity futures contracts. Market, financial and other conditions or factors may make it more attractive to invest in other investment vehicles or to invest in such commodities directly, which could limit the market for, and reduce the liquidity of, the Shares.

The price of the Shares could decrease if unanticipated operational or trading problems arise.

If the processes of creation and redemption of Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying CERFs may choose not to do so. If this is the case, the price of the Shares may vary from the price of the CERFs and may trade at a discount to their NAV. In addition, in some circumstances, such as the failure of the registration statement covering the Shares to be effective, the Trust may be unable to create or redeem Shares, which may have similar consequences.

Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Investing Pool.

The CME imposes speculative position limits on market participants trading in CERFs, including the Investing Pool, that typically prohibit any person from holding a position of more than 10,000 contracts. The Investing Pool has obtained a hedge exemption from these position limits that should permit the Investing Pool to hold up to 20,000 contracts until December 31, 2009. If the Investing Pool is unable to obtain further exemptions, or if the exemption that the Investing Pool obtained expires, is revoked or modified or cannot be renewed for any reason, then the Trust’s ability to issue new Baskets or reinvest income in additional CERFs may be limited to the extent these activities would cause the Investing Pool to exceed the then-applicable position limit. Additionally, future legislative or regulatory action may impose new limitations on the size of positions that may be taken with respect to CERFs, or the CME may impose limitations on the size of positions that may be carried by the Investing Pool’s Clearing FCM. Such events could force the Investing Pool to sell CERFs, or encourage market participants to sell or redeem their Shares. Such events may also affect the liquidity of the Shares and the correlation between the price of the Shares and the net asset value of the Trust.

Exchanges may also take steps, such as requiring liquidation of open positions, in the case of disorderly markets, market congestion and other market disruptions. These actions could require the Investing Pool to liquidate all or part of its CERF positions or require holders of positions in the futures contracts underlying the S&P GSCI-ER to liquidate their positions. This could affect the level of the Index and the NAV.

As a Shareholder, you will not have the rights normally associated with ownership of common shares.

Shareholders are not entitled to the same rights as owners of shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the Trust or to take other actions normally associated with the ownership of common shares. You will have only the limited rights described under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement”.

As a Shareholder, you will not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.

Neither the Trust nor the Investing Pool is registered as an investment company for purposes of United States federal securities laws, and neither is subject to regulation by the SEC as an investment company. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies registered under the Investment Company Act. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances) and limit sales loads will not apply to the Trust or the Investing Pool. Barclays Global Investors International, Inc., as the Sponsor and the Manager, is registered with the CFTC as a commodity pool operator, and Barclays Global Fund Advisors, as the Advisor, is registered with the CFTC as a commodity trading advisor. The CFTC therefore has jurisdiction over these entities and regulatory authority over certain activities of the Trust and the Investing Pool. The nature and degree of this regulation differs from the regulatory scheme imposed under the Investment Company Act.

Competing claims over ownership of relevant intellectual property rights could adversely affect the Trust, the Investing Pool or an investment in the Shares.

While the Sponsor believes that it has all the intellectual property rights needed to operate the Trust and the Investing Pool in the manner described in this prospectus, third parties may allege or assert ownership of intellectual property rights that may be related to the design, structure and operation of the Trust, the Investing Pool or the Index. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law, may adversely affect the Trust, the Investing Pool and the value of the Shares. For example, such actions could result in expenses or damages payable by the Trust or the Investing Pool or the suspension of activities or dissolution of the Trust or the Investing Pool.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or if the Investing Pool is required to indemnify the Manager.

Under the Trust Agreement, the Sponsor has the right to be indemnified by the Trust for any liability or expense it incurs without negligence, bad faith or willful misconduct on its part. That means the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it, which would reduce the net asset value of the Trust and the value of the Shares. Likewise, under the Investing Pool Agreement, the Manager and agents of the Investing Pool have the right to be indemnified by the Investing Pool for any liability or expense they incur without gross negligence, bad faith or willful misconduct on their part. That means the Manager may require the assets of the Investing Pool to be sold in order to cover losses or liabilities suffered by it, which would reduce the net asset value of the Investing Pool and thereby affect the net asset value of the Trust and the value of the Shares.

Regulatory changes or actions may affect the Shares.

The futures markets are subject to comprehensive regulation. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, implementing retroactively speculative position limits or higher margin requirements, establishing daily price limits and suspending trading. The regulation of futures transactions in the United States is subject to modification by government and judicial action. The effect of any future regulatory change on the Trust or the Investing Pool is impossible to predict, but could be substantial and adverse.

NYSE Arca may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

The Shares are listed for trading on NYSE Arca under the symbol “GSG”. Trading in the Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of NYSE Arca, make trading in the Shares inadvisable, or in the event certain information about the Index, the value of the Shares and the NAV is not made available as required by such rules and procedures. In addition, trading generally on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Trust will be dissolved if the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting.

Risk Factors Relating to Conflicts of Interest

The relationships between the Sponsor and the Trustee and the Manager and the Advisor and the proprietary and managed trading activities of the Sponsor and its affiliates could conflict with your interests as a Shareholder.

The Sponsor is an affiliate of the Trustee and therefore may have a conflict of interest with respect to its oversight of the Trustee. In particular, the Sponsor, which has authority to remove the Trustee in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities. The Trustee is authorized to appoint an unaffiliated Trust Administrator or agent to carry out all or some of its duties under the Trust Agreement, but it can terminate or replace the Trust Administrator or agent at any time, and it is not required to delegate any of its duties to an unaffiliated third party.

The Manager is an affiliate of the Advisor and therefore may have a similar conflict of interest with respect to its oversight of the Advisor. For example, although the Manager has the authority to terminate the Investing Pool’s advisory agreement with the Advisor, it has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities.

In addition, the Sponsor and its affiliates may engage in trading activities relating to the CERFs, the components of the Index or the S&P GSCI-ER or other derivative instruments related to those indices that are not for the account of, or on behalf of, the Trust, the Investing Pool or the Shareholders and that may compete with trading activity in the Shares. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Sponsor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities, if they influence the value of the CERFs or the Shares, could be adverse to the interests of the Shareholders. Moreover, the Sponsor and its affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor and its affiliates may affect the level of the S&P GSCI-ER or its components and, therefore, the value of the CERFs and the price of the Shares.

Proprietary trading and other activities by Goldman, Sachs & Co. and its affiliates could conflict with your interests as a Shareholder.

Activities conducted by Goldman, Sachs & Co. and its affiliates may conflict with your interests as a Shareholder. For example, the Advisor may execute a substantial amount, and potentially all, of the purchases and sales of CERFs through Goldman, Sachs & Co., as the Investing Pool’s Clearing FCM. In addition, Goldman, Sachs & Co. and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the S&P GSCI™, over-the-counter contracts on these commodities, the underlying commodities included in the S&P GSCI™ and other instruments and derivative products based on the S&P GSCI™ and the S&P GSCI-ER. Any of these activities of Goldman, Sachs & Co. or its affiliates could adversely affect the level of the S&P GSCI-ER or CERFs, directly or indirectly, by affecting the price of the underlying commodities and, therefore, the value of the S&P GSCI-ER, CERFs and the price of the Shares.

Goldman, Sachs & Co. and its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns indexed to the S&P GSCI™, the S&P GSCI-ER or the Index, which would compete with the Shares. By introducing competing products into the marketplace, Goldman, Sachs & Co. and its affiliates could adversely affect the price of the Shares. To the extent that Goldman, Sachs & Co. or its affiliates serve as issuer, agent or underwriter of those securities or other similar instruments, their interests with respect to those products may be adverse to your interests as a Shareholder.

Risk Factors Relating to Taxes

Please refer to “United States Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

The IRS could take the position that CERFs must be taxed under special “mark-to-market” rules that would require gain to be taken into account on an annual basis.

Futures contracts that require a person such as the Investing Pool to make an initial deposit of 100% margin and that do not require or permit the payment by that person of additional variation margin are a novel form of futures contract. Consequently, no statutory, judicial or administrative authority addresses the characterization of a CERF owned by the Investing Pool or the U.S. federal income tax consequences of an investment in the CERFs by the Investing Pool. The Investing Pool has received an opinion that, while there is no authority on point, the CERFs held by the Investing Pool will not be treated as regulated futures contracts within the meaning of section 1256 of the Code because the CERFs are not contracts with respect to which the amount required to be deposited and the amount which may be withdrawn depends on a system of marking to market. You should be aware that an opinion is not binding on the Internal Revenue Service or a court. Accordingly, it is possible that the Internal Revenue Service or a court would reach the conclusion that the CERFs should be treated as regulated futures contracts within the meaning of section 1256 of the Code. In that case, the timing, amount, character, holding period or other material aspects of your income, gain, loss or expense from an investment in the Shares could be significantly affected. In particular, you would be taxable on any gain on the CERFs on an annual mark-to-market basis, regardless of the fact that the CERFs have a term of five years.

Your tax liability could exceed cash distributions on your Shares.

You will be required to pay U.S. federal income taxes on your allocable share of the Trust’s and the Investing Pool’s income, without regard to the receipt of cash distributions on the Shares. There is no obligation to make distributions on the Shares. Accordingly, it is anticipated that you will not receive cash distributions sufficient to cover your allocable share of such taxable income or even the tax liability resulting from that income.

The IRS could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust or the Investing Pool.

The U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Trust and the Investing Pool will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in commodity prices and market conditions (for the Trust’s or the Investing Pool’s assets and the Shares), the Trust’s and the Investing Pool’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under “Risk Factors”, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, none of the Sponsor, the Trustee or the Delaware Trustee, assumes responsibility for the accuracy or completeness of any forward-looking statements. None of the Trust, the Investing Pool, the Sponsor, the Trustee or the Delaware Trustee is under a duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of long positions in CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). The Trust will deliver, or cause the delivery of, these proceeds to the Investing Pool in return for Investing Pool Interests. These assets will be held on behalf of the Investing Pool in its account with Goldman, Sachs & Co., its Clearing FCM, until (1) withdrawn in connection with redemptions of Baskets or (2) liquidated to pay expenses and liabilities of the Trust and the Investing Pool not assumed by the Sponsor or the Manager. See “Business of the Trust and Investing Pool—Trust Expenses”.

FUTURES CONTRACTS ON THE S&P GSCI-ER

The assets of the Investing Pool consist of CERFs and cash or Short-Term Securities posted as margin to collateralize the Investing Pool’s CERF positions. CERFs are traded on the CME and were first listed and made available for trading on March 13, 2006. Consequently, CERFs have a limited trading history. Futures contracts and options on futures contracts on the S&P GSCI™, which does not reflect the excess return embedded in the S&P GSCI-ER, have been traded on the CME since 1992. CERFs are listed and traded separately from the S&P GSCI™ futures contracts and options on futures contracts.

CERFs are subject to the rules of the CME. CERFs trade on GLOBEX, the CME’s electronic trading system, and do not trade through open outcry on the floor of the CME. Transactions in CERFs are cleared through the CME clearing house by the trader’s futures commission merchant acting as its agent. Under these clearing arrangements, the CME clearing house becomes the buyer to each member futures commission merchant representing a seller of the contract and the seller to each member futures commission merchant representing a buyer of the contract. As a result of these clearing arrangements, each trader holding a position in CERFs is subject to the credit risk of the CME clearing house and the futures commission merchant carrying its position in CERFs. See “Risk Factors—Risk Factors Related to CERFs and the S&P GSCI-ER—Because the Investing Pool must deposit as margin an amount equal to 100% of the value of the CERFs it holds, it could be exposed to greater risk in the event of the bankruptcy of the Clearing FCM or the CME clearing house”.

CERFs are cash settled futures contracts that settle approximately five years after initial listing. The initial CERF contract has an expiration in March 2011. Each CERF is a contract that provides for cash settlement, at expiration, based upon the final settlement value of the S&P GSCI-ER at the expiration of the contract, multiplied by a fixed dollar multiplier. The final settlement value is determined for this purpose on the eleventh business day of March 2011. On a daily basis, most market participants with positions in CERFs are obligated to pay, or entitled to receive, cash (known as “variation margin”) in an amount equal to the change in the daily settlement level of the CERF from the preceding trading day’s settlement level (or, initially, the contract price at which the position was entered into). Specifically, if the daily settlement price of the contract increases over the previous day’s price, the seller of the contract must pay the difference to the buyer, and if the daily settlement price is less than the previous day’s price, the buyer of the contract must pay the difference to the seller.

Futures contracts typically require deposits of initial margin as well as payments of daily variation margin as the value of the contracts fluctuate. For most market participants, the initial margin requirement for CERFs is generally expected to be 3% to 7%. Certain market participants, known as “100% margin participants”, however, are required to deposit with their futures commission merchant initial margin in an amount equal to 100% of the value of the CERF on the date the position is established. The futures commission merchant, in turn, is required to deliver to the CME clearing house initial margin at a level generally expected to be from 3% to 7% and pledge to the clearing house, pursuant to a separate custody arrangement pursuant to CME rules, an amount equal to the remainder of the 100% margin amount posted by 100% margin participants. The separate custody arrangement will be an account with the FCM.

As a result of these arrangements, a 100% margin participant buying a CERF is subject to substantially greater initial margin requirements than other market participants, but is not required to deposit any additional amounts with its futures commission merchant as variation margin if the value of the CERFs declines. Instead, the futures commission merchant is obligated to make variation margin payments to the clearinghouse in respect of CERFs held by 100% margin participants, which it transfers from the separate custody account (and, in turn, from the 100% margin posted by those participants).

If the daily settlement price increases, the futures commission merchant receives variation margin from the clearinghouse for the account of the 100% margin participant, which it holds in the separate custody account for the benefit of the 100% margin participant. The buyer is not, however, entitled to receive or withdraw this variation margin from its futures commission merchant until the liquidation or final settlement of its CERF position. The buyer is entitled to receive interest or other income on the assets it has deposited as margin or that are credited to the custody account on its behalf from time to time.

Upon liquidation or settlement of a CERF, a 100% margin participant will receive from its futures commission merchant its initial margin deposit, adjusted for variation margin paid or received by the futures commission merchant with respect to the contract during the time it was held by the participant (or the proceeds from liquidation of any investments made with such funds for the benefit of the participant under the terms of its custody arrangement with the carrying futures commission merchant).

The 100% margin participants include any market participant that is (1) an investment company registered under the Investment Company Act or (2) an investment fund, commodity pool, or other similar type of pooled trading vehicle (other than a pension plan or fund) that is offered to the public pursuant to an effective registration statement filed under the Securities Act, regardless of whether it is also registered under the Investment Company Act, and that has its principal place of business in the United States.

The Investing Pool is a 100% margin participant. The Investing Pool satisfies the 100% margin requirement by depositing with the Clearing FCM cash or Short-Term Securities with a value equal to 100% of the value of each long position in CERFs.

CERFs also differ from traditional futures contracts in another significant respect. In contrast to other types of futures contracts, which are typically listed with monthly, bimonthly or quarterly expirations, CERFs will be listed only with approximately five-year expirations. A buyer or seller of CERFs will be able to trade CERFs on the market maintained by the CME and will consequently be able to liquidate its position at any time, subject to the existence of a liquid market. If a party to a CERF wishes to hold its position to expiration, however, it will be necessary to maintain the position for up to five years. As a CERF nears expiration, it is anticipated, but there can be no assurance, that the CME will list an additional CERF with an approximately five-year expiration.

Creation and redemption of interests in the Trust, and the corresponding creation and redemption of interests in the Investing Pool, are generally effected through transactions in “exchanges of futures for physicals”, or “EFPs”. EFPs involve contemporaneous transactions in futures contracts and the underlying cash commodity or a closely related commodity. In a typical EFP, the buyer of the futures contract sells the underlying commodity to the seller of the futures contract. In the context of CERFs, the CME permits the execution of EFPs consisting of simultaneous purchases (sales) of CERFs and sales (purchases) of Shares. This mechanism generally is used by the Trust in connection with the creation and redemption of Baskets. Specifically, it is anticipated that an Authorized Participant requesting the creation of additional Baskets typically will transfer CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) to the Trust in return for Shares.

The Trust will simultaneously contribute to the Investing Pool the CERFs (and any cash or Short-Term Securities) received from an Authorized Participant in return for an increase in its Investing Pool Interests. If an EFP is executed in connection with the redemption of one or more Baskets, an Authorized Participant will transfer to the Trust the interests being redeemed and the Trust will transfer to the Authorized Participant CERFs and cash or Short-Term Securities. In order to obtain the CERFs and cash or Short-Term Securities to be transferred to an Authorized Participant, the Trust will redeem an equivalent portion of its interest in the Investing Pool Interests.

THE INDEX AND THE S&P GSCI-ER

This section contains a description of the Index and the S&P GSCI-ER. All information regarding the Index and the S&P GSCI-ER contained in this prospectus, including its composition, method of calculation, changes in its components and historical performance, has been derived from publicly available information, including information published by S&P, which is the Index Sponsor, but has not been independently verified. You, as an investor in the Shares, should conduct your own investigation into the Index, the S&P GSCI-ER and the Index Sponsor.

The previous Index Sponsor, Goldman, Sachs & Co., sold its GSCI family of indices, including the S&P GSCI™, the S&P GSCI-ER and the Index, to S&P effective May 2007. Prior to their acquisition by S&P, the S&P GSCI™ was known as the Goldman Sachs Commodity Index, the S&P GSCI-ER was known as the GSCI® Excess Return Index and the Index was known as the GSCI® Total Return Index.

The Trust and Shares are not sponsored, endorsed, sold or promoted by the Index Sponsor. The Index Sponsor makes no representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly or the ability of the S&P GSCI™, the S&P GSCI-ER or the Index or any related indexes or subindexes to track the appropriate market performance. The Index Sponsor’s only relationship to Barclays Global Investors International, Inc., Barclays Global Investors, N.A., the Trust or the Investing Pool is the licensing of certain trademarks, trade names of the Index Sponsor and the S&P GSCI™ and other intellectual property. The S&P GSCI™, the S&P GSCI-ER and the Index are determined and composed by the Index Sponsor and calculated by the Index Sponsor or its agents without regard to Barclays Global Investors International, Inc., Barclays Global Investors, N.A., the Investing Pool or the Trust. The Index Sponsor has no obligation to take the needs of Barclays Global Investors International, Inc., Barclays Global Investors, N.A., the Investing Pool, the Trust or the Shareholders into consideration in determining, composing or calculating the S&P GSCI™, the S&P GSCI-ER or the Index. The Index Sponsor is not responsible for and has not participated in the determination of the prices and the amount of the Shares or the timing of the issuance of sale of Shares or in the determination or calculation of the Basket Amount. The Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Shares.

The Index Sponsor does not guarantee the accuracy or the completeness of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein, and the Index Sponsor disclaims any and all liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranty, express or implied, as to the results to be obtained by the Trust, the Investing Pool, the Shareholders or any other person or entity from use of the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P GSCI™, the S&P GSCI-ER or the Index or any data included therein. Without limiting any of the foregoing, the Index Sponsor expressly disclaims any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The following information with respect to the Index and the S&P GSCI-ER reflects the policies of and is subject to change by the Index Sponsor. The Index Sponsor owns the copyright and other rights to the Index and the S&P GSCI-ER. The Index Sponsor has no obligation to consider your interests as a Shareholder and has no obligation to continue to publish, and may discontinue the publication of, the Index or the S&P GSCI-ER. The consequences of the Index Sponsor’s discontinuing the S&P GSCI-ER are described under “Risk Factors—Risk Factors Relating to CERFs and the S&P GSCI-ER”.

Current information regarding the market values of the Index and the S&P GSCI-ER is available from the Index Sponsor and numerous public sources. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Investing Pool makes any representation that publicly available information about the Index and the S&P

GSCI-ER is accurate or complete. In addition, none of the Sponsor, the Trustee, the Delaware Trustee, the Trust or the Investing Pool accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or the S&P GSCI-ER.

The Index and the S&P GSCI-ER were established in May 1991. The Index reflects the value of an investment in the S&P GSCI-ER together with a Treasury bill return. The S&P GSCI-ER reflects the returns that are potentially available through a rolling uncollateralized investment in the contracts comprising the S&P GSCI™.

Because futures contracts have scheduled expirations, or delivery months, as one contract nears expiration it becomes necessary to close out the position in that delivery month and establish a position in the next available delivery month. This process is referred to as “rolling” the position forward. The S&P GSCI-ER is designed to reflect the return from rolling each contract included in the S&P GSCI™ as it nears expiration into the next available delivery month. This is accomplished by selling the position in the first delivery month and purchasing a position of equivalent value in the second delivery month. If the price of the second contract is lower than the price of the first contract, the “rolling” process results in a greater quantity of the second contract being acquired for the same value. Conversely, if the price of the second contract is higher than the price of the first contract, the “rolling” process results in a smaller quantity of the second contract being acquired for the same value.

More specifically, the rolling of the contracts included in the S&P GSCI™ occurs on the fifth through the ninth business days of each month. During this roll period, each contract is shifted from the contract with the nearest expiration to the contract with the next nearest expiration at a rate of 20% per day for each the five days of the roll period. Therefore, during the first four business days of a month, and just before the end of the fifth business day, the S&P GSCI™ consists of futures contracts with the nearest expirations. The S&P GSCI™ is calculated as though each contract roll occurs at the end of each day during the roll period, at the daily settlement prices. At the end of the fifth business day, the S&P GSCI™ is adjusted so that 20% of the contracts underlying the S&P GSCI™ held are in the next nearest expiring contracts, with 80% remaining in the nearest expiring contracts. The roll process continues on the sixth, seventh and eighth business days, with the relative weights of the nearest to the next nearest expirations gradually shifting from a 60%/40% weighting, to a 40%/60% weighting, to a 20%/80% weighting. At the end of the ninth business day, the last of the contracts with the nearest expirations are exchanged, completing the roll and leaving the S&P GSCI™ composed entirely of contracts with the next nearest expirations. See “—Contract Daily Return”.

The S&P GSCI™ itself is an index on a production-weighted basket of principal physical commodities that satisfy specified criteria. The S&P GSCI™ reflects the level of commodity prices at a given time and is designed to be a measure of the performance over time of the markets for these commodities. The commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of the Index Sponsor) of those commodities to the world economy. The fluctuations in the level of the S&P GSCI™ are intended generally to correlate with changes in the prices of those physical commodities in global markets. The value of the S&P GSCI™ has been normalized such that its hypothetical level on January 2, 1970 was 100.

The following is a summary of the composition of and the methodology used to calculate the S&P GSCI™ as of the date of this prospectus. The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below. The Index Sponsor makes the official calculations of the value of the S&P GSCI™. At present, this calculation is performed continuously and is reported on Reuters Page .SPGSCI and on Bloomberg page SPGSCI <index> and is updated at least once every three minutes during business hours on each day on which the S&P GSCI™ is calculated, referred to as an “S&P GSCI™ Business Day”. The settlement price for the S&P GSCI-ER is reported on Reuters Page .SPGSCIP and on Bloomberg page SPGSCIP <index> at the end of each S&P GSCI™ Business Day. If Reuters ceases to publish the value of the S&P GSCI™ or the settlement price of the S&P GSCI-ER, the Index Sponsor has undertaken to use commercially reasonable efforts to ensure that a comparable reporting service publishes the value of the S&P GSCI™ and the settlement price of the S&P GSCI-ER so long as any Shares are outstanding.

In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and those platforms, the Index Sponsor may review both the procedures and criteria for determining the contracts to be included in the S&P GSCI™, as well as the procedures and criteria for evaluating available liquidity on an intra-year basis in order to provide S&P GSCI™ market participants with efficient access to new sources of liquidity and the potential for more efficient trading. In particular, the Index Sponsor may examine the conditions under which an instrument traded on an electronic platform, rather than a traditional futures contract traded on a traditional futures exchange, should be permitted to be included in the S&P GSCI™ and how the composition of the S&P GSCI™ should respond to rapid shifts in liquidity between those instruments and contracts currently included in the S&P GSCI™.

The Index Committee and Index Advisory Panel

The Index Sponsor has established an Index Committee to oversee the daily management and operations of the S&P GSCI™, and is responsible for all analytical methods and calculation in the indices. The Index Committee is comprised of three full-time professional members of S&P’s staff and two members of Goldman Sachs Group. At each meeting, the Index Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities, or other matters.

S&P considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

In addition, the Index Sponsor has established an Index Advisory Panel to assist it with the operation of the S&P GSCI™. The Index Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Index Advisory Panel is to advise the Index Committee with respect to, among other things, the calculation of the S&P GSCI™, the effectiveness of the S&P GSCI™ as a measure of commodity futures market performance and the need for changes in the composition or the methodology of the S&P GSCI™. The Index Advisory Panel acts solely in an advisory and consultative capacity. The Index Committee makes all decisions with respect to the composition, calculation and operation of the S&P GSCI™.

Composition of the S&P GSCI™

In order to be included in the S&P GSCI™, a contract must satisfy the following eligibility criteria:

(1)	The contract must:

(a)	be in respect of a physical commodity and not a financial commodity;

(b)	have a specified expiration or term, or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

(c)	be available, at any given point in time, for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and

(d)

be traded on a trading facility that allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that at any given point in time will be involved in the rolls to be effected in the next three roll periods.

(2)	The commodity must be the subject of a contract that:

(a)	is denominated in U.S. dollars;

(b)	is traded on or through an exchange, facility or other platform, referred to as a “trading facility”, that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and:

(i)	makes price quotations generally available to its members or participants (and, if the Index Sponsor is not such a member or participant, to the Index Sponsor) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

(ii)	makes reliable trading volume information available to the Index Sponsor with at least the frequency required by the Index Sponsor to make the monthly determinations;

(iii)	accepts bids and offers from multiple participants or price providers; and

(iv)	is accessible by a sufficiently broad range of participants.

(3)

The price of the relevant contract that is used as a reference or benchmark by market participants, referred to as the “daily contract reference price”, generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™. In appropriate circumstances, however, the Index Sponsor, in consultation with the Index Committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for that contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

(4)

At and after the time a contract is included in the S&P GSCI™ , the daily contract reference price for that contract must be published between 10:00 A.M. and 4:00 P.M., New York City time, on each business day relating to that contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, that trading facility (and, if the Index Sponsor is not such a member or participant, to the Index Sponsor) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during that five-month period.

(5)	Volume data with respect to the contract must be available for at least the three months immediately preceding the date on which the determination is made.

(6)

A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity that is not represented in the S&P GSCI™ at that time must, in order to be added to the S&P GSCI™ at that time, have an annualized total dollar value traded over the relevant period of at least $15 billion. The “total dollar value traded” is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract and any related contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

(7)

A contract that is already included in the S&P GSCI™ at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI™ must, in order to continue to be included in the S&P GSCI™ after that time, have an annualized total dollar value traded over the relevant period of at least $5 billion and at least $10 billion during at least one of the three most recent annual periods used in making the determination.

(8)

A contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at that time must, in order to be added to the S&P GSCI™ at that time, have an annualized total dollar value traded over the relevant period of at least $30 billion.

(9)

A contract that is already included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at that time must, in order to continue to be included in the S&P GSCI™ after that time, have an annualized total dollar value traded over the relevant period of at least $10 billion and at least $20 billion during at least one of the three most recent annual periods used in making the determination.

(10)	A contract that is:

(a)

already included in the S&P GSCI™ at the time of determination must, in order to continue to be included after that time, have a reference percentage dollar weight of at least 0.10%. The “reference percentage dollar weight” of a contract represents the current value of the quantity of the underlying commodity that is included in the S&P GSCI™ at a given time. This figure is determined by multiplying the contract production weight of a contract, or CPW, by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI™ and each contract’s percentage of the total is then determined. The CPW of a contract is its weight in the S&P GSCI™.

(b)	not included in the S&P GSCI™ at the time of determination must, in order to be added to the S&P GSCI™ at that time, have a reference percentage dollar weight of at least 1.00%.

(11)	In the event that two or more contracts on the same commodity satisfy the eligibility criteria:

(a)

Such contracts will be included in the S&P GSCI™ in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI™ attributable to that commodity exceeding a particular level.

(b)

If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI™ attributable to it at the time of determination. Subject to the other eligibility criteria described above, the contract with the highest total quantity traded on that commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portions of the S&P GSCI™ attributable to all commodities are recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI™ attributable to it.

The contracts currently included in the S&P GSCI™ are futures contracts traded on the New York Mercantile Exchange, Inc. (“NYM”), ICE Futures (formerly the International Petroleum Exchange) (“IPE”), the CME, the Chicago Board of Trade (“CBT”), the Coffee, Sugar & Cocoa Exchange, Inc. (“CSC”), the New York Cotton Exchange (“NYC”), the Kansas City Board of Trade (“KBT”), the COMEX Division of the New York Mercantile Exchange, Inc. (“CMX”) and the London Metal Exchange (“LME”).

The futures contracts currently included in the S&P GSCI™, their percentage dollar weights, their market symbols and the exchanges on which they are traded are as follows:

Commodity	Weight December 3, 2008	Market Symbol	Trading Facility
WTI Crude Oil	33.31%	CL	NYM
Brent Crude Oil	12.34%	LCO	IPE
Natural Gas	8.80%	NG	NYM
Heating Oil	5.26%	HO	NYM
GasOil	5.07%	LGO	IPE
Wheat	4.40%	W	CBT
Corn	4.19%	C	CBT
RBOB Gas	3.30%	RB	NYM
Live Cattle	3.26%	LC	CME
Gold	3.02%	GC	CMX
Aluminum	2.68%	IA	LME
Soybeans	2.68%	S	CBT
Copper	2.55%	IC	LME
Lean Hogs	1.88%	LH	CME
Sugar	1.77%	SB	CSC
Red Wheat	1.06%	KW	KBT
Cotton	1.01%	CT	NYC
Coffee	0.88%	KC	CSC
Feeder Cattle	0.59%	FC	CME
Primary Nickel	0.53%	IN	LME
Zinc	0.53%	IZ	LME
Cocoa	0.36%	CC	CSC
Standard Lead	0.31%	IL	LME
Silver	0.28%	SI	CMX

*	The futures contracts included in the S&P GSCI™ and their percentage dollar weights, among other matters, may change. Source: S&P. Used with permission.

The quantity of each of the contracts included in the S&P GSCI™ is determined on the basis of a five-year average, referred to as the “world production average”, of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, the Index Sponsor, in consultation with the Index Committee, may calculate the weight of that commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weights of which are calculated on the basis of regional production data, with the relevant region defined as North America.

The five-year moving average is updated annually for each commodity included in the S&P GSCI™, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The CPWs used in calculating the S&P GSCI™ are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each contract is sufficiently liquid relative to the production of the commodity.

In addition, the Index Sponsor performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI™ is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI™ to shift from contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI™ will change on one or more of these monthly evaluation dates. The likely circumstances under which the Index Sponsor would be expected to change the composition of the Index during a given year, however, are (1) a substantial shift of liquidity away from a contract included in the Index as described above, or (2) an emergency, such as a natural disaster or act of war or terrorism, that causes trading in a particular contract to cease permanently or for an extended period of time. In either event, the Index Sponsor will publish the nature of the changes, through websites, news media or other outlets, with as much prior notice to market participants as is reasonably practicable. Moreover, regardless of whether any changes have occurred during the year, the Index Sponsor reevaluates the composition of the S&P GSCI™ at the conclusion of each year, based on the above criteria. Other commodities that satisfy that criteria, if any, will be added to the S&P GSCI™. Commodities included in the S&P GSCI™ that no longer satisfy that criteria, if any, will be deleted.

The Index Sponsor also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI™ are necessary or appropriate in order to assure that the S&P GSCI™ represents a measure of commodity market performance. The Index Sponsor has the discretion to make any such modifications.

Contract Expirations

Because the S&P GSCI™ is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations”. The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by the Index Sponsor in consultation with the Index Committee, provided that each contract must be an “active contract”. An “active contract” for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which that deletion occurs on the basis of the remaining contract expirations designated by the Index Sponsor. If a trading facility ceases trading in all contract expirations relating to a particular contract, the Index Sponsor may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI™. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI™. If that timing is not practicable, the Index Sponsor will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

If a trading facility eliminates one or more contract expirations, but there are remaining contract expirations of the same contract, the weighting of the commodity underlying the relevant contract will not be affected. If the trading facility ceases trading in all contract expirations relating to a particular contract, and the Index Sponsor designates a replacement contract on the same commodity, the index weighting allocated to the terminated contract will be allocated to the replacement contract. Accordingly, unless a contract is eliminated entirely and no replacement contract is designated, a cessation of trading in certain contract expirations or the elimination of a contract will not affect the weighting of commodities in the Index. If a contract is eliminated and there is no replacement contract, the underlying commodity will necessarily drop out of the Index and the weighting allocated to that contract will then be allocated pro rata to the remaining contracts in the Index. The designation of a replacement contract, or the elimination of a commodity from the Index because of the absence of a replacement contract, could affect the value of the Index and the S&P GSCI-ER, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts in the Index. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Index or the S&P GSCI-ER.

Total Dollar Weight of the S&P GSCI™

The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of the underlying commodities. The dollar weight of each such commodity on any given day is equal to:

•	the daily contract reference price;

•	multiplied by the appropriate CPW; and

•	during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of the Index Sponsor, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 P.M., New York City time, the Index Sponsor may, if it deems that action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

It is generally considered unlikely that a trading facility will fail to publish a daily contract reference price in the regular course of business, because the price is required to margin open positions in the relevant contracts. It is possible, however, that a trading facility will fail to publish a daily contract reference price under emergency or extraordinary conditions, such as in the event of a natural disaster, act of war or terrorist attack, that prevent trading or cause a termination of trading on a given day. A manifest error in a daily contract reference price is also unlikely to occur, but is nevertheless possible. This could arise, for example, in the event of a system malfunction that results in the published daily contract reference price being outside the range of trading for the relevant day. In that instance, it would be clear that the published price could not be correct and the Index Sponsor would likely disregard that price.

Contract Daily Return

The contract daily return on any given day is equal to (1)(A) the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight”, divided by (B) the total dollar weight of the S&P GSCI™ on the preceding day, minus (2) one.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they near expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month, referred to as the “roll period”. On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which these conditions do not exist:

•	no daily contract reference price is available for a given contract expiration;

•	any such price represents the maximum or minimum price for that contract month, based on exchange price limits, referred to as a “Limit Price”;

•

the daily contract reference price published by the relevant trading facility reflects manifest error, or that price is not published by 4:00 P.M., New York City time. In that event, the Index Sponsor may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on that price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, the Index Sponsor will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which these conditions no longer exist.

Calculation of the S&P GSCI-ER

The value of the S&P GSCI-ER on any S&P GSCI™ Business Day is equal to the product of (1) the value of the S&P GSCI-ER on the immediately preceding S&P GSCI™ Business Day multiplied by (2) one plus the contract daily return on the S&P GSCI™ Business Day on which the calculation is made.

Calculation of the Index

The value of the Index on any S&P GSCI™ Business Day is equal to the product of (1) the value of the Index on the immediately preceding S&P GSCI™ Business Day multiplied by (2) one plus the sum of the contract daily return and the Treasury bill return on the S&P GSCI™ Business Day on which the calculation is made, multiplied by (3) one plus the Treasury bill return for each non-S&P GSCI™ Business Day since the immediately preceding S&P GSCI™ Business Day. The Treasury bill return is the return on a hypothetical investment at a rate equal to the interest rate on a specified U.S. Treasury bill.

Historical Performance of the Index

The following table illustrates how the Index has performed based on the selection criteria and methodology described above since January 2, 1992. Most of the commodities currently comprising the S&P GSCI™, however, have not been continuously included in the S&P GSCI™, either because futures contracts on such commodities had not yet been introduced or because the futures contracts available for trading did not satisfy the selection criteria. Conversely, some commodities previously included in the S&P GSCI™ no longer meet the selection criteria and have been deleted.

Goldman, Sachs & Co., the previous Index Sponsor, began calculating and publishing the Index on Reuters in May 1991. The value of the Index has been normalized such that its hypothetical level on January 2, 1970 was 100.

The historical performance reflected in the following table is based on the Index selection criteria identified above and on actual price movements in the relevant markets on the relevant date. There can be no assurance, however, that this performance will be replicated in the future or that the historical performance of the Index will serve as a reliable indicator of its future performance. Furthermore, although it is the objective of the Trust to seek investment results that correspond generally to the performance of the Index, the actual performance of an investment in Shares will not correspond exactly to that of the Index and will also depend on the fees and expenses of the Trust and the Investing Pool.

Historical Value of the S&P GSCI™ Total Return Index*

January 2, 1992	2,304.20
January 4, 1993	2,371.27
January 3, 1994	2,111.22
January 3, 1995	2,185.21
January 2, 1996	2,711.25
January 2, 1997	3,591.15
January 2, 1998	3,019.39
January 4, 1999	1,992.32
January 3, 2000	2,766.77
January 2, 2001	4,022.43
January 2, 2002	2,891.27
January 2, 2003	3,819.38
January 2, 2004	4,520.70
January 3, 2005	5,173.25
January 3, 2006	6,729.99
January 2, 2007	5,611.07
January 2, 2008	7,710.14

*	Source: S&P. Used with permission.

SELECTED FINANCIAL DATA

The following tables set forth selected financial data for the Trust and the Investing Pool. The selected financial data as of and for the nine months ended September 30, 2008 have been derived from the unaudited financial statements included elsewhere in this prospectus, which, in the opinion of management, include all material adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the results for the periods presented. The selected financial data as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and for the period from July 10, 2006 (commencement of operations) to December 31, 2006 have been derived from the audited financial statements included elsewhere in this prospectus. The selected financial data presented herein should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, including the notes thereto, and other historical financial information included elsewhere in this prospectus.

Financial Highlights

(Dollar amounts in 000’s except for net investment income per Share)

iShares® S&P GSCI™ Commodity-Indexed Trust

	September 30, 2008 (unaudited)	December 31, 2007	December 31, 2006*
Total assets (at period end)	$709,671	$458,195	$143,426
Total gain (loss) on sales of investments and futures contracts	$22,166	$(3,642)	$(708)
Net investment income	$8,779	$11,080	$1,463
Weighted-average Shares outstanding	12,310,219	6,266,301	1,680,747
Net investment income per Share	$0.71	$1.77	$0.87
Net cash flows	—	—	—

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

	September 30, 2008 (unaudited)	December 31, 2007	December 31, 2006*
Total assets (at period end)	$718,859	$458,503	$144,809
Total gain (loss) on sales of investments and futures contracts	$22,167	$(3,643)	$(708)
Net investment income	$8,779	$11,081	$1,463
Net cash flows	$(10,051)	$11,633	$84

*	For the period from July 10, 2006 (commencement of operations) to December 31, 2006.

SUPPLEMENTARY FINANCIAL INFORMATION

Quarterly Income Statements

(Dollar amounts in 000’s except for net gain per share)

iShares® S&P GSCI™ Commodity-Indexed Trust

	Three months ended
	March 31, 2008	June 30, 2008	September 30, 2008
	(Unaudited)
Investment Income Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Interest	$4,416	$4,630	$4,030
Total investment income	$4,416	$4,630	$4,030

Expenses Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Management fee	$1,028	$1,642	$1,626
Brokerage commissions	0.2	$0.3	$0.2
Net investment income	$3,388	$2,987	$2,404
Realized and Unrealized Gain (Loss) Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Net realized gain (loss) on short-term investments	$43	$—	$185
Net realized loss on futures contracts	$1,154	$6,354	$14,431
Net increase in unrealized gain on futures contracts	$40,020	$196,944	$(312,460)
Net realized and unrealized gain	$41,217	$203,298	$(297,844)
Net gain	$44,605	$206,285	$(295,440)
Net gain per share	4.46	$15.09	$(21.34)
Weighted-average shares outstanding	10,012	13,669	13,845

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

	Three months ended
	March 31, 2008	June 30, 2008	September 30, 2008
	(Unaudited)
Investment Income
Interest	$4,416	$4,630	$4,030
Total investment income	$4,416	$4,630	$4,030
Expenses
Management fee	$1,028	$1,642	$1,626
Brokerage commissions	0.2	0.3	0.2
Net investment income	$3,388	$2,988	$2,404
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on short-term investments	$43	$—	$185
Net realized loss on futures contracts	$1,154	$6,354	$14,431
Net increase in unrealized gain on futures contracts	$40,023	$196,952	$(312,471)
Net realized and unrealized gain	$41,219	$203,306	$(297,855)
Net gain	$44,607	$206,294	$(295,451)

iShares® S&P GSCI™ Commodity-Indexed Trust

	Three months ended				Year ended Dec. 31, 2007
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
	(Unaudited)
Investment Income Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Interest	$2,026	$2,670	$3,899	$4,577	$13,172

Total investment income	2,026	2,670	3,899	4,577	13,172

Expenses Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Management fee	299	399	601	793	2,092
Brokerage commissions	0	0	0	1	1

Net investment income	1,727	2,271	3,298	3,784	11,080

Realized and Unrealized Gain (Loss) Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Net realized gain (loss) on short-term investments	0	0	2	(7)	(5)
Net realized loss on futures contracts	(1,478)	(485)	(1,181)	(494)	(3,638)
Net increase in unrealized gain on futures contracts	10,913	1,964	31,050	39,069	82,996

Net realized and unrealized gain	9,435	1,479	29,871	38,569	79,354

Net gain	$11,162	$3,750	$33,169	$42,352	$90,434

Net gain per share	$2.69	$0.73	$4.55	$5.83	$14.43
Weighted-average shares outstanding	4,152,747	5,160,989	7,288,587	7,259,616	6,266,301

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

	Three months ended				Year ended Dec. 31, 2007
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
	(Unaudited)
Investment Income
Interest	$2,026	$2,670	$3,900	$4,577	$13,173

Total investment income	2,026	2,670	3,900	4,577	13,173

Expenses
Management fee	299	399	601	793	2,092
Brokerage commissions	0	0	0	1	1

Net investment income	1,727	2,271	3,299	3,784	11,081

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on short-term investments	0	0	2	(7)	(5)
Net realized loss on futures contracts	(1,478)	(485)	(1,181)	(494)	(3,638)
Net increase in unrealized gain on futures contracts	10,914	1,964	31,052	39,072	83,002

Net realized and unrealized gain	9,436	1,479	29,873	38,571	79,359

Net gain	$11,163	$3,750	$33,172	$42,355	$90,440

(Dollar amounts in 000’s except for net loss per share)

iShares® S&P GSCI™ Commodity-Indexed Trust

	Three months ended		Year ended Dec. 31, 2006**
	September 30, 2006*	December 31, 2006
	(Unaudited)
Investment Income Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Interest	$382	$1,331	$1,713

Total investment income	382	1,331	1,713

Expenses Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Management fee	54	196	250
Brokerage commissions	1	0	1

Net investment income	327	1,135	1,462

Realized and Unrealized Gain (Loss) Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Net realized gain on short-term investments	10	1	11
Net realized loss on futures contracts	(719)	0	(719)
Net increase in unrealized loss on futures contracts	(5,859)	(7,887)	(13,746)

Net realized and unrealized loss	(6,568)	(7,886)	(14,454)

Net loss	$(6,241)	$(6,751)	$(12,992)

Net loss per share	$(8.55)	$(5.05)	$(7.73)
Weighted-average shares outstanding	730,357	1,335,920	1,680,747

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

	Three months ended		Year ended Dec. 31, 2006**
	September 30, 2006*	December 31, 2006
	(Unaudited)
Investment Income
Interest	$382	$1,331	$1,714

Total investment income	382	1,331	1,714

Expenses
Management fee	54	196	250
Brokerage commissions	1	0	1

Net investment income	327	1,136	1,463

Realized and Unrealized Gain (Loss)
Net realized gain on short-term investments	10	1	11
Net realized loss on futures contracts	(719)	0	(719)
Net increase in unrealized loss on futures contracts	(5,863)	(7,889)	(13,752)

Net realized and unrealized loss	(6,572)	(7,888)	(14,460)

Net loss	$(6,245)	$(6,752)	$(12,997)

*	For the period from July 10, 2006 (commencement of operations) to September 30, 2006
**	For the period from July 10, 2006 (commencement of operations) to December 31, 2006

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements of the Trust and the Investing Pool and related notes included elsewhere in this prospectus. This discussion may contain statements that relate to future events or future performance. See “Forward-Looking Statements” elsewhere in this prospectus.

Introduction

As described in this prospectus, it is the objective of the Trust that the performance of the Shares correspond generally to the performance of the Index, before payment of the Trust’s and the Investing Pool’s expenses and liabilities. The Index is intended to reflect the performance of a diversified group of commodities. During the period beginning July 10, 2006 (commencement of operations) and ending on September 30, 2008, the Trust’s investment in the Investing Pool grew from $7,358,911 at July 10, 2006 to $709,670,820 at September 30, 2008. Outstanding Shares of the Trust grew from 150,000 Shares at July 10, 2006 to 13,450,000 Shares at September 30, 2008.

Results of Operations

The nine months ended September 30, 2008

Net Asset Value of the Trust

The Trust’s net asset value grew from $458,195,417 at December 31, 2007 to $709,670,820 at September 30, 2008. The increase in the Trust’s net asset value resulted primarily from an increase in outstanding Shares, which rose from 8,750,000 Shares at December 31, 2007 to 13,450,000 Shares at September 30, 2008, due to 10,100,000 Shares (202 Baskets) being created and 5,400,000 Shares (108 Baskets) being redeemed during the period. The increase in the Trust’s net asset value was partially offset by a decrease in the price of CERFs during the period from $740.40 at December 31, 2007 to $736.80 at September 30, 2008, a 0.49% decrease.

The year ended December 31, 2007

Net Asset Value of Trust

The Trust’s net asset value grew from $143,425,669 at December 31, 2006 to $458,195,417 at December 31, 2007. The increase in the Trust’s net asset value resulted primarily from an increase in outstanding Shares, which rose from 3,600,000 at December 31, 2006 to 8,750,000 at December 31, 2007 due to 5,900,000 Shares (118 Baskets) being created and 750,000 Shares (15 Baskets) being redeemed during the year. The Trust’s net asset value was also affected by an increase in the price of CERFs during the year ended December 31, 2007, which price increased from $586.50 per CERF to $740.40 per CERF, a 26.24% increase.

The period from July 10, 2006 to December 31, 2006

Net Asset Value of Trust

The Trust commenced trading on July 10, 2006. The Trust’s net asset value grew from $7,358,911 at July 10, 2006 to $143,425,669 at December 31, 2006. The increase in the Trust’s net asset value resulted primarily from an increase in outstanding Shares, which rose from 150,000 at July 10, 2006 to 3,600,000 at December 31, 2006 due to 3,800,000 Shares (76 Baskets) being created and 350,000 Shares (7 Baskets) being redeemed during the period. The Trust’s net asset value was also affected by a decline in the price of CERFs during the period from July 10, 2006 to December 31, 2006, which price decreased from $738 per CERF to $586.50 per CERF, a 20.53% decrease.

Liquidity and Capital Resources

The Trust’s sole asset as of September 30, 2008 was its investment in the Investing Pool, which is illiquid. The Investing Pool’s assets consist of CERFs and cash and Short-Term Securities that are posted as collateral for the

Investing Pool’s CERF positions. The Trust and the Investing Pool do not anticipate any further need for liquidity because creations and redemptions of Shares generally occur in kind and ordinary expenses are met by cash on hand. Interest earned on the assets posted as collateral is paid to the Investing Pool and is used to pay the fixed fee to the Manager and purchase additional CERFs, or, in the discretion of the Sponsor, distributed to Shareholders. For the nine months ended September 30, 2008, interest income was $13,076,270, while the fixed fee totaled $4,296,304. For the year ended December 31, 2007, interest income was $13,173,455, while the fixed fee totaled $2,091,684. From the date of commencement of operations to December 31, 2006, interest income was $1,713,961, while the fixed fee totaled $250,273. A decline in interest rates could materially affect the amount of interest paid to the Investing Pool. In exchange for a fee based on the net asset value of the Investing Pool, the Sponsor and the Manager have assumed most of the ordinary expenses incurred by the Trust and the Investing Pool. In the case of an extraordinary expense and/or insufficient interest income to cover ordinary expenses, however, the Investing Pool could be forced to liquidate its CERF positions.

The Sponsor is unaware of any other trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s or the Investing Pool’s liquidity needs.

Because the Investing Pool trades CERFs, its capital is at risk due to changes in the value of the CERFs or other assets (market risk) or the inability of counterparties to perform (credit risk).

Market Risk

The Investing Pool holds CERF positions and posts cash and Short-Term Securities as margin to collateralize the CERF positions. Because of this limited diversification of the Investing Pool’s assets, fluctuations in the value of the CERFs are expected to directly affect the value of the Shares. The value of the CERFs is expected to track generally the S&P GSCI-ER, although this correlation may not be exact. The S&P GSCI-ER, in turn, reflects the value of a diversified group of commodities. The market risk associated with the Investing Pool’s CERF positions is limited to the amount of cash and Short-Term Securities posted as margin. The Investing Pool’s exposure to market risk will be influenced by a number of factors, including the liquidity of the CERF market and activities of other market participants.

Credit Risk

When the Investing Pool purchases or holds CERFs, it is exposed to the credit risk of a default by the CME clearing house, which serves as the counterparty to each CERF position, and of a default by the Clearing FCM. In the case of such a default, the Investing Pool could be unable to recover amounts due to it on its CERF positions and assets posted as margin. The Investing Pool is also exposed to the credit risk of the obligors of any Short-Term Securities posted as margin. See also “Risk Factors—Risk Factors Related to CERFs and the S&P GSCI-ER—The Investing Pool’s Clearing FCM could fail. Because the Investing Pool must deposit as margin an amount equal to 100% of the value of the CERFs it holds, it could be exposed to greater risk in the event of the bankruptcy of the Clearing FCM or the CME clearing house”.

Off-Balance Sheet Arrangements and Contractual Obligations

The Trust and the Investing Pool have not used, nor do they expect to use, special purpose entities to facilitate off-balance sheet financing arrangements. The Trust and the Investing Pool have no loan guarantee arrangements or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services that are in the interest of the Trust and the Investing Pool. While the Trust’s and the Investing Pool’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either the Trust’s or the Investing Pool’s financial position.

Critical Accounting Policies

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements relies on estimates and assumptions that impact the Trust’s and the Investing Pool’s financial position and results of operations. These estimates and assumptions affect the Trust’s and the Investing Pool’s application of accounting policies. Please refer to Note 2 to the financial statements of the Trust and the Investing Pool found elsewhere in this prospectus for further discussion of the Trust’s and the Investing Pool’s accounting policies.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Quantitative Disclosure

The Trust and Investing Pool are exposed to commodity price risk through the Investing Pool’s holdings of CERFs. The following table provides information about the Investing Pool’s futures contract positions, which are sensitive to changes in commodity prices. As of September 30, 2008, the Investing Pool’s open CERF positions (long) were as follows:

Number of Contracts:	9,597
Expiration Date:	March 2011
Weighted-Average Price per Contract:	$743.31
Fair Value:	$707,106,960

Fair value is calculated using the settlement price for the CERFs on the CME on September 30, 2008, which was $736.80 per contract, and the $100 multiplier applicable under the contract terms.

Qualitative Disclosure

As described herein, it is the objective of the Trust, through its investment in the Investing Pool, that the performance of the Shares will correspond generally to the performance of the Index, before payment of expenses and liabilities. The Index itself is intended to reflect the performance of a diversified group of physical commodities, including energy commodities, precious and industrial metal commodities, agricultural commodities and livestock commodities. The Trust obtains this exposure to commodity prices through the Investing Pool’s CERF positions. As a result, fluctuations in the value of the CERFs are expected to directly affect the value of the Shares.

Neither the Trust nor the Investing Pool will engage in any activities designed to obtain a profit from, or ameliorate losses caused by, changes in the value of the CERFs, any commodities underlying the Index or the S&P GSCI-ER, or any assets posted as margin. Because of the 100% margin requirement applicable to the Investing Pool’s CERF positions, the market risk associated with the Investing Pool’s CERF position is limited to the amount of cash and Short-Term Securities posted as margin.

BUSINESS OF THE TRUST AND THE INVESTING POOL

The activities of the Trust are limited to (1) issuing Baskets in exchange for CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash), (2) contributing the proceeds described in (1) that it receives in connection with issuances of Baskets to the Investing Pool in return for Investing Pool Interests, (3) paying out of Trust assets any Trust expenses and liabilities not assumed by the Sponsor, (4) delivering proceeds consisting of CERFs, cash and Short-Term Securities in exchange for Baskets surrendered for redemption, and (5) redeeming Investing Pool Interests in exchange for the proceeds described in (4). The Trust, through the Investing Pool, will be a passive investor in CERFs and the cash or Short-Term Securities posted as margin to collateralize the Investing Pool’s CERF positions. Neither the Trust nor the Investing Pool will engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of CERFs or securities posted as margin.

The activities of the Investing Pool are limited to (1) issuing Investing Pool Interests to the Trust in return for CERFs and cash or Short-Term Securities, (2) paying out of Investing Pool assets any expenses and liabilities not assumed by the Manager, and (3) delivering proceeds consisting of CERFs, cash and Short-Term Securities in exchange for Investing Pool Interests surrendered for redemption. The Advisor acts as the commodity trading advisor for the Investing Pool. The Advisor enters into long positions in CERFs and posts cash and Short-Term Securities as collateral on behalf of the Investing Pool. The Investing Pool will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in value of the CERFs, any of the commodities represented by the S&P GSCI™ or the Short-Term Securities held by the Investing Pool. To the extent that the Investing Pool accepts proceeds from the Trust in the form of cash rather than CERFs and other assets, the Investing Pool will use that cash to purchase additional CERFs, in an amount that the Advisor determines will enable the Investing Pool to achieve investment results that correspond with the Index, and to collateralize those CERFs.

The Investing Pool establishes long positions in CERFs either by receiving transfers of such positions from Authorized Participants in connection with the creation of Shares by the Trust or by placing orders for purchases of CERFs with the Clearing FCM or other futures commission merchants. If the Investing Pool purchases CERFs, its orders will be executed through the CME’s electronic trading system, through the competitive execution market maintained by the CME and subject to the rules of the CME. All CERF positions held by the Investing Pool, regardless of whether they are transferred to the Investing Pool by Authorized Participants at the direction of the Trust or are created through purchases of CERFs by the Investing Pool on the CME, will be maintained in the Investing Pool’s account with the Clearing FCM. In order to satisfy redemption requests, the Investing Pool will either transfer CERFs to the relevant Authorized Participants at the direction of the Trust or liquidate CERFs to generate cash to be transferred to such Authorized Participants. Liquidation of CERF positions will be effected by entering orders with a futures commission merchant, for execution on the CME, to sell CERFs, which will serve to offset the Investing Pool’s existing long positions.

The Investing Pool is required to deposit initial margin on its CERFs positions in an amount equal to 100% of the value of each CERF position at the time it is established. This requirement applies to CERFs transferred by Authorized Participants or established through transactions executed on behalf of the Investing Pool by the Clearing FCM. The Investing Pool satisfies this requirement by maintaining in its account with the Clearing FCM a portfolio of cash and/or Short-Term Securities, which will have a value at least equal to the value of the Investing Pool’s CERF positions when established. See “Futures Contracts on the S&P GSCI-ER”.

Any cash and securities held in the Investing Pool’s account with the Clearing FCM are pledged to the Clearing FCM as security for the Investing Pool’s obligations to the Clearing FCM.

The CERFs expire approximately five years after their listing. Prior to any rolling of the CERFs, all of the CERFs will have the same expiration date in March 2011. It is expected that prior to that time, the CME will list another CERF with an approximately five-year expiration, although the CME is under no obligation to list a later expiring CERF. It will therefore be necessary for the Investing Pool, in order to maintain its long position in

CERFs, to “roll” its position from the first CERF into the second. This roll will be effected in a manner that, in the judgment of the Advisor, based on the circumstances prevailing at that time, is most beneficial to the Investing Pool and will reduce the risks to which the Investing Pool is exposed as a result of the roll. The roll may be effected by liquidating the Investing Pool’s entire position in the first CERF and establishing a position in the second CERF in a single transaction on one trading day or by liquidating portions of the position in the first CERF, and establishing corresponding positions in the second CERF, over a number of trading days.

The rolling of the Investing Pool’s positions in CERFs will necessarily affect the relationship between the value of the Shares and the number of CERFs represented by each Share. The rolling process will not generate an actual gain or loss. When the first CERF is liquidated as part of a roll, if the price of the second CERF is lower, the roll will result in the Investing Pool owning a larger number of contracts in the second CERF than it owned in the first CERF. Conversely, if the price of the second CERF is greater than that in the first CERF, the roll will result in the Investing Pool owning fewer contracts in the second CERF than it owned in the first CERF. The differential in the number of CERFs will result in Investing Pool participating to a greater or lesser extent in subsequent changes in the price of the CERFs. Whether any price differential exists between the CERFs involved in a roll, however, will depend on the prices of these CERFs at the time the roll occurs. Because it is impossible to predict those prices, the likelihood and extent of discounts or premiums resulting from the rolling process or of how the Shares will be affected as a result thereof cannot be determined. However, the change in the number of CERFs represented by each Share should not have a material effect on the value of the Shares at the time of the rolling.

Investment Objective of the Trust and the Investing Pool

The investment objective of the Trust is to seek investment results, through the Trust’s investment in the Investing Pool, that correspond generally to the performance of the Index, before the payment of expenses and liabilities of the Trust and the Investing Pool. The Investing Pool holds long positions in CERFs and earns interest on the assets used to collateralize its holdings of CERFs.

As described in more detail under “Futures Contracts on the S&P GSCI-ER”, CERFs are cash-settled futures contracts that settle approximately five years after their initial listing. Each CERF is a contract that provides for cash settlement, at expiration, based upon the final settlement value of the S&P GSCI-ER at the expiration of the contract, multiplied by a fixed dollar multiplier. The final settlement value is determined for this purpose on the eleventh business day of the expiration month, which will be March 2011. Accordingly, a position in CERFs provides the holder with the positive or negative return on the S&P GSCI-ER during the period in which the position is held. On a daily basis, most market participants with positions in CERFs are obligated to pay, or entitled to receive, cash (known as “variation margin”) in an amount equal to the change in the daily settlement level of the CERF from the preceding trading day’s settlement level (or, initially, the contract price at which the position was entered into). Specifically, if the daily settlement price of the contract increases over the previous day’s price, the seller of the contract must pay the difference to the buyer, and if the daily settlement price is less than the previous day’s price, the buyer of the contract must pay the difference to the seller. The Investing Pool, however, and certain other categories of investors are required to deposit initial margin equal to 100% of the value of the CERF position at the time it is established but are not required to pay additional variation margin.

The interest on this collateral, together with the returns from the CERFs, is expected to result in a total return for the Investing Pool that corresponds generally, but is not identical, to the Index (before payment of expenses and liabilities). Neither the Trust nor the Investing Pool will engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of CERFs, any commodities underlying the Index, or any assets posted as margin.

The Shares are intended to constitute a relatively cost-effective means of achieving investment exposure to the performance of the Index. Although the Shares are not the exact equivalent of an investment in the underlying futures contracts and Treasury securities represented by the Index, the Shares are intended to provide investors with an alternative way of participating in the commodities market. An investment in Shares is:

•	Listed. Although there can be no assurance that an actively traded market in the Shares will develop, the Shares are listed on NYSE Arca under the symbol “GSG”.

•

Relatively cost efficient. CERFs entail certain additional expenses as compared to other futures contracts for various reasons, including the requirement to post 100% margin and related arrangements. Nonetheless, because the expenses involved in the underlying investment in CERFs will be dispersed among all Shareholders, an investment in Shares may represent a cost-efficient alternative to investment positions in the physical commodities represented by the S&P GSCI™ for investors not otherwise in a position to participate directly in the market for physical commodities or futures contracts on physical commodities.

In addition, retail investors can gain exposure to the commodities underlying the S&P GSCI-ER by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to the significantly higher minimum contract sizes required for directly establishing a position in the underlying commodities. The Shares are eligible for margin accounts.

Secondary Market Trading

While the Trust anticipates that the price of the Shares will fluctuate in a manner that reflects changes in the Trust’s net asset value over time, at any given time the Shares may trade at, above or below their NAV. The NAV will fluctuate primarily with changes in the market value of CERFs. The trading price of the Shares will fluctuate in accordance with changes in their NAV, intraday changes in the value of the CERFs and market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between NYSE Arca, the exchange on which the Shares trade, the CME, on which CERFs trade, and the principal commodities markets on which the futures contracts in the S&P GSCI-ER trade. While the Shares are expected to trade on NYSE Arca until 8:00 P.M., New York City time, liquidity in the markets for the CERFs and the underlying commodities will be reduced whenever the principal markets for these contracts are closed, which usually occurs from 1:40 P.M. to 2:00 P.M. and from 4:00 P.M. to 5:00 P.M., Chicago time, for the CERFs. As a result, trading spreads, and the resulting premium or discount on the Shares, may widen during these “gaps” in market trading hours.

Investing Pool Interests will be issued by the Investing Pool only to the Trust and the Manager. Because Investing Pool Interests, by their terms, may be held only by the Trust and the Manager, there will be no secondary market for Investing Pool Interests.

Valuation of CERFs; Computation of Trust’s Net Asset Value

The Trustee determines the net asset value of the Trust and the NAV as of 4:15 P.M., New York City time, on each Business Day on which NYSE Arca is open for regular trading, as soon as practicable after that time.

The Trustee values the Trust’s assets based upon the determination by the Manager, which may act through the Investing Pool Administrator, of the net asset value of the Investing Pool. The Manager determines the net asset value of the Investing Pool as of the same time that the Trustee determines the net asset value of the Trust.

The Manager values the Investing Pool’s long position in CERFs on the basis of that day’s announced CME settlement price for the CERF. The value of the Investing Pool’s CERF position (including any related margin) equals the product of (a) the number of CERF contracts owned by the Investing Pool and (b) the settlement price on the date of calculation. If there is no announced CME settlement price for the CERF on a Business Day, the Manager uses the most recently announced CME settlement price unless the Manager determines that such price is inappropriate as a basis for valuation. The daily settlement price for the CERF is established by the CME shortly after the close of trading in Chicago on each trading day.

The Manager values all other holdings of the Investing Pool at (a) its current market value, if quotations for such property are readily available, or (b) its fair value, as reasonably determined by the Manager, if the current market value cannot be determined.

Once the value of the CERFs and interest earned on any assets posted as margin and any other assets of the Investing Pool has been determined, the Manager subtracts all accrued expenses and liabilities of the Investing Pool as of the time of calculation in order to calculate the net asset value of the Investing Pool. The Manager, or the Investing Pool Administrator on its behalf, then calculates the value of the Trust’s Investing Pool Interests and provides this information to the Trustee.

Once the value of the Trust’s Investing Pool Interests has been determined and provided to the Trustee, the Trustee subtracts all accrued expenses and other liabilities of the Trust from the total value of the assets of the Trust, in each case as of the calculation time. The resulting amount is the net asset value of the Trust. The Trustee determines the NAV by dividing the net asset value of the Trust by the number of Shares outstanding at the time the calculation is made. Shares to be delivered under a creation order are considered to be outstanding for purposes of determining the NAV if the applicable creation order was received by the Trustee prior to 2:40 P.M., New York City time (or, on any day on which the CME is scheduled to close early, prior to the close of trading of CERFs on the CME on such day), on the date of calculation. Shares to be delivered under a redemption request are not considered to be outstanding for purposes of calculating the NAV if the applicable redemption request was received by the Trustee prior to 2:40 P.M., New York City time (or, on any day on which the CME is scheduled to close early, prior to the close of trading of CERFs on the CME on such day), on the date of calculation.

The NAV for each Business Day on which NYSE Arca is open for regular trading is expected to be distributed through major market data vendors and will be published online at http://www.iShares.com, or any successor thereto. The Trust will update the NAV as soon as practicable after each subsequent NAV is calculated.

Trust Expenses

The Sponsor is obligated under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Trust Administrator and the Processing Agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) tax reporting costs, (6) license fees and (7) legal expenses up to $100,000 annually. The Sponsor estimates that these annual administrative, operational and marketing expenses will be approximately 0.51% of the expected net asset value of the Trust, assuming issuance of all of the Shares offered under this prospectus. The Trust is not expected to have other ordinary recurring administrative, operational or marketing expenses. The Sponsor will also pay the costs of the issuance and distribution of the Shares being offered under this prospectus, including applicable SEC registration fees.

The Sponsor does not receive a fee in connection with its role as Sponsor. However, Barclays Global Investors International, Inc. receives an allocation in connection with its role as Manager of the Investing Pool that accrues daily at an annualized rate equal to 0.75% of the net asset value of the Investing Pool and is payable by the Investing Pool monthly in arrears. For a description of how the net asset value of the Investing Pool is calculated, see “—Valuation of CERFs; Computation of Trust’s Net Asset Value” above.

The Sponsor and the Trustee can amend or terminate the Sponsor’s obligation to pay certain expenses of the Trust in compliance with the requirements described under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Amendment and Dissolution”.

The Trust is responsible for paying any applicable brokerage commissions and similar transaction fees out of its assets. The Sponsor does not expect such commissions and fees to exceed $10,000 in any year.

The Trustee will also pay the following expenses out of the assets of the Trust:

•	any expenses of the Trust that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expense of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of holders of the Shares; and

•	any indemnification of the Sponsor.

The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements that were incurred by it before the Shares were publicly traded and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

DESCRIPTION OF THE SHARES, THE TRUST AGREEMENT AND THE INVESTING POOL AGREEMENT

The Trust is a statutory trust organized under the laws of the State of Delaware on July 7, 2006. Prior to May 9, 2007, the Trust was known as the iShares® GSCI® Commodity-Indexed Trust. The Trust intends to continuously offer Shares to the public. The required consideration for the Trust’s issuance of Shares, and for the Trust’s purchase of Investing Pool Interests, consists of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). The Trust is governed by the Trust Agreement, as amended and restated as of September 12, 2007, among the Sponsor, the Trustee and the Delaware Trustee. The Trust Agreement sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

The Investing Pool is a limited liability company organized under the laws of the State of Delaware on July 7, 2006. Prior to May 9, 2007, the Investing Pool was known as the iShares® GSCI® Commodity-Indexed Investing Pool LLC. The Investing Pool invests in CERFs and posts as margin to collateralize its CERF positions cash or Short-Term Securities contributed to the Investing Pool by the Trust in return for Investing Pool Interests. The Investing Pool is governed by the Investing Pool Agreement between the Manager and the Trust, which are its sole members. The Investing Pool Agreement sets out the rights of the members. Delaware law governs the Investing Pool Agreement, the Investing Pool and the Investing Pool Interests. Where relevant to the Shareholders, the following also summarizes certain material provisions of the Investing Pool Agreement and Investing Pool Interests. That description is qualified by reference to the entire Investing Pool Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. Substantially all of the assets of the Trust will consist of Investing Pool Interests held by the Trustee on behalf of the Trust, which are the only securities in which the Trust may invest. The Trust may also hold a limited amount of cash necessary to cover any expenses of the Trust not assumed by the Sponsor. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against an Authorized Participant, or any other third party, which is settled in cash. Any cash held by the Trust will not be held in an interest-bearing account. Neither the Trust nor the Investing Pool is an investment company registered under the Investment Company Act and neither is required to register under that Act.

Creations of Baskets

The Trust intends to offer Shares on a continuous basis on each Business Day, but only in Baskets of 50,000 Shares. Baskets will be typically issued only in exchange for an amount of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) equal to the Basket Amount for the Business Day on which the creation order was received by the Trustee. The Basket Amount for a Business Day will have a per Share value equal to the NAV as of such day. However, orders received by the Trustee after 2:40 P.M., New York City time (or, on any day on which the CME is scheduled to close early, after the close of trading of CERFs on the CME on such day), will be treated as received on the next following Business Day. The Trustee will notify the Authorized Participants of the Basket Amount on each Business Day.

Before the Trust will issue any Baskets to an Authorized Participant, that Authorized Participant must deliver to the Trustee a creation order indicating the number of Baskets it intends to purchase and providing other details with respect to the procedures by which the Baskets will be transferred. The Trustee will acknowledge the creation order unless it or the Sponsor decides to refuse the order as described below under “—Requirements for Trustee Actions”.

Upon the transfer of (1) the required consideration of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the amounts, and to the accounts, specified by the Trustee, and (2) the Trustee’s transaction fee per Basket of $6.50 multiplied by the number of CERFs included in the Basket Amount, the Trustee will deliver the appropriate number of Baskets to the DTC account of the Authorized Participant. In limited circumstances and with the approval of the Trustee, Baskets may be created for cash, in which case the Authorized Participant will be required to pay any additional issuance costs, including the costs to the Investing Pool of establishing the corresponding CERF position.

Only Authorized Participants can transfer the required consideration and receive Baskets in exchange. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An Authorized Participant will have no obligation to create or redeem Baskets for itself or on behalf of other persons. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. The Sponsor and the Trustee will maintain a current list of Authorized Participants.

No Shares will be issued unless and until the Trustee receives confirmation that (1) the required consideration has been received in the account or accounts specified by the Trustee and (2) the Manager confirms that Investing Pool Interests with an initial value equal to the consideration received for the Shares have been issued to the Trust. It is expected that delivery of the Shares will be made against transfer of consideration on the next Business Day following the Business Day on which the creation order is received by the Trustee, which is referred to as a T+1 settlement cycle. If the Trustee has not received the required consideration for the Shares to be delivered on the delivery date, by 11:00 A.M., New York City time, the Trustee may cancel the creation order.

The Trustee has the absolute right to reject any creation order, including, without limitation, (1) creation orders that the Trustee has determined are not in proper form, (2) creation orders that the Trustee has determined would have adverse tax or other consequences to the Trust, the Investing Pool or the Shareholders, or (3) creation orders the acceptance of which would, in the opinion of counsel to the Trustee or the Sponsor, result in a violation of law. Neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a creation order.

Redemptions of Baskets

Authorized Participants may typically surrender Baskets in exchange only for an amount of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) equal to the Basket Amount on the Business Day the redemption request is received by the Trustee. However, redemption requests received by the Trustee after 2:40 P.M., New York City time (or, on any day on which the CME is scheduled to close early, after the close of trading of CERFs on the CME on such day), will be treated as received on the next following Business Day. Holders of Baskets who are not Authorized Participants will be able to redeem their Baskets only through an Authorized Participant. It is expected that Authorized Participants may redeem Baskets for their own accounts or on behalf of Shareholders who are not Authorized Participants, but they are under no obligation to do so.

Before surrendering Baskets for redemption, an Authorized Participant must deliver to the Trustee a request indicating the number of Baskets it intends to redeem and providing other details with respect to the procedures by which the required Basket Amount will be transferred. The Trustee will acknowledge the redemption order unless it or the Sponsor decides to refuse the redemption order as described below under “—Requirements for Trustee Actions”.

After the delivery by the Authorized Participant to the Trustee’s DTC account of the total number of Shares to be redeemed by an Authorized Participant, the Trustee will deliver to the order of the redeeming Authorized Participant redemption proceeds consisting of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption a transaction fee per Basket equal to $6.50 multiplied by the number of CERFs included in the Basket Amount. In limited circumstances and with the approval of the Trustee, Baskets may be redeemed for cash, in which case the Authorized Participant will be required to pay any additional redemption costs, including the costs to the Investing Pool of liquidating the corresponding CERF position. The Trust will receive these redemption proceeds pursuant to the Trust’s contemporaneous redemption of Investing Pool Interests of corresponding value. Shares can be surrendered for redemption only in Baskets.

It is expected that delivery of the CERFs and cash or Short-Term Securities to the redeeming Shareholder will be made against transfer of the Baskets on the next Business Day following the Business Day on which the redemption request is received by the Trustee, which is referred to as a T+1 settlement cycle. If the Trustee’s DTC account has not been credited with the total number of Shares to be redeemed pursuant to the redemption order by 11:00 A.M., New York City time, on the delivery date, the Trustee may cancel the redemption order.

The Trustee has the absolute right to reject any redemption order, including, without limitation, (1) redemption orders that the Trustee has determined are not in proper form, (2) redemption orders the acceptance of which would, in the opinion of counsel to the Trustee or the Sponsor, result in a violation of law, or (3) during any period in which circumstances make transactions in, or settlement or delivery of, CERFs impossible or impractical. Neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a redemption order.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. The Sponsor expects that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can be held only in the form of book entries through DTC and its participants, investors must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form. See also “The Securities Depository; Book-Entry-Only System; Global Security”.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Under Delaware law, Shareholders’ liability will be limited to the same extent as the liability of stockholders of a for profit Delaware business corporation.

Cash and Other Distributions

If the Sponsor determines that there is more cash being held in the Trust than is reasonably expected to be needed to pay the Trust’s expenses in the near future, the Sponsor at its discretion can either distribute the extra cash to the Shareholders or contribute it to the Investing Pool to acquire additional CERFs. The Trust has no obligation to make periodic distributions to Shareholders.

If the Trust receives any property in respect of Trust property other than cash, the Trustee, at the direction of the Sponsor, will distribute that property to the Shareholders by any means lawful, equitable and feasible. If the Trustee cannot distribute the property proportionately among the Shareholders, the Trustee, at the direction of the Sponsor, will adopt any other method that it deems to be lawful, equitable and feasible, including public or private sale.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent. Neither the Sponsor nor the Trustee will be responsible if the Sponsor determines that it is unlawful or impractical to make a distribution available to registered holders.

Share Splits

If requested by the Sponsor, the Trustee will declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket. The Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust property to the Shareholders entitled to them.

Voting Rights

Shares do not have any voting rights. However, registered holders of at least 25% of the Shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and registered holders of at least 75% of the Shares have the right to require the Trustee to terminate the Trust as described under “—Amendment and Dissolution”.

Fees for Creations and Redemptions

Each order for the creation of Baskets must be accompanied by a payment to the Trustee of a transaction fee per Basket of $6.50 multiplied by the number of CERFs included in the Basket Amount. In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption a transaction fee per Basket equal to $6.50 multiplied by the number of CERFs included in the Basket Amount. Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Trust Expenses

The Trustee will pay the following expenses out of the assets of the Trust:

•	any expenses of the Trust that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of holders of Shares; and

•	any indemnification of the Sponsor described under “—Limitations on Obligations and Liability”.

The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements that were incurred by it before the Shares were publicly traded and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. If it is necessary for the Trust to liquidate Trust property or apply income from its investments to meet extraordinary expenses, the NAV will decrease. Cash held by the Trustee pending payment of the Trust’s expenses or distribution to Shareholders will not bear any interest.

The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it makes. It may also sell Trust assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Valuation of the Trust Assets

See “Business of the Trust and the Investing Pool—Valuation of CERFs; Computation of Trust’s Net Asset Value”.

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations of the Sponsor and the Trustee. It also limits the liability of the Sponsor and the Trustee. The Sponsor and the Trustee:

•	are obligated to take only the actions specifically set forth in the Trust Agreement without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

•	are not liable if they exercise or fail to exercise discretion permitted under the Trust Agreement;

•	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust property on behalf of any holders of Shares or on behalf of any other person; and

•	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, the Sponsor will be indemnified by the Trust for any liability or expense the Sponsor incurs without negligence, bad faith or willful misconduct on the Sponsor’s part.

Amendment and Dissolution

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders. If an amendment imposes or increases fees or charges (except for taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders, it will not become effective until thirty days after the Trustee notifies the registered holders of the amendment. At the time an amendment becomes effective, by continuing to hold Shares, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended. In no event may any amendment impair the right of a Shareholder to surrender Baskets and receive therefor the amount of Trust property represented thereby, except in order to comply with mandatory provisions of applicable law. In addition, no amendment to the Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for United States federal income tax purposes.

The Trustee will dissolve the Trust if:

•	the Trustee is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	registered holders of at least 75% of the outstanding Shares notify the Trustee that they elect to dissolve the Trust;

•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•

the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Manager determines to liquidate the Investing Pool in accordance with the terms of the Investing Pool Agreement, which provides that the Manager may liquidate the Investing Pool at any time the Manager determines that liquidating the Investing Pool is advisable. (Such circumstances might occur, by way of illustration and not of limitation, if (1) CERFs cease to be listed on the CME and, in the opinion of the Manager, no successor or substantially similar futures contracts are available, (2) the Index Sponsor ceases to maintain the S&P GSCI-ER and, in the opinion of the Manager, it is not advisable to continue investing in CERFs, and no other futures contract that reflects the performance of a successor or reasonably similar index presents an acceptable alternative investment, or (3) the value of the Investing Pool is below a level such that continued operation of the Investing Pool is not cost-effective);

•

the Trust and/or the Investing Pool is treated as an association taxable as a corporation for United States federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Trustee will notify DTC at least thirty days before the date for dissolution of the Trust. After termination, the Trustee and its agents will do the following under the Trust Agreement but nothing else: (1) collect distributions pertaining to Trust property, (2) pay the Trust’s expenses and sell assets as necessary to meet those expenses and (3) deliver Trust property upon surrender and cancellation of Shares. Ninety days or more after dissolution, the Trustee may sell any remaining Trust property in a public or private sale. After that, the Trustee will hold the money it received on the sale and any other cash it is holding under the Trust Agreement for the pro rata benefit of the registered holders that have not surrendered their Shares. The Trustee will not invest the money and will have no liability for interest. The Trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.

Requirements for Trustee Actions

Before the Trustee will deliver or register a transfer of Shares, make a distribution on Shares, or permit the withdrawal of Trust property, the Trustee may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Trust property;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including the presentation of transfer documents.

The Trustee may suspend the delivery of Shares, registrations of transfer of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or may refuse particular deposit, transfer or withdrawal requests at any time when the books of the Trustee are closed or at any time if the Trustee or the Sponsor determines that it is necessary or advisable to do so for any reason.

Delegation by the Trustee to the Trust Administrator or Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee may terminate any Trust Administrator or agent at any time and is not required to appoint a new Trust Administrator or agent.

Custody of the Trust Assets

The creation and redemption of Baskets, and the corresponding creation and redemption of Investing Pool Interests, will generally be effected through EFPs. Because EFPs involve contemporaneous transfers, it is anticipated that the Trust will not hold CERFs and the securities used to collateralize CERFs on a regular basis. The Investing Pool Interests, which are not certificated, will be recorded in the books and records of the Trust by the Trustee and in the books and records of the Investing Pool by the Manager. To the extent the Trust has property that requires a custodian, the Trustee will appoint an agent qualified to maintain the property of the Trust.

Investing Pool Agreement

The Investing Pool is governed by the Investing Pool Agreement, entered into between the Trust and Barclays Global Investors International, Inc., as members. Barclays Global Investors International, Inc. serves as Manager under the Investing Pool Agreement and, as such, is responsible for the administration of the Investing Pool.

The Investing Pool issues Investing Pool Interests only to the Trust and the Manager, and neither the Trust nor the Manager may transfer Investing Pool Interests to any other person; provided that the Manager may transfer its Investing Pool Interests to any non-natural person that is an affiliate of the Manager. Each time Shares are created or redeemed, the Trust will contribute to the Investing Pool, or receive a distribution from the Investing Pool, in an amount equivalent to the Basket Amount it receives in connection with such creation or redemption. The Manager made an initial contribution of $25,000 to the Investing Pool.

The Manager has delegated some of the administration of the Investing Pool to Barclays Global Investors, N.A., the Administrator, which in turn has employed State Street Bank and Trust Company as the Investing Pool Administrator to maintain various records and carry out various duties on behalf of the Investing Pool. Barclays Global Investors, N.A. has also employed PricewaterhouseCoopers LLP as the Tax Administrator to provide tax accounting and tax reporting services for the Trust and the Investing Pool.

The Manager will pay expenses that would otherwise be considered ordinary operating expenses of the Investing Pool (other than trading commissions). In recognition of its paying these expenses, as well as the ordinary operating expenses with respect to the Trust, for which Barclays Global Investors International, Inc. serves as Sponsor, the Manager receives a special allocation from the Investing Pool that accrues daily at an annualized rate equal to 0.75% of the net asset value of the Investing Pool and is payable by the Investing Pool monthly in arrears.

The Investing Pool has entered into a commodity trading advisor agreement with the Advisor, which provides the Advisor with discretionary authority to make all determinations with respect to the Investing Pool’s assets, subject to specified limitations. The Investing Pool has also entered into a futures commission merchant agreement that provides for the execution and clearing of transactions in futures, payment of commissions, custody of assets and other standard provisions. Goldman, Sachs & Co. is the Clearing FCM of the Investing Pool. The Investing Pool may employ other futures commission merchants for the execution of CERF transactions.

Goldman, Sachs & Co. and some of its affiliates trade the contracts comprising the S&P GSCI™, as well as the underlying commodities and other derivative instruments thereon, for their proprietary accounts and other accounts under their management. Goldman, Sachs & Co. and some of its affiliates may underwrite or issue other securities or financial instruments indexed to the S&P GSCI™ and related indices. These activities could present conflicts of interest and could adversely affect the value of the S&P GSCI™. There may be conflicts of interest between you and Goldman, Sachs & Co. See “Risk Factors—Risk Factors Relating to Conflicts of Interest— Proprietary trading and other activities by Goldman, Sachs & Co. and its affiliates could conflict with your interests as a Shareholder”.

Neither the Manager nor the Trust or any of their respective agents or officers will have personal liability to the Investing Pool or the other for monetary damages for breach of fiduciary duty (if any) or any act or omission performed or omitted by any such person in good faith on behalf of the Investing Pool, except for such person’s gross negligence or willful misconduct. The Investing Pool Agreement provides that, to the extent it has available assets, the Investing Pool will indemnify the Trust, the Manager and the officers, agents and delegates of the Investing Pool, for any loss, damage, claim or expense based on their conduct relating to the Investing Pool, provided that the conduct resulting in the loss, damage, claim or expense did not result from the indemnified parties’ gross negligence, bad faith or willful misconduct.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate will represent all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants, the records of DTC Participants, with respect to Indirect Participants, and the records of Indirect Participants with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trust will be dissolved.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR AND THE MANAGER

The Sponsor

The Sponsor is Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC. The Sponsor operates as the commodity pool operator for the Trust. Barclays Global Investors International, Inc. has been registered with the CFTC since October 13, 2005 as a commodity pool operator and is a member of the NFA. The Sponsor’s principal office is located at 400 Howard Street, San Francisco, CA 94105.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on NYSE Arca. The Trust is not expected to have any ordinary recurring expenses. The Sponsor has agreed under the Trust Agreement to pay the following administrative and marketing expenses: (1) the fees of the Trustee, Delaware Trustee, Trust Administrator and Processing Agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) tax reporting costs, (6) license fees and (7) legal expenses up to $100,000 annually. The Sponsor also paid the costs of the Trust’s organization.

The Sponsor has the authority under the Trust Agreement to direct the Trustee in the operation of the Trust, although the Sponsor does not expect to exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the ninety days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

The Sponsor will not receive a fee from the Trust. Except as described below, none of the principals of the Sponsor are expected to hold any beneficial interest in the Trust. The Sponsor and its principals will only be permitted to trade commodity interests for their own accounts in accordance with the Sponsor’s code of ethics. The Sponsor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.

The Manager

The Manager is Barclays Global Investors International, Inc. The Manager operates as the commodity pool operator for the Investing Pool. Barclays Global Investors International, Inc. has been registered with the CFTC since October 13, 2005 as a commodity pool operator and is a member of the NFA. The Manager’s role is described above under “Description of the Shares, the Trust Agreement and the Investing Pool Agreement—Investing Pool Agreement”.

In return for paying certain amounts that would otherwise be considered ordinary operating expenses of the Trust and the Investing Pool, the Manager receives an allocation from the Investing Pool that accrues daily at an annualized rate equal to 0.75% of the net asset value of the Investing Pool and is payable monthly in arrears.

Certain performance data with respect to the Sponsor and the Manager can be found on page 66.

Principals and Key Personnel of the Sponsor and the Manager

Lee Kranefuss is the President and Chief Executive Officer, Rohit Bhagat is the Chief Operating Officer and Michael Latham is the Chief Financial Officer of Barclays Global Investors International, Inc.

Barclays Global Investors International, Inc. is managed by a Board of Directors, which is composed of Messrs. Kranefuss and Latham.

David Burkart is a principal of Barclays Global Investors International, Inc. and is primarily responsible for the trading decisions of the Sponsor and the Manager. Mr. Burkart currently holds a beneficial interest in less than 500 Shares.

Lee Kranefuss became a listed principal of Barclays Global Investors International, Inc. in October 2005. Mr. Kranefuss has served as the President and Chief Executive Officer and a Director of Barclays Global Investors International, Inc. since June 2005. Mr. Kranefuss has served as Director of both Barclays Global Investors Growth Partners, Inc. and Barclays Global Investors Fund Distribution Co. since January 2008 and November 2007, respectively. Since October 2005, Mr. Kranefuss has served as the Chairman of the Board of Barclays Global Investors Services, a broker-dealer, and a Director of Barclays Global Fund Advisors, an investment advisor registered with the SEC and a commodity trading advisor registered with the CFTC. Since May 1997, Mr. Kranefuss has served as a Managing Director of Barclays Global Investors, N.A., a national banking association. From September 1991 to May 1997, Mr. Kranefuss was a Consultant at The Boston Consulting Group, advising clients primarily with respect to financial services. Mr. Kranefuss has also served as a listed principal of Barclays Global Fund Advisors since November 2005. Mr. Kranefuss received his MBA from the University of Pennsylvania in 1991 and his Bachelor of Science in Electrical Engineering from Cornell University in 1984.

Rohit Bhagat became a listed principal of Barclays Global Investors International, Inc. in January 2006. Mr. Bhagat has served as the Chief Operating Officer of Barclays Global Investors International, Inc. since October 2005. Since January 2008, Mr. Bhagat has served as Director and Chief Operating Officer of Barclays Global Investors Growth Partners, Inc. Mr. Bhagat has served as Director of both Barclays Global Investors Japan Limited and Barclays Global Investors Fund Distribution Co. since February 2008 and November 2007, respectively. Since November 2005, Mr. Bhagat has served as a Director of Barclays Global Investors Australia Services Limited, Barclays Global Investors Australia Limited and Barclays Global Investors Australia Holdings Pty. Limited. Since October 2005, Mr. Bhagat has served as a Director of Barclays Global Investors UK Holdings Limited and Barclays Global Fund Advisors and as a Director and Managing Director of Barclays Global Investors, N.A., as the Chief Operating Officer of Barclays Global Investors USA Inc., Barclays California Corporation, Barclays Global Investors Services and Barclays Global Investors, N.A. Mr. Bhagat served as a Director of Barclays Global Investors Japan Limited from December 2005 to August 2007. From December 2005 to January 2008, Mr. Bhagat served as Director of Barclays Global Investors Japan Trust & Banking Co., Ltd. Prior to joining Barclays, Mr. Bhagat was a Senior Vice President from 1992 to 2005 with The Boston Consulting Group, advising clients with respect to financial services. Mr. Bhagat has also served as a listed principal of Barclays Global Fund Advisors since January 2006. Mr. Bhagat received his MBA from Northwestern University in 1990, his Master of Science in Engineering from the University of Texas in 1988 and his Bachelor of Technology from the Indian Institute of Technology in Delhi, India, in 1986.

Michael Latham became a listed principal of Barclays Global Investors International, Inc. in February 2006. Mr. Latham has served as the Chief Financial Officer and a Director of Barclays Global Investors International, Inc. since October 2005. Mr. Latham has also served as Managing Director and head of Americas iShares Business since January 2006. Prior to that, Mr. Latham served as the Chief Operating Officer of the U.S. Individual Investor and the Exchange Traded Fund Business at Barclays Global Investors, N.A. since January 2000. Mr. Latham joined Barclays Global Investors, N.A. in August 1994 as a manager in the Portfolio Accounting group. In 1997 Mr. Latham became deputy head of operations and subsequently head of operations for BGI Europe. Prior to joining Barclays Global Investors, N.A., Mr. Latham was an auditor at Ernst & Young from 1989 to 1994. Mr. Latham received his Bachelor of Science in Business Administration from the University of California at San Francisco and is a certified public accountant.

David Burkart became a listed principal of Barclays Global Investors International, Inc. in January 2006. He also serves as Senior Portfolio Manager/Strategist for Barclays Global Fund Advisors and has been a listed principal of that entity since November 2006 and a registered associated person of that entity since June 2002. In addition, he has served as a portfolio manager of Barclays Global Investors, N.A. since August 2000 and a registered associated person of that entity since September 2003. Mr. Burkart was a financial analyst in international treasury and corporate finance at Gap Inc. from August 1998 to August 2000 and an agency officer in foreign exchange and syndicated lending at Bank of America from January 1993 to April 1996. Mr. Burkart received his MBA from the Wharton School of Business in 1998, his Master of Arts in Foreign Affairs from the University of Virginia and his Bachelor of Arts in Economics from the University of California at Santa Barbara.

Barclays California Corporation, a California corporation and a subsidiary of Barclays Bank PLC, became a listed principal of Barclays Global Investors International, Inc. in October 2005. Barclays California Corporation owns 100% of the equity of Barclays Global Investors International, Inc. Barclays California Corporation is the primary holding company of Barclays Global Investors’ companies incorporated in the United States.

THE TRUSTEE

The Trustee is Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC. The Trustee’s principal office is located at 400 Howard Street, San Francisco, CA 94105. The Trustee has authority to delegate some of its responsibilities under the Trust Agreement to a Trust Administrator or agent. The Trustee will also maintain certain books and records of the Sponsor relating to communications with Shareholders at the offices of the Trustee.

State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts, currently serves as the Trust Administrator. In July of 2007 State Street Bank and Trust Company acquired the initial Trust Administrator, Investors Bank & Trust Company. State Street Bank and Trust Company’s principal office is located at One Lincoln Street, Boston, MA 02111. State Street Bank and Trust Company is subject to supervision by the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption of Shares, Basket composition, the net asset value of the Trust, transaction fees and the names of the parties that have executed an Authorized Participant Agreement may be obtained from State Street Bank and Trust Company by calling the following number: 1-800-474-2737. A copy of the Trust Agreement is available for inspection at the Trust Administrator’s office identified above. Books and records of the Sponsor with respect to the Trust and of the Manager with respect to the Investing Pool will be maintained at this office of State Street Bank and Trust Company (other than records maintained by the Trustee or the Processing Agent as described herein).

The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Sponsor and the Manager of the Investing Pool the receipt and delivery of consideration transferred to, or by, the Trust in connection with each creation and redemption of Baskets, (3) calculating the net asset value of the Trust on each Business Day, (4) calculating net income and realized capital gains or losses, and (5) paying the Trust’s expenses. The Trustee has delegated processing creation and redemption orders of Baskets to the Processing Agent, SEI Investments Distribution Co., a Pennsylvania corporation, certain administrative services to Barclays Global Investors Services, a wholly owned subsidiary of the Trustee, and the remainder of the day-to-day responsibilities to the Trust Administrator. Certain books and records of the Sponsor relating to the creation and redemption of Baskets will be maintained at the offices of the Processing Agent at One Freedom Valley Drive, Oaks, PA 19456.

The Trustee’s fees will be paid by the Sponsor.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE DELAWARE TRUSTEE

Wilmington Trust Company serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

THE ADVISOR

The Advisor is Barclays Global Fund Advisors, a California corporation and an indirect subsidiary of Barclays Bank PLC. The Advisor serves as the commodity trading advisor for the Investing Pool. The Advisor has been registered as a commodity trading advisor with the CFTC since April 5, 1993 and is a member of the NFA. The Trust will not have a separate commodity trading advisor. The Investing Pool has entered into a commodity trading advisor agreement with the Advisor, which provides the Advisor with discretionary authority to make all determinations with respect to the Investing Pool’s assets, subject to specified limitations.

Except as described below, neither the Advisor nor any of its principals are expected to hold any beneficial interest in the Trust. The Advisor and its principals will only be permitted to trade commodity interests for their own accounts in accordance with the Advisor’s code of ethics. The Advisor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.

Blake Grossman is the Chief Executive Officer and Francis Ryan is the Chief Financial Officer of the Advisor.

David Burkart, a principal and registered associated person of the Advisor, will be principally responsible for trading decisions with respect to the Investing Pool’s account. Mr. Burkart currently holds a beneficial interest in less than 500 Shares.

The Advisor is managed by a Board of Directors, which is composed of Blake Grossman, Lee Kranefuss and Rohit Bhagat.

Certain performance data with respect to the Advisor can be found on page 66.

Blake Grossman became a listed principal of the Advisor in April 1993. Mr. Grossman has served as the Chief Executive Officer of the Advisor since October 2005 and as a Director since July 2000. Mr. Grossman joined Barclays in January 1996 (after Wells Fargo Nikko Investment Advisors (“WFNIA”) was acquired by Barclays Bank PLC), serving as the Chairman of the Board of Directors and President of Barclays California Corporation since July 2002, a Director of Barclays Global Investors UK Holdings Limited since April 2000, its Joint Chief Executive Officer since July 2002 and its sole Chief Executive Officer since October 2005, President and Chairman of the Board of Directors of the Advisor since July 2002, President and Chairman of the Board of Directors of Barclays Global Investors USA Inc. since November 2003 and as a Director of Barclays Global Investors Japan Limited and Barclays Global Investors Japan Trust and Banking Co. since December 2005. Prior to Barclays acquiring WFNIA, Mr. Grossman was a Senior Vice President and Manager at WFNIA from April 1990 to December 1995. Mr. Grossman received his Master of Arts and Bachelor of Arts in Economics from Stanford University in 1985.

Anthony Spinale became a listed principal and Chief Financial Officer of the Advisor in August 2008. Mr. Spinale has also served as Director of Barclays Global Investors N.A. since July 2008, Chief Financial Officer of Barclays Global Investors N.A. since August 2008, Director and Chief Financial Officer of Barclays Global Investors USA, Inc. since August 2008, and Director and Chief Financial Officer for Barclays Global Investors Growth Partners, Inc. and Barclays California Corporation since August 2008. Mr. Spinale joined Barclays Global Investors, N.A. in September 2000, initially serving as the Head of Corporate Development, and from January 2002 to January 2005 as Head of Strategy and Business Finance. From January 2005 to July 2008, he served as Chief of Staff to the President of Barclays PLC. Mr. Spinale has been a member of the Barclays PLC Operating Committee since 2006. Prior to joining Barclays Global Investors N.A., Mr. Spinale was Director of Corporate Development at Transamerica Corporation from 1998 to 2000 where he was responsible for strategic planning and mergers and acquisitions. Mr. Spinale received his B.A. in economics from Williams College in 1987 and his MBA from the Darden Graduate School of Business at the University of Virginia in 1993.

Lee Kranefuss became a listed principal of the Advisor in November 2005. Mr. Kranefuss has served as a Director of the Advisor since October 2005 and as the President and Chief Executive Officer and a Director of Barclays Global Investors International, Inc. since June 2005. Mr. Kranefuss has served as Director of both Barclays Global Investors Growth Partners, Inc. and Barclays Global Investors Fund Distribution Co. since January 2008 and November 2007, respectively. Since October 2005, Mr. Kranefuss has served as the Chairman of the Board of Barclays Global Investors Services. Since May 1997, Mr. Kranefuss has served as a Managing Director of Barclays Global Investors, N.A. From September 1991 to May 1997, Mr. Kranefuss was a Consultant at The Boston Consulting Group, advising clients primarily with respect to financial services. Mr. Kranefuss has also served as a listed principal of Barclays Global Investors International, Inc. since October 2005. Mr. Kranefuss received his MBA from the University of Pennsylvania in 1991 and his Bachelor of Science from Cornell University in 1984.

Rohit Bhagat became a listed principal of the Advisor in January 2006. Mr. Bhagat has served as a Director of the Advisor and the Chief Operating Officer of Barclays Global Investors International, Inc. since October 2005. Since November 2005, Mr. Bhagat has served as a Director of Barclays Global Investors Australia Services Limited, Barclays Global Investors Australia Limited and Barclays Global Investors Australia Holdings Pty. Limited. Since January 2008, Mr. Bhagat has served as Director and Chief Operating Officer of Barclays Global Investors Growth Partners, Inc. Mr. Bhagat has served as Director of both Barclays Global Investors Japan Limited and Barclays Global Investors Fund Distribution Co. since February 2008 and November 2007, respectively. Since October 2005, Mr. Bhagat has served as a Director of Barclays Global Investors UK Holdings Limited and as a Director and Managing Director of Barclays Global Investors, N.A., as the Chief Operating Officer of Barclays Global Investors USA Inc., Barclays California Corporation, Barclays Global Investors Services and Barclays Global Investors, N.A. Mr. Bhagat served as a Director of Barclays Global Investors Japan Limited from December 2005 to August 2007. From December 2005 to January 2008, Mr. Bhagat served as Director of Barclays Global Investors Japan Trust & Banking Co., Ltd. Prior to joining Barclays, Mr. Bhagat was a Senior Vice President from 1992 to 2005 with The Boston Consulting Group, advising clients with respect to financial services. Mr. Bhagat received his MBA from Northwestern University in 1990, his Master of Science in Engineering from the University of Texas in 1988 and his Bachelor of Technology from the Indian Institute of Technology in Delhi, India, in 1986.

David Burkart became a listed principal of the Advisor in November 2006. Mr Burkart has also served as a listed principal of Barclays Global Investors International, Inc. since January 2006. He also serves as Senior Portfolio Manager/Strategist for the Advisor and has been a registered associated person of that entity since June 2002. In addition, he has served as a portfolio manager of Barclays Global Investors, N.A. since August 2000 and a registered associated person of that entity since September 2003. Mr. Burkart was a financial analyst in international treasury and corporate finance at Gap Inc. from August 1998 to August 2000 and an agency officer in foreign exchange and syndicated lending at Bank of America from January 1993 to April 1996. Mr. Burkart received his MBA from the Wharton School of Business in 1998, his Master of Arts in Foreign Affairs from the University of Virginia and his Bachelor of Arts in Economics from the University of California at Santa Barbara.

Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC, became a listed principal of the Advisor in January 1996. Barclays Global Investors, N.A. owns 100% of the equity of the Advisor. Barclays Global Investors, N.A. is a commodity trading advisor registered with the NFA.

Michael Crowl is the Secretary of the Advisor. Theda R. Haber, Assistant Secretary of the Advisor, became a listed principal of the Advisor in August 2001. Terri L. Slane, Assistant Secretary of the Advisor, became a listed principal of the Advisor in May 2001.

CONFLICTS OF INTEREST

General

The Sponsor and the Manager have not established formal procedures to resolve all potential conflicts of interest with Shareholders. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor and the Manager attempt to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor and the Manager to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust and the Investing Pool.

Prospective investors should be aware that the Sponsor and the Manager intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor or the Manager to the Shareholders. It is not certain, however, that such assertion would prevail in any such proceeding.

The Sponsor

The Sponsor is an affiliate of the Trustee and therefore may have a conflict of interest with respect to its oversight of the Trustee. In particular, the Sponsor, which has authority to remove the Trustee in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities. The Trustee is authorized to appoint an unaffiliated Trust Administrator or agent to carry out all or some of its duties under the Trust Agreement, but it can terminate or replace the Trust Administrator or agent at any time, and it is not required to delegate any of its duties to an unaffiliated third party.

In addition, the Sponsor and its affiliates may engage in trading activities relating to the CERFs, the components of the Index or the S&P GSCI-ER or other derivative instruments related to those indices that are not for the account of, or on behalf of, the Trust, the Investing Pool or the Shareholders. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Sponsor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities, if they influence the value of the CERFs, could be adverse to the interests of the Shareholders. Moreover, the Sponsor and its affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor and its affiliates may affect the level of the S&P GSCI-ER or its components and, therefore, the value of the CERFs and the price of the Shares.

No Distributions

The Sponsor has discretionary authority over all distributions made by the Trust. If the Sponsor determines that there is more cash being held in the Trust than is reasonably expected to be needed to pay the Trust’s expenses in the near future, the Sponsor at its discretion can either distribute the extra cash to the Shareholders or contribute it to the Investing Pool to acquire additional CERFs. The Trust has no obligation to make periodic distributions to Shareholders. The Manager will receive greater management fees as the Investing Pool’s net assets increase.

Resolution of Certain Conflicts

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee.

CERTAIN PERFORMANCE DATA

Trust and Investing Pool

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 28, 2008. Performance information is set forth, in accordance with CFTC regulations, since July 10, 2006 (inception). The summary below also substantially reflects the performance of the Investing Pool, into which substantially all of the assets of the Trust are invested. The Trust owns substantially all of the interests in the Investing Pool.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool:	iShares® S&P GSCI™ Commodity-Indexed Trust
Type of Pool:	Public, Exchange-Listed Commodity Pool
Date of Inception of Trading:	July 10, 2006
Aggregate Gross Capital Subscriptions[1] as of November 28, 2008:	$1,085,798,764
Net Asset Value as of November 28, 2008:	$426,934,885
Net Asset Value per Share as of November 28, 2008:[2]	$31.86
Worst Monthly Drawdown:[3]	-29.66%
(September 2008)
Worst Peak-to-Valley Drawdown:[4]	-59.42%
(July 2008 – November 2008)

[1]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[2]	“Net Asset Value per Share” is the net asset value of the pool divided by the total number of Shares outstanding as of November 28, 2008.
[3]

“Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Drawdown is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[4]

“Worst Peak-to-Valley Drawdown” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Drawdown represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

Rate of Return:

Month	2008	2007	2006
January	0.19%	-2.14%
February	10.29%	4.26%
March	-0.76%	2.93%
April	8.25%	0.31%
May	9.23%	-2.41%
June	8.42%	3.49%
July	-12.07%	5.21%	2.45%
August	-7.40%	-3.78%	-6.52%
September	-11.99%	9.56%	-10.47%
October	-27.77%	9.65%	-2.99%
November	-16.40%	-3.22%	5.52%
December		4.95%	-7.46%
Year	-39.16% (through November 2008)	31.45% (January-December 2007)	-18.79% (July-December 2006)

Other Commodity Pools and Accounts

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

BARCLAYS GLOBAL FUND ADVISORS, THE COMMODITY TRADING ADVISOR THAT HAS DISCRETIONARY TRADING AUTHORITY OVER ALL OF THE INVESTING POOL’S FUTURES AND COMMODITY OPTION TRADING, HAS NOT PREVIOUSLY DIRECTED ANY OTHER ACCOUNTS.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the Shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares (a “U.S. Holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Shares by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, (2) persons that will hold Shares as part of a position in a “straddle” or as part of a “hedging”, “conversion” or other integrated investment transaction for federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar, or (4) persons that do not hold Shares as capital assets.

This summary is based on the Code, Treasury regulations, Internal Revenue Service, or IRS, rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. The Sponsor has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the Shares. Prospective investors in the Shares should consult their tax advisors in determining the tax consequences of an investment in the Shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Classification of the Trust and the Investing Pool

Under current law and assuming full compliance with the terms of the Trust Agreement and the Investing Pool Agreement and such other documents as are relevant, in the opinion of Cleary Gottlieb Steen & Hamilton LLP, (1) the Trust will not be treated as an association taxable as a corporation for U.S. federal income tax purposes, and (2) the Investing Pool will not be treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust and the Investing Pool will not be taxable entities for U.S. federal income tax purposes and will not incur U.S. federal income tax liability.

The Investing Pool files partnership tax returns. Prospective investors should be aware that there is no authority addressing the U.S. federal income tax treatment of an investment trust whose sole asset is an interest in a limited liability company taxed as a partnership, where that interest represents substantially all of the total interests in the partnership. The IRS has indicated that it will take the position that certain trusts of that kind should be treated as partnerships. As a result of this development, the Sponsor determined that the Trust should file a partnership return rather than a trust return. See “—Information Reporting with Respect to Shares”. Accordingly, you will be taxed as a beneficial owner of an interest in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s and Investing Pool’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.

Classification of the CERFs

Under current law and assuming full compliance with the terms of the Trust Agreement and the Investing Pool Agreement, the rules and agreements governing the terms of the CERFs and such other documents as are relevant, in the opinion of Cleary Gottlieb Steen & Hamilton LLP, although there is no authority on point, the CERFs held by the Investing Pool will not be treated as regulated futures contracts within the meaning of Section 1256 of the Code because the CERFs are not contracts with respect to which the amount required to be deposited and the amount which may be withdrawn depends on a system of marking to market. Accordingly, the CERFs will not be subject to the special “mark-to-market” rules applicable to other regulated futures contracts.

The remainder of this section is based on these opinions. You should be aware that an opinion of counsel is not binding on the IRS or a court. Accordingly, it is possible that the IRS or a court would reach a different conclusion from those set forth above, in which case the timing, amount, character, holding period or other material aspects of your income, gain, loss or expense from an investment in the Shares may differ from those described below.

In General

The Investing Pool will be treated, for U.S. federal income tax purposes, as owning the CERFs and any assets held to fully collateralize the CERFs. It is expected that the Investing Pool’s items of income or loss, as the case may be, will consist primarily of (1) capital gain or loss, as the case may be, in respect of the CERFs upon their expiration or upon disposition of a CERF by the Investing Pool, and (2) interest income on amounts deposited with the Clearing FCM or, to the extent margin assets consist of U.S. Treasury securities, short-term securities or money market funds, interest or dividend income from, and gain or loss on the disposition of, such securities.

Gain or loss on a CERF or on margin securities generally will be equal to the difference between the amount realized on the sale or other disposition thereof and the adjusted tax basis of the CERF or securities, respectively. Such gain or loss will be long-term capital gain or loss if at the time of disposition the Investing Pool has held the CERFs for more than six months, or has held the securities for more than one year. Interest or dividends accrued or paid on amounts deposited with the Clearing FCM or margin securities will be taxable to you as ordinary income. If any of the securities are treated as issued with original issue discount, you generally will be required to include the original issue discount in income.

Because you will be treated as a beneficial owner of an interest in a partnership, you will be required to include in income the Investing Pool’s items of income, gain, loss, deduction, expense and credit that are allocated to you for the Trust’s and the Investing Pool’s taxable year ending with or within your taxable year, regardless of whether any distributions are made to you. Accordingly, you may be required to include amounts in income without a corresponding current receipt of cash if the Investing Pool earns taxable income but does not make corresponding cash distributions. For example, you may incur income tax liabilities in excess of cash distributions on Shares as a result of interest earned by the Investing Pool on amounts deposited with the Clearing FCM or gain derived by the Investing Pool from the disposition of a CERF in connection with the redemption by an Authorized Participant of a Basket. In addition, if you hold Shares at the time when the CERFs expire, you may be taxable on gain that may be substantial in amount if the CERFs have appreciated substantially in value, without receiving any cash distribution.

Distributions on the Shares

Distributions on the Shares generally will not be taxable to you, except to the extent that the cash you receive exceeds your adjusted tax basis in the Shares. Cash distributions in excess of your adjusted tax basis in the Shares generally will be treated as gain from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares”.

Upon a liquidating distribution of cash by the Investing Pool and the Trust (a distribution to you that terminates your interest in the Trust and Investing Pool), you generally will recognize gain or loss from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares”.

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of Shares, you generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and your adjusted tax basis in the Shares. Your adjusted tax basis in your Shares generally will be equal to the amount you paid for your Shares (1) increased by any income or gain of the Trust that is allocated to you, and by the amount of any contributions you make to the capital of the Investing Pool as part of the creation of a Basket, and (2) decreased, but not below zero, by any loss or expense of the Trust that is allocated to you, and by the amount of any cash and the tax basis of any property distributed (or deemed distributed) to you. For a description of the allocation of income, gain, loss and expense to you, see “—Partnership Allocations and Adjustments”.

Creation and Redemption of Baskets

Holders of Shares other than Authorized Participants (or holders for which an Authorized Participant is acting) generally are not expected to recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Investing Pool disposes of a CERF in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to you. An Authorized Participant’s creation or redemption of a Basket also may affect the portion of the Investing Pool’s tax basis in the Investing Pool’s assets that is allocated to you, which could affect the amount of gain or loss allocated to you on the expiration of the CERFs or on disposition of a CERF by the Investing Pool.

Distributions of CERFs to Authorized Participants in connection with redemptions of Baskets may give rise to character and timing mismatches between gain or loss recognized by the Authorized Participant on the CERFs and gain or loss recognized on any Shares retained by the Authorized Participant (or, if relevant, a holder of Shares for which an Authorized Participant is acting). In a nonliquidating distribution, the Authorized Participant generally will receive a carryover basis in the CERFs distributed to it (assuming that such carryover basis does not exceed the holder’s outside basis in its Shares) and the holder will reduce its outside basis in the Shares it retains after the redemption by the sum of the basis it takes in the CERFs and the amount of cash, if any, it receives. Thus, for example, an Authorized Participant that is a dealer in securities who receives a distribution of CERFs generally will recognize capital gain or loss on such CERFs in the year of the distribution under the special “mark-to-market” rules applicable to regulated futures contracts under Section 1256 of the Code but may recognize in the same year an offsetting amount of ordinary income or loss on any Shares it retains after the redemption under the regular “mark-to-market” rules that apply to dealers in securities. Similarly, an Authorized Participant (or other redeeming holder of Shares) that is not a dealer in securities who receives a distribution of CERFs generally will recognize capital gain or loss on such CERFs in the year of the distribution under the special “mark-to-market” rules applicable to regulated futures contracts but generally will not recognize gain or loss with respect to the Shares it retains after the redemption until it disposes of such Shares. Authorized Participants (and other redeeming holders of Shares) are urged to consult their own tax advisor with regard to the tax consequences to them of redemption of Shares.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Holder’s share of losses and expenses of the Trust and the Investing Pool is subject to certain limitations, including, but not limited to, rules providing that: (1) you may not deduct the Investing Pool’s losses that are allocated to you in excess of your adjusted tax basis in your Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity;

and (3) a noncorporate U.S. Holder may deduct its share of expenses of the Trust or Investment Pool only to the extent that such share, together with such noncorporate U.S. Holder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. Holder’s adjusted gross income. The Trust will report the annual allocation from the Investing Pool to the Manager as an expense of the kind subject to the limitation on miscellaneous itemized deductions. To the extent that a loss or expense that you cannot deduct currently is allocated to you, you may be required to report taxable income in excess of your economic income or cash distributions to you on the Shares. You are urged to consult your own tax advisor with regard to these and other limitations on your ability to deduct losses or expenses with respect to the Trust and the Investing Pool.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, your share of the Investing Pool’s income, gain, loss, deduction and other items will be determined by the Trust Agreement and the Investing Pool Agreement, unless an allocation under these agreements does not have “substantial economic effect”, in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election”, the allocations pursuant to the Trust Agreement and the Investing Pool Agreement should be considered to have substantial economic effect.

If the allocations provided by the Trust Agreement or the Investing Pool Agreement were successfully challenged by the IRS, the amount of income or loss allocated to you for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Trust and the Investing Pool will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you. Holders with questions regarding partnership allocations and adjustments or other tax matters may obtain further information from Barclays Global Investors International, Inc. at the following number (415) 402-4622.

Monthly Allocation and Revaluation Conventions

In general, the Trust’s and the Investing Pool’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a Share as of the close of the last trading day of the preceding month will be treated as continuing to hold that Share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its Shares or whose Shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for these purposes when the transfer is completed without regard to the Trust’s and the

Investing Pool’s monthly convention for allocating income and deductions. In that event, the Trust’s and the Investing Pool’s allocation method might be viewed as violating that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Investing Pool generally will credit or debit, respectively, the “book” capital account of the Trust with any unrealized gain or loss in the Investing Pool’s assets and the Trust will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Trust’s Investing Pool Interests. This will result in the allocation of items of the Investing Pool’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Investing Pool at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Investing Pool’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Trust and the Investing Pool generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Investing Pool generally will credit or debit, respectively, the “book” capital account of the Trust with any unrealized gain or loss in the Investing Pool’s assets and the Trust will credit or debit, respectively, the “book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust’s Investing Pool Interests based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Investing Pool’s assets at the time it acquires the Shares or (2) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Investing Pool’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Trust’s and the Investing Pool’s monthly allocation or monthly revaluation convention, the IRS may contend that taxable income or losses of the Trust and the Investing Pool must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Trustee and the Manager are authorized to revise the Trust’s and the Investing Pool’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in the Trust and the Investing Pool.

Section 754 Election

The Trust and the Investing Pool intend to make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. These elections generally will require each purchaser of Shares to adjust its proportionate share of the tax basis in the Trust’s Investing Pool Interests (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s Shares, as if the purchaser had acquired a direct interest in the Investing Pool Interests and will require the Trust to make a corresponding adjustment to its share of the tax basis in the Investing Pool’s assets that will be segregated and allocated to the purchaser of the Shares. These adjustments are attributed solely to a purchaser of Shares and are not added to the tax basis of the Investing Pool Interests and the Investing Pool’s assets associated with other holders of Shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its Shares and the Trust’s corresponding inside basis in the Investing Pool’s assets such that the amount of gain or loss that will be allocated to the purchaser on the disposition by the Investing Pool of its assets (for example, on the expiration or disposition of the CERFs) will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its Shares. Depending on the relationship between a holder’s purchase price for Shares and its interest in the unadjusted share of the Investing Pool’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the Trust and the Investing Pool, the Trust and the Investing Pool will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by the Trust and the Investing Pool do not satisfy the technical requirements of the Code or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, the Trust and the Investing Pool will be required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Trust and the Investing Pool will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Trust or the Investing Pool will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Trust and the Investing Pool makes based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its interest in the inside basis in the Investing Pool’s assets.

Constructive Termination

The Trust and the Investing Pool will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Trust’s and the Investing Pool’s taxable year for all holders of Shares. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the Trust’s and the Investing Pool’s taxable year may result in more than 12 months of its taxable income or loss being includable in its taxable income for the year of termination. The Trust and the Investing Pool would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Trust or the Investing Pool were unable to determine that the termination had occurred.

Other Matters

Borrowing of Shares

If your Shares are borrowed (or rehypothecated) by your broker and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of Shares, you may be considered as having disposed of those Shares. If so, you would no longer be a beneficial owner of a pro rata portion of the Shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) the Trust’s and the Investing Pool’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by you, and (2) any cash distributions received by you with respect to those Shares could be fully taxable, likely as ordinary income. Accordingly, if you desire to avoid the risk of income recognition from a loan of your Shares, you should modify any applicable brokerage account agreements to prohibit your broker from borrowing your Shares.

These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.

Information Reporting with Respect to Shares

As described above under “—Classification of the Trust and the Investing Pool”, as a result of statements by the IRS on the classification of trusts similar to the Trust, the Sponsor decided that the Trust should file a partnership return rather than a trust return. Generally, the amount and allocation of your share of the Trust’s and the Investing Pool’s items of income, gain, loss, deduction, expense and credit for U.S. federal income tax purposes, and the time when you receive your tax reporting information, should be the same as if the Trust were to file a trust return. However, the manner in which tax reporting information is provided to investors will be affected.

Because the Trust will file a partnership return, tax information will be reported to investors on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year but in no event later than March 15. Each K-1 provided to a holder of Shares will set forth the holder’s share of the Trust’s share of the Investing Pool’s items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. Holder to complete its tax return with respect to its investment in the Shares. Generally, the amount and allocation of your share of the Investing Pool’s items of income, gain, loss, deduction, expense and credit for U.S. federal income tax purposes, and the time when you receive your tax reporting information, should be the same as if the Trust were to file a trust return. However, the manner in which those tax items are reported to you will be affected by receiving the information on a K-1 rather than through the reporting that would occur if the Trust filed a trust return.

Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust and the Investing Pool its name and address and such other information and forms as may be reasonably requested by the Trust and the Investing Pool for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “Partnership Allocations and Adjustments—Monthly Allocation and Revaluation Conventions”, the partnership tax rules generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that certain adjustments be made based on daily valuations. These regulations do not contemplate monthly allocation conventions of the kind that will be used by the Investing Pool and the Trust. If the IRS does not accept the monthly reporting convention, the IRS may contend that taxable income or losses of the Trust or Investing Pool must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. The Trustee and the Manager are authorized to revise the Trust’s and the Investing Pool’s allocation method to comply with applicable law.

Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain types of transactions to the IRS (a “Reportable Transactions”). Under these regulations, a U.S. Holder who disposes of Shares and recognizes a loss with respect to such disposition in excess of certain thresholds would be required to report the loss on Form 8886 (Reportable Transaction Statement). The loss threshold is $10 million in any single taxable year or $20 million in any combination of taxable years for corporations, and $2 million in any single taxable year or $4 million in any combination of taxable years for most partnerships, individuals, S corporations or trusts. You should consult with your tax advisor regarding any tax filing and reporting obligation that may apply in connection with acquiring, owning and disposing of Shares.

Tax Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income”, or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Investing Pool) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt financed, or the partnership incurs “acquisition indebtedness”, all or a portion of the income or gain attributable to the “debt financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains. The income of the Trust and the Investing Pool will be passive investment income generally excluded from UBTI and the Trust and the Investing Pool will not incur “acquisition indebtedness”. Thus, if you are a tax-exempt entity and your acquisition of the Shares is not debt-financed, income with respect to the Shares will not be UBTI.

Taxation of Non-U.S. Holders of Shares

As used herein, the term “non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder.

The Investing Pool will conduct its activities in such a manner that a non-U.S. Holder of the Shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. Thus, if you are a non-U.S. Holder, interest income allocable to you generally will be considered short-term interest not subject to U.S. withholding or income tax, or “portfolio interest” not subject to U.S. federal income or withholding tax provided that (1) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of Goldman, Sachs & Co. or, to the extent margin assets consist of other corporate securities, 10% or more of the total combined voting power of all classes of stock entitled to vote of the issuer of such securities; (2) you are not a controlled foreign corporation for U.S. federal income tax purposes that is related to Goldman, Sachs & Co. or such issuer, as applicable, through stock ownership; and (3) you certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person and provide your name and address and otherwise satisfy applicable documentation requirements.

Subject to the discussion below, you generally will not be subject to U.S. federal income tax on gains on the sale of the Shares or on your share of the Trust’s and the Investing Pool’s gains. However, in the case of an individual non-U.S. Holder, such holder will be subject to U.S. federal income tax on gains on the sale of Shares or such holder’s share of the Trust’s and the Investing Pool’s gains if such non-U.S. Holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. In addition, if the margin assets held by the Investing Pool consist of money market funds, your share of the dividends earned on such funds may be subject to U.S. federal withholding tax at a rate of 30 percent (or lower treaty rate, if applicable). Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust and the Investing Pool its name and address and such other information and forms as may be reasonably requested by the Trust and the Investing Pool for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Backup Withholding

The Trust is required in certain circumstances to backup withhold on certain payments paid to non-corporate holders of Shares who do not furnish to the Trust their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (a) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (b) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest; (c) the Plan’s funding objectives; and (d) whether under the general fiduciary standards of investment prudence and diversification the investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying assets held in the Trust represented by the Shares or in the underlying assets of the Investing Pool, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Because of the possibility that a prohibited transaction could occur as a result of the transfer of CERFs between a Plan and an Authorized Participant, no such transfer shall occur unless such transfer will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code. As a result, each Plan and its fiduciary will be deemed to have represented, in connection with a transfer of CERFs between the Plan and an Authorized Participant, that such transfer will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code by reason of United States Department of Labor Prohibited Transaction Class Exemption 84-14 or another applicable exemption.

PLAN OF DISTRIBUTION

The Trust will issue Shares in Baskets to Authorized Participants in exchange for the requisite consideration on a continuous basis. As of the date of this prospectus, the Authorized Participants are Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., Merrill Lynch Professional Clearing Corp., Newedge USA, LLC, Pru Global Securities, LLC and Timber Hill LLC. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the Securities Act.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share in respect of which it is acting as a statutory underwriter over the price paid by that Authorized Participant in connection with the creation of that Share in a Basket may be deemed to be underwriting compensation. However, such underwriting compensation, together with any other underwriting compensation received in connection with the offering (if any), will not exceed 10% of the gross proceeds in accordance with NASD Conduct Rule 2810.

The Trust will not pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets. Investors that purchase Shares through a commission/fee-based brokerage account may, however, pay commissions/fees charged by the brokerage account. It is recommended that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

In connection with any offering of the Shares outside the United States, the Authorized Participants are expected to comply with the following:

•

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each of which is referred to in this prospectus as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which is referred to in this prospectus as the Relevant Implementation Date, it has not made and will not make an offer of the Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Shares to the public in that Relevant Member State at any time:

(1)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2)	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(3)	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, an “offer of Shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. References to “€” are to euros.

The European Economic Area selling restriction stated above is in addition to any other selling restrictions set out below:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Trust and the Investing Pool;

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom;

•

as the Trust may be a collective investment scheme as defined in the FSMA and the Trust has not been authorized, or otherwise recognized or approved, by the Financial Services Authority which, as an unregulated scheme, accordingly cannot be promoted in the United Kingdom to the general public, it will promote the Trust in the United Kingdom only in accordance with applicable law and regulation (1) if such promotion is carried out through an Authorized Person, (i) to persons who are investment professionals having professional experience in participating in unregulated schemes (only as defined in Article 14(5) of the FSMA (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (as amended) (the “CIS Order”)) or (ii) to persons who are within any of the categories of persons described in Article 22 of the CIS Order; (2) if such promotion is not carried out through an Authorized Person, in circumstances permitted by the FSMA (Financial Promotion) Order 2005 (as amended); or (3) to persons to whom this prospectus may otherwise lawfully be communicated;

•

the offering of the Shares will be made on a private placement basis in Canada (in the provinces of British Columbia, Ontario and Quebec) (1) through the Authorized Participant or its affiliates who are permitted under applicable securities laws or have available exemptions to offer and sell the Shares in Canada; (2) solely to purchasers who are entitled under applicable provincial securities laws to purchase the Shares without the benefit of a prospectus qualified under the securities laws; and (3) in the case of purchasers in provinces other than Ontario, without the services of a dealer registered pursuant to those securities laws;

•

the offering and sale of Shares in Japan can only be effected through a licensed Commodity Investment Dealer (“shohin toushi hanbai gyosha”) or a person exempt under the law Concerning Regulations of Commodities Investment Business (the “Commodities Law”). The prospectus cannot be distributed in Japan other than to a licensed Commodity Investment Dealer or a person exempt under the Commodities Law;

•

the offering and sale of Shares in Switzerland will be on the basis of a non-public offering. This prospectus does not constitute a prospectus according to articles 652a or 1156 of the Swiss Federal Code of Obligations, and the Shares may not be offered or distributed on a professional basis in or from Switzerland, and neither this prospectus nor any other offering material relating to the Shares may be publicly issued in connection with any such offer or distribution. The Shares have not been and will not be approved by any Swiss regulatory authority. In particular, neither the Shares nor the Trust are or will be supervised by the Swiss Federal Banking Commission, and investors may not claim protection under the Swiss Investment Fund Act;

•

the offer or invitation which is the subject of this prospectus is not allowed to be made to the retail public in Singapore. This prospectus is not a “prospectus” as defined in the Securities and Futures Act, Chapter 289 of Singapore (“SFA”). Accordingly, statutory liability under that Act in relation to the content of prospectuses would not apply. You should consider carefully whether the investment is suitable for you. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Shares may not be circulated or distributed, nor may Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 304 of the SFA, (ii) to a relevant person, or any person pursuant to Section 305(2), and in accordance with the conditions, specified in Section 305 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where Shares are subscribed or purchased under Section 305 by a relevant person that is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Shares pursuant to an offer made under Section 305 except:

(1)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 305(5) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law;

•

the Shares are not registered or authorized for distribution under the German Investment Act (Investmentgesetz, the “Investment Act”) and, accordingly, have not been, and will not be, offered or advertised publicly or offered similarly under the Investment Act. Any offer of the Shares in Germany may be made only in accordance with the Investment Act and all other applicable laws in Germany governing the issue, offering and sale of the Shares;

•

the Shares may not be offered, sold or distributed in Spain except in compliance with the requirements of the Spanish Law on collective investment schemes (Ley 35/2003, de 4 de noviembre, de Instituciones de Inversión Colectiva), as amended and restated, and Royal Decree 1309/2005, of November 4 (Real Decreto 1309/2005, de 4 de noviembre, por el que se aprueba el Reglamento de la Ley 35/2003, de 4 de noviembre, de instituciones de inversion colectiva, y se adopto el régimen tributario de las instituciones de inversión colectiva), as amended and restated, and other applicable Spanish laws and regulations or where there is no marketing of the Shares in Spain as defined therein;

•

the Shares may not be acquired by or offered, directly or indirectly to, individuals or entities in the Netherlands, and this prospectus may not be circulated in the Netherlands as part of initial distribution or at any time thereafter, except to individuals or entities whose ordinary business or profession is (1) to trade or invest in securities or (2) involves the acquisition and disposal of investment objects of the same kind as the assets or a substantial part of the assets of the Trust, in either case within the meaning of Article 1 of the regulation dated October 9, 1990 (as amended) issued pursuant to Article 14 of the Investment Institutions Supervision Act (Wet Toezicht Beleggingsinstellingen) of 27 June 1990;

•

no prospectus has been nor will be published in the Republic of Italy in connection with the offering of the Shares and that such offering has not been cleared by the Italian Securities and Exchange Commission (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the Authorized Participant has represented and agreed that the Shares may not and will not be offered, sold or delivered, nor may or will copies of this prospectus or any other document relating to the Shares be distributed, in the Republic of Italy, except: (1) to professional investors (operatori qualificati), as defined in Article 31.2 of CONSOB Regulation No. 11522 of July 1, 1998, as amended (“Regulation No. 11522”), or (2) in other circumstances which are exempted from the rules on investment solicitation pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Decree No. 58”) and Article 33.1 of CONSOB Regulation No. 11971 of May 14, 1999, as amended (“Regulation No. 11971”). The Authorized Participant has represented and agreed that any offer, sale or delivery of the Shares or distribution of copies of the prospectus or any other document relating to the Shares in the Republic of Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, as applicable, will be: (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with Decree No. 58, Legislative Decree No. 385 of September 1, 1993, as amended (“Decree No. 385”), Regulation No. 11522 and any other applicable laws and regulations; (b) in compliance with Article 129 of Decree No. 385 and the implementing guidelines of the Bank of Italy; and (c) in compliance with any other applicable notification requirement or limitation that may be imposed by CONSOB or the Bank of Italy. Any investor purchasing the Shares in the offering is solely responsible for ensuring that any offer or resale of the Shares it purchased in the offering occurs in compliance with applicable laws and regulations. The prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on investment solicitation pursuant to Article 100 of Decree No. 58 and Article 33.1 of Regulation No. 11971, is not to be distributed, for any reason, to any third party resident or located in the Republic of Italy. No person resident or located in the Republic of Italy other than the original recipients of this document may rely on it or its contents. The Republic of Italy has only partially implemented the Prospectus Directive; the European Economic Area selling restriction stated above shall apply with respect to the Republic of Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in the Republic of Italy. Insofar as the requirements above are based on laws that are superseded at any time pursuant to the implementation of the Prospectus Directive in the Republic of Italy, such requirements shall be replaced by the applicable requirements under the relevant implementing measures of the Prospectus Directive in the Republic of Italy;

•

(1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Shares other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and (2) it has not issued and will not issue any advertisement, invitation or document relating to the Shares, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder; and

•

the Shares may not be offered or sold in the Republic of France. Neither this prospectus, which has not been submitted to the clearance procedures of the French authorities, including the Autorité des marches financiers (AMF), nor any offering material or information contained herein relating to the offering of the Shares, may be released or issued in France or to any resident of the Republic of France. This prospectus does not constitute an offer to sell securities under French law.

Any Authorized Participant may make a market in the Shares or the CERFs. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares or the CERFs.

The Shares are listed on NYSE Arca under the symbol “GSG”.

LEGAL MATTERS

The validity of the Shares has been passed upon for the Sponsor by Richards, Layton & Finger, P.A. Cleary Gottlieb Steen & Hamilton LLP, as special United States tax counsel to the Sponsor, has also provided an opinion regarding certain federal income tax matters relating to the Trust, Investing Pool and the Shares.

EXPERTS

The financial statements as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and the period from July 10, 2006 (commencement of operations) through December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2007 included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust and the Investing Pool a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, including the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Investing Pool and the Shares, please refer to the registration statement, which you may inspect without charge at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

The current prospectus for the Trust, which may be updated from time to time pursuant to SEC and CFTC rules, will be available online at www.ishares.com as well as at the SEC website referred to above.

The Trust is subject to the informational requirements of the Exchange Act, and the Sponsor and the Trustee, on behalf of the Trust, file certain reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. These reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

The Trustee will furnish you with annual reports as required by the rules and regulations of the SEC, as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust and the Investing Pool. The monthly Account Statements for the Trust that are required to be prepared under the CFTC’s rules will be published online at www.ishares.com. You also will be provided with appropriate information to permit you, on a timely basis, to file your United States federal and state income tax returns with respect to your Shares. Additional reports may be posted online at www.ishares.com in the discretion of the Sponsor or Trustee or as required by regulatory authorities.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

Page
iShares® S&P GSCI ™ Commodity-Indexed Trust

Report of Independent Registered Public Accounting Firm	F-2

Statements of Financial Condition as of December 31, 2007 and 2006	F-3

Statements of Operations for the year ended December 31, 2007 and the period from July 10, 2006 (Commencement of Operations) through December 31, 2006	F-4

Statements of Changes in Shareholders’ Capital for the year ended December 31, 2007 and the period from July 10, 2006 (Commencement of Operations) through December 31, 2006	F-5

Statements of Cash Flows for the year ended December 31, 2007 and the period from July 10, 2006 (Commencement of Operations) through December 31, 2006	F-6

Notes to the Financial Statements	F-7

iShares® S&P GSCI ™ Commodity-Indexed Investing Pool LLC

Report of Independent Registered Public Accounting Firm	F-11

Statements of Financial Condition as of December 31, 2007 and 2006	F-12

Statements of Operations for the year ended December 31, 2007 and the period from July 10, 2006 (Commencement of Operations) through December 31, 2006	F-13

Statements of Changes in Members’ Equity for the year ended December 31, 2007 and the period from July 10, 2006 (Commencement of Operations) through December 31, 2006	F-14

Statements of Cash Flows for the year ended December 31, 2007 and the period from July 10, 2006 (Commencement of Operations) through December 31, 2006	F-15

Schedule of Investments as of December 31, 2007	F-16

Notes to the Financial Statements	F-17

Interim Unaudited Financial Statements

Report of Independent Registered Public Accounting Firm

To the Sponsor, Trustee and Shareholders of

iShares® S&P GSCI™ Commodity-Indexed Trust:

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of iShares S&P GSCI Commodity-Indexed Trust (the “Trust”) at December 31, 2007 and December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2007 and the period from July 10, 2006 through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Trust maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Sponsor’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements and on the Trust’s internal control over financial reporting based on our audit, which was an integrated audit in 2007. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A trust’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A trust’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the trust; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the trust are being made only in accordance with authorizations of management and directors of the trust; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the trust’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 14, 2008

iShares® S&P GSCI™ Commodity-Indexed Trust

Statements of Financial Condition

December 31, 2007 and 2006

	December 31, 2007	December 31, 2006
ASSETS
Current Assets
Investment in iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, at equity method	$458,195,417	$143,425,669

Total Assets	$458,195,417	$143,425,669

LIABILITIES AND SHAREHOLDERS’ CAPITAL
Current Liabilities
Commitments and Contingent Liabilities (Notes 6 and 7)	$—	$—
Redeemable capital shares, no par value, unlimited amount authorized – 8,750,000 issued and outstanding on December 31, 2007 and 3,600,000 issued and outstanding on December 31, 2006 (at redemption value)	458,195,417	143,425,669

Total Shareholders’ Capital	458,195,417	143,425,669

TOTAL LIABILITIES AND SHAREHOLDERS’ CAPITAL	$458,195,417	$143,425,669

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Trust

Statements of Operations

For the year ended December 31, 2007 and the period

from July 10, 2006 (Commencement of Operations) to December 31, 2006

	Year Ended December 31, 2007	July 10, 2006 to December 31, 2006
Investment Income Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Interest	$13,172,391	$1,713,414

Total investment income	13,172,391	1,713,414

Expenses Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Management fee	2,091,518	250,193
Brokerage commissions	876	708

Total expenses	2,092,394	250,901

Net investment income	11,079,997	1,462,513

Realized and Unrealized Gain (Loss) Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Net realized gain (loss) on short-term investments	(4,519)	10,710
Net realized loss on futures contracts	(3,637,962)	(718,710)
Net increase (decrease) in unrealized gain (loss) on futures contracts	82,996,038	(13,746,576)

Net realized and unrealized gain (loss)	79,353,557	(14,454,576)

Net gain (loss)	$90,433,554	$(12,992,063)

Net gain (loss) per share	$14.43	$(7.73)

Weighted-average shares outstanding	6,266,301	1,680,747

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Trust

Statements of Changes in Shareholders’ Capital

For the year ended December 31, 2007 and the

period from July 10, 2006 (Commencement of Operations) to December 31, 2006

	Year Ended December 31, 2007	July 10, 2006 to December 31, 2006
Shareholders’ capital, beginning of period	$143,425,669	$—
Contributions	256,621,688	172,182,805
Redemptions	(32,285,494)	(15,765,073)
Net investment income	11,079,997	1,462,513
Net realized gain (loss) on short-term investments	(4,519)	10,710
Net realized loss on futures contracts	(3,637,962)	(718,710)
Net increase (decrease) in unrealized gain (loss) on futures contracts	82,996,038	(13,746,576)

Shareholders’ capital, end of period	$458,195,417	$143,425,669

Net asset value per share, end of period	$52.37	$39.84

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Trust

Statements of Cash Flows

For the year ended December 31, 2007 and the period from

July 10, 2006 (Commencement of Operations) to December 31, 2006

	Year Ended December 31, 2007	July 10, 2006 to December 31, 2006
Cash flows from operating activities
Net gain (loss)	$90,433,554	$(12,992,063)
Adjustments to reconcile net gain (loss) to net cash used in operating activities:
Increase in investment in iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC	(314,769,748)	(143,425,669)

Net cash used in operating activities	(224,336,194)	(156,417,732)

Cash flows from financing activities
Contributions	256,621,688	172,182,805
Redemptions	(32,285,494)	(15,765,073)

Net cash provided by financing activities	224,336,194	156,417,732

Net increase in cash and cash equivalents	—	—

Cash and cash equivalents
Beginning of period	—	—

End of period	$—	$—

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Trust

Notes to Financial Statements

December 31, 2007

1.	ORGANIZATION

The iShares® S&P GSCI™ Commodity-Indexed Trust, or the “Trust,” was organized as a Delaware statutory trust on July 7, 2006 and commenced operations on July 10, 2006. Prior to May 9, 2007, the Trust was known as the iShares® GSCI® Commodity-Indexed Trust. Barclays Global Investors International, Inc. is the “Sponsor” of the Trust and Barclays Global Investors, N.A. is the “Trustee” of the Trust. The Trust is governed by the Amended and Restated Trust Agreement, dated as of September 12, 2007 (the “Trust Agreement), among the Sponsor, the Trustee and Wilmington Trust Company, the Delaware trustee. The Trust issues units of beneficial interest, or “Shares,” representing fractional undivided beneficial interests in its net assets. Substantially all of the net assets of the Trust consist of its holdings of the limited liability company interests of a commodity pool, which are the only securities in which the Trust may invest. That commodity pool, iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, or the “Investing Pool,” holds long positions in futures contracts on the S&P GSCI™ Excess Return Index listed on the Chicago Mercantile Exchange called “CERFs” and posts margin in the form of cash or short-term or similar securities to collateralize its CERF positions. Margin has to be posted at the time the CERF position is established.

It is the objective of the Trust that the performance of the Shares will correspond generally to the performance of the S&P GSCI™ Total Return Index before payment of the Trust’s and the Investing Pool’s expenses.

The Trust and the Investing Pool are each commodity pools, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commissions, or “CFTC,” and are operated by Barclays Global Investors International, Inc., a commodity pool operator registered with the CFTC. Barclays Global Investors International, Inc. is an indirect subsidiary of Barclays Bank PLC.

Neither the Trust nor the Investing Pool is an investment company registered under the Investment Company Act of 1940, as amended.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

B.	Investment in the Investing Pool

The Trust’s investment in the Investing Pool is valued at an amount equal to the value of the Trust’s capital account in the Investing Pool, which approximates fair value.

The financial statements of the Investing Pool are included elsewhere in this report and should be read in conjunction with the Trust’s financial statements.

At December 31, 2007, the Trust owned 99.99% of the Investing Pool’s net assets. Because the Trust invests substantially all of its assets in the Investing Pool, the accounting policies of the Investing Pool, including the Investing Pool’s security valuation policies, will directly affect the recorded value of the Trust’s investment in the Investing Pool. The Trust also receives a daily allocation of its respective income, expenses and net realized and unrealized gains and losses in proportion to its investment in the Investing Pool.

iShares® S&P GSCI™ Commodity-Indexed Trust

Notes to Financial Statements (Continued)

December 31, 2007

C.	Income Taxes

The Trust is not an association taxable as a corporation for federal, state and local income tax purposes.

On September 12, 2007, the Sponsor, the Trustee and the Delaware Trustee entered into an amended and restated Trust Agreement with respect to the Trust. The amended and restated Trust Agreement amended and restated in its entirety the Trust Agreement, dated as of July 7, 2006, among the Sponsor, the Administrative Trustee and the Delaware Trustee, to add certain tax-related provisions relating to the filing of a partnership tax return by the Trust. The amended and restated Trust Agreement does not alter the economic rights of investors in the Trust. Rather, it changes only the form of tax reporting investors will receive from the Trust. As a result of the filing of a partnership tax return by the Trust, investors will receive tax reporting information with respect to their investments in the Trust on IRS Schedule K-1 rather than IRS Form 1099.

No provision for federal, state, and local income taxes has been made in the accompanying financial statements because the Trust is not subject to income taxes. Shareholders are individually responsible for their own tax payments on their proportionate share of gains, losses, credits, or deductions.

D.	Calculation of Net Asset Value

The net asset value of the Trust on any given day is obtained by subtracting the Trust’s accrued expenses and other liabilities on that day from the value of (1) the Trust’s equity investment in the Investing Pool and (2) any other assets of the Trust, as of 4:15 P.M., New York City time, that day. The Trustee determines the net asset value per Share (the “NAV”) by dividing the net asset value of the Trust on a given day by the number of Shares outstanding or deemed to be outstanding at 4:15 P.M., New York City time, that day. The NAV is calculated each day on which NYSE Arca is open for regular trading, as soon as practicable after 4:15 P.M., New York City time.

E.	Distributions

Interest and distributions received by the Investing Pool on the assets posted as margin may be used to acquire additional CERFs or, in the discretion of the Sponsor, distributed to Shareholders. The Trust is under no obligation to make periodic distributions to Shareholders.

3.	OFFERING OF THE SHARES

Shares are issued and redeemed continuously in one or more blocks of 50,000 shares in exchange for a combination of CERFs and cash (or, in the discretion of the Sponsor, short-term or similar securities in lieu of cash). The baskets of CERFs and cash (or, in the discretion of the Sponsor, short-term or similar securities in lieu of cash) are transferred to or from the Investing Pool in exchange for limited liability company interests in the Investing Pool. In addition, the Investing Pool, and some other types of market participants, are required to deposit cash margin with their futures commission merchant with a value equal to 100% of the value of each CERF position at the time it is established. Individual investors cannot purchase or redeem Shares in direct transactions with the Trust. The Trust transacts only with registered broker-dealers that have entered into a contractual arrangement with the Trust and the Sponsor governing, among other matters, the creation and redemption processes (such authorized broker-dealers are the “Authorized Participants”). Authorized Participants may redeem their Shares (as well as Shares on behalf of other investors) at any time on any business day in one or more blocks of 50,000 Shares. Redemptions of Shares in exchange for baskets of CERFs and cash (or, in the discretion of the Sponsor, short-term or similar securities in lieu of cash) are treated as sales for financial statement purposes.

iShares® S&P GSCI™ Commodity-Indexed Trust

Notes to Financial Statements (Continued)

December 31, 2007

On December 31, 2007, the Trust had 8,750,000 Shares outstanding.

4.	TRUST EXPENSE

The Trust is not expected to bear any ordinary recurring expenses. The Sponsor has agreed to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, Delaware trustee, Trust administrator and processing agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) tax reporting costs, (6) license fees, and (7) up to $100,000 per annum in legal fees. The Sponsor has also paid the costs of the Trust’s organization and the initial sales of the Shares, including applicable SEC registration fees.

5.	RELATED PARTIES

The Sponsor, the Manager and the Trustee are considered to be related parties to the Trust. The Trustee’s fee is paid by the Sponsor and is not a separate expense of the Trust. The Manager is paid by the Investing Pool and that fee is an indirect expense of the Trust.

6.	INDEMNIFICATION

The Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries are entitled to be indemnified by the Trust and held harmless against any loss, liability or expense arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) negligence, bad faith, willful misconduct or willful malfeasance or (2) reckless disregard of their obligations and duties under the Trust Agreement.

7.	COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Trust may enter into contracts with service providers that contain general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet been made.

iShares® S&P GSCI™ Commodity-Indexed Trust

Notes to Financial Statements (Continued)

December 31, 2007

8.	NET ASSET VALUE AND FINANCIAL HIGHLIGHTS

The Trust is presenting the following net asset values and financial highlights related to investment performance and operations for a Share outstanding for the periods from January 1, 2007 to December 31, 2007 and July 10, 2006 to December 31, 2006. The net investment income and total expense ratios are calculated using average net asset value, and the ratios for the period from July 10, 2006 to December 31, 2006 have been annualized. The net asset value presentation is calculated using daily Shares outstanding. The net investment income and total expense ratios include the allocation of net investment income and expenses from the Investing Pool. The net investment income and expense ratios for the period from July 10, 2006 to December 31, 2006 have been annualized. The total return is based on the change in net asset value of a Share during the period. An investor’s return and ratios may vary based on the timing of capital transactions.

	January 1, 2007 to December 31, 2007	July 10, 2006 to December 31, 2006
Net asset value per Share, beginning of period	$39.84	$49.06
Net investment income per share	1.77	0.87
Realized and unrealized gain (loss)	10.76	(10.09)
Net increase (decrease) in net assets from operations	12.53	(9.22)
Net asset value per Share, end of period	$52.37	$39.84

	January 1, 2007 to December 31, 2007	July 10, 2006 to December 31, 2006
Ratio to average net assets:
Net investment income	3.96%	4.33%
Expenses	0.75%	0.74%
Total return, at net asset value	31.45%	(18.79%)

Report of Independent Registered Public Accounting Firm

To the Manager and Members of

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC:

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the financial position of iShares S&P GSCI Commodity-Indexed Investing Pool LLC (the “Investing Pool”) at December 31, 2007 and December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2007 and the period from July 10, 2006 through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. Also in our opinion, the Investing Pool maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Sponsor’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Investing Pool’s internal control over financial reporting based on our audit, which was an integrated audit in 2007. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 14, 2008

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Statements of Financial Condition

December 31, 2007 and December 31, 2006

	December 31, 2007	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$11,716,663	$83,656
Short-term investments, at amortized cost (Note 2D)	446,783,718	144,725,137
Interest receivable	2,516	358

Total Assets	$458,502,897	$144,809,151

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Management fee payable	$280,797	$91,255
Payable for open futures contracts	—	1,271,926

Total Liabilities	280,797	1,363,181

Commitments and Contingent Liabilities (Notes 6 and 7)	—	—
Members’ Equity
General member	26,683	20,301
Limited member	458,195,417	143,425,669

Total Members’ Equity	458,222,100	143,445,970

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$458,502,897	$144,809,151

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Statements of Operations

For the year ended December 31, 2007 and the period

from July 10, 2006 (Commencement of Operations) to December 31, 2006

	Year Ended December 31, 2007	July 10, 2006 to December 31, 2006
Investment Income
Interest	$13,173,455	$1,713,961

Total investment income	13,173,455	1,713,961

Expenses
Management fee	2,091,684	250,273
Brokerage commissions	876	710

Total expenses	2,092,560	250,983

Net investment income	11,080,895	1,462,978

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on short-term investments	(4,519)	10,718
Net realized loss on futures contracts	(3,638,310)	(718,728)
Net increase (decrease) in unrealized gain (loss) on futures contracts	83,001,870	(13,751,730)

Net realized and unrealized gain (loss)	79,359,041	(14,459,740)

Net gain (loss)	$90,439,936	$(12,996,762)

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Statements of Changes in Members’ Equity

For the year ended December 31, 2007 and the period

from July 10, 2006 (Commencement of Operations) to December 31, 2006

	General Member	Limited Member	Total Members’ Equity
Members’ equity, December 31, 2006	$20,301	$143,425,669	$143,445,970
Contributions	—	256,621,688	256,621,688
Redemptions	—	(32,285,494)	(32,285,494)
Net investment income	898	11,079,997	11,080,895
Net realized loss on short-term investments	—	(4,519)	(4,519)
Net realized loss on futures contracts	(348)	(3,637,962)	(3,638,310)
Net increase in unrealized gain on futures contracts	5,832	82,996,038	83,001,870

Members’ equity, December 31, 2007	$26,683	$458,195,417	$458,222,100

	General Member	Limited Member	Total Members’ Equity
Members’ equity, July 10, 2006 (Commencement of Operations)	$—	$—	$—
Contributions	25,000	172,182,805	172,207,805
Redemptions	—	(15,765,073)	(15,765,073)
Net investment income	465	1,462,513	1,462,978
Net realized gain on short-term investments	8	10,710	10,718
Net realized loss on futures contracts	(18)	(718,710)	(718,728)
Net increase in unrealized loss on futures contracts	(5,154)	(13,746,576)	(13,751,730)

Members’ equity, December 31, 2006	$20,301	$143,425,669	$143,445,970

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Statements of Cash Flows

For the year ended December 31, 2007 and the period from

July 10, 2006 (Commencement of Operations) to December 31, 2006

	Year Ended December 31, 2007	July 10, 2006 to December 31, 2006
Cash flows from operating activities
Net gain (loss)	$90,439,936	$(12,996,762)
Adjustments to reconcile net gain (loss) to net cash used in operating activities:
Purchases of short-term investments	(770,648,845)	(168,299,470)
Sales of short-term investments	481,216,965	25,288,328
Accretion of discount	(12,631,220)	(1,703,277)
Net realized gain (loss) on short-term investments	4,519	(10,718)
Increase (decrease) in operating assets and liabilities:
Interest receivable	(2,158)	(358)
Management fee payable	189,542	91,255
Payable for open futures contracts	(1,271,926)	1,271,926

Net cash used in operating activities	(212,703,187)	(156,359,076)

Cash flows from financing activities
Contributions	256,621,688	172,207,805
Redemptions	(32,285,494)	(15,765,073)

Net cash provided by financing activities	224,336,194	156,442,732

Net increase in cash and cash equivalents	11,633,007	83,656

Cash and cash equivalents
Beginning of period	83,656	—

End of period	$11,716,663	$83,656

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Schedule of Investments

December 31, 2007

Face Amount	Security Description	Amortized Cost
	United States Treasury Bills - 97.50%*

$70,342,000	4.71% - 4.84% due 1/03/08	$70,323,356

38,553,000	3.91% due 2/07/08	38,398,070

29,135,000	3.86% - 4.14% due 2/21/08	28,973,208

48,380,000	3.92% - 3.99% due 3/06/08	48,033,134

36,390,000	3.80% - 4.09% due 3/27/08	36,045,548

107,645,000	3.62% - 3.90% due 4/24/08	106,357,242

38,580,000	3.07% due 5/22/08	38,112,818

81,645,000	3.03% - 3.20% due 6/5/08	80,540,342

	Total United States Treasury Bills	$446,783,718

*	Percentage is based on members’ equity.

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Notes to Financial Statements

December 31, 2007

1.	ORGANIZATION

The iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, or the “Investing Pool,” is a limited liability company organized under the laws of the State of Delaware on July 7, 2006 and commenced operations on July 10, 2006. Prior to May 9, 2007, the Investing Pool was known as the iShares® GSCI® Commodity-Indexed Investing Pool LLC. Barclays Global Investors International, Inc. (the “Manager”) is responsible for the administration of the Investing Pool. The Investing Pool holds long positions in futures contracts on the S&P GSCI™ Excess Return Index, or “S&P GSCI-ER,” listed on the Chicago Mercantile Exchange, or the “CME,” called “CERFs” and posts margin in the form of cash or short-term or similar securities to collateralize its CERF positions.

It is the objective of the Investing Pool that its performance will correspond generally to the performance of the S&P GSCI™ Total Return Index, or the “Index,” before payment of the Investing Pool’s expenses.

The Investing Pool is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commissions, or “CFTC,” and is operated by the Manager, a commodity pool operator registered with the CFTC. The Manager is an indirect subsidiary of Barclays Bank PLC. Barclays Global Fund Advisors, an indirect subsidiary of Barclays Bank PLC, serves as the commodity trading advisor of the Investing Pool and is registered with the CFTC.

The Investing Pool is not an investment company registered under the Investment Company Act of 1940, as amended.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

B.	Investment in CERFs

CERFs are futures contracts listed on the CME that have a term of approximately five years after listing and whose settlement at expiration is based on the value of the S&P GSCI-ER at that time. The terms of the CERFs require the Investing Pool to deposit initial margin with a value equal to 100% of the value of each CERF position at the time the position is established, thereby making those positions unleveraged. Because of this, additional variation margin payments are not required. Although daily variation margins are not required, daily fluctuations in the value of the CERFs are recorded as unrealized gain or loss. When a CERF is closed, the Investing Pool records a realized gain or loss based on the difference between the value of the CERF at the time it was opened and the value at the time it was closed. The Investing Pool will deposit with the clearing futures commission merchant the required margin for the CERFs in the form of cash or short-term or similar securities.

CERFs are valued at fair value in accordance with Financial Accounting Standards Statement No. 133, which the Manager has determined to be that day’s announced CME settlement price for the CERF. If there is no announced CME settlement price for the CERF on that day, the Manager will use the most recently announced CME settlement price unless the Manager determines that the price is inappropriate as a basis for the valuation of the CERFs.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Notes to Financial Statements (Continued)

December 31, 2007

C.	Cash and Cash Equivalents

The Investing Pool defines cash and cash equivalents to be highly liquid investments with original maturities of three months or less.

D.	Short-Term Investments

Short-term investments on the statement of financial condition consist principally of short-term fixed income securities with original maturities of one year or less. These investments are valued at amortized cost.

E.	Securities Transactions, Income and Expense Recognition

Securities transactions are accounted for on the trade date. Realized gains and losses on investment transactions are determined using the specific identification method. Other income and expenses are recognized on the accrual basis.

F.	Income Taxes

The Investing Pool is not an association taxable as a corporation and is treated as a partnership for federal, state and local income tax purposes.

No provision for federal, state, and local income taxes has been made in the accompanying financial statements because the Investing Pool is not subject to income taxes. Holders of interests in the Investing Pool are individually responsible for their own tax payments on their proportionate share of gains, losses, credits, or deductions.

G.	Calculation of Net Asset Value

The net asset value of the Investing Pool on any given day is obtained by subtracting the Investing Pool’s accrued expenses and other liabilities on that day from the value of the assets of the Investing Pool, calculated as of 4:15 P.M., New York City time, on each day on which NYSE Arca is open for regular trading, as soon as practicable after that time.

3.	OFFERING OF THE INVESTING POOL INTERESTS

Investing Pool interests are issued only to and redeemable only by the Trust in exchange for a combination of CERFs and cash or short-term or similar securities in lieu of cash. The baskets of CERFs and cash or short-term or similar securities in lieu of cash are transferred to or from the Trust in exchange for interests in the Investing Pool. Individual investors cannot purchase or redeem Investing Pool interests. The Investing Pool transacts only with the Trust and the Manager.

Redemptions of Investing Pool interests in exchange for CERFs and cash or short-term or similar securities in lieu of cash are treated as sales for financial statement purposes.

4.	POOL EXPENSES

The Manager pays the amounts that would otherwise be considered the ordinary operating expenses, if any, of the Investing Pool. In return, the Manager receives an allocation from the Investing Pool that accrues daily at an annualized rate equal to 0.75% of the net asset value of the Investing Pool. The Manager has also paid the costs of the Investing Pool’s organization.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Notes to Financial Statements (Continued)

December 31, 2007

5.	RELATED PARTIES

Barclays Global Investors International, Inc., is the “Manager” of the Investing Pool, and Barclays Global Investors, N.A. is the “Administrator” of the Investing Pool. The Manager and the Administrator are considered to be related parties to the Trust and Investing Pool.

6.	INDEMNIFICATION

The Trust, the Manager and any officers, agents and delegates of the Investing Pool (the “Indemnitees”) are entitled to indemnification from the Investing Pool for any loss, damage, claim or expense (including reasonable attorney’s fees) incurred by any Indemnitee by reason of any act or omission performed or omitted by such Indemnitee on behalf of the Investing Pool, unless such act or omission is the result of such Indemnitee’s gross negligence, bad faith or willful misconduct, and provided that such indemnity shall be provided out of, and only to the extent of, the Investing Pool’s assets.

7.	COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Investing Pool may enter into contracts with service providers that contain general indemnification clauses. The Investing Pool’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Investing Pool that have not yet been made.

8.	FINANCIAL HIGHLIGHTS

The Investing Pool is presenting the following financial highlights related to investment performance and operations for the periods from January 1, 2007 to December 31, 2007 and July 10, 2006 to December 31, 2006. The net investment income and total expense ratios are calculated using average net assets. The net investment income and expense ratios for the period from July 10, 2006 to December 31, 2006 have been annualized. The total return is based on the change in the net asset value during the period.

	January 1, 2007 to December 31, 2007	July 10, 2006 to December 31, 2006
Ratio to average net assets:
Net investment income	4.00%	4.29%
Expenses	0.76%	0.74%
Total return	31.04%	(18.16%)

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Notes to Financial Statements (Continued)

December 31, 2007

9.	INVESTING IN CERFs

Substantially all of the Investing Pool’s assets are invested in CERFs. The CERFs’ settlement value at expiration is based on the value of S&P GSCI-ER at that time. Therefore, the value of the Investing Pool will fluctuate based upon the value of the S&P GSCI-ER and the prices of the commodities underlying the S&P GSCI-ER. The commodities markets have historically been extremely volatile.

As of December 31, 2007, the open CERFs were as follows:

Contracts	Expiration Date	Notional Amount	Net Unrealized Gain
6,177	March 2011	$457,345,080	$69,250,140

As of December 31, 2006, the open CERFs were as follows:

Contracts	Expiration Date	Notional Amount	Net Unrealized Loss
2,443	March 2011	$143,281,950	$13,751,730

iShares® S&P GSCI™ Commodity-Indexed Trust

Statements of Financial Condition

September 30, 2008 (Unaudited) and

December 31, 2007

	September 30, 2008	December 31, 2007
ASSETS
Current Assets
Investment in iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, at equity method	$709,670,820	$458,195,417

Total Assets	$709,670,820	$458,195,417

LIABILITIES AND SHAREHOLDERS’ CAPITAL
Current Liabilities
Commitments and contingent liabilities (Notes 6 and 7)	$—	—
Redeemable capital shares, no par value, unlimited amount authorized – 13,450,000 issued and outstanding on September 30, 2008 and 8,750,000 issued and outstanding on December 31, 2007 (at redemption value)	709,670,820	458,195,417

Total Shareholders’ Capital	709,670,820	458,195,417

TOTAL LIABILITIES AND SHAREHOLDERS’ CAPITAL	$709,670,820	$458,195,417

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Trust

Statements of Operations (Unaudited)

For the three and nine months ended September 30, 2008

and 2007

	Three Months Ended Sept. 30, 2008	Three Months Ended Sept. 30, 2007	Nine Months Ended Sept. 30, 2008	Nine Months Ended Sept. 30, 2007
Investment Income Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Interest	$4,029,724	$3,899,400	$13,075,715	$8,594,964

Total investment income	4,029,724	3,899,400	13,075,715	8,594,964

Expenses Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Management fee	1,625,672	601,267	4,296,129	1,298,607
Brokerage commissions	208	308	712	668

Total expenses	1,625,880	601,575	4,296,841	1,299,275

Net investment income	2,403,844	3,297,825	8,778,874	7,295,689

Realized and Unrealized Gain (Loss) Allocated From iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
Net realized gain on short-term investments	184,988	1,570	227,614	1,451
Net realized gain (loss) on futures contracts	14,430,631	(1,180,557)	21,938,364	(3,144,491)
Net increase (decrease) in unrealized gain (loss) on futures contracts	(312,459,584)	31,050,067	(75,495,438)	43,927,739

Net realized and unrealized gain	(297,843,965)	29,871,080	(53,329,460)	40,784,699

Net gain (loss)	$(295,440,121)	$33,168,905	$(44,550,586)	$48,080,388

Net gain (loss) per share	$(21.34)	$4.55	$(3.62)	$8.66

Weighted-average shares outstanding	13,844,565	7,288,587	12,310,219	5,549,816

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Trust

Statements of Changes in Shareholders’ Capital

For the nine months ended September 30, 2008 (Unaudited) and the year ended December 31, 2007

	Nine Months Ended September 30, 2008	Year Ended December 31, 2007
Shareholders’ capital, beginning of period	$458,195,417	$143,425,669
Contributions	623,562,075	256,621,688
Redemptions	(327,536,086)	(32,285,494)
Net investment income	8,778,874	11,079,997
Net realized gain (loss) on short-term investments	227,614	(4,519)
Net realized gain (loss) on futures contracts	21,938,364	(3,637,962)
Net increase (decrease) in unrealized gain on futures contracts	(75,495,438)	82,996,038

Shareholders’ capital, end of period	$709,670,820	$458,195,417

Net asset value per share, end of period	$52.76	$52.37

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Trust

Statements of Cash Flows (Unaudited)

For the nine months ended September 30, 2008

and 2007

	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Cash flows from operating activities
Net gain (loss)	$(44,550,586)	$48,080,388
Adjustments to reconcile net gain (loss) to net cash used in operating activities:
Increase in investment in iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC	(251,475,403)	(223,342,185)

Net cash used in operating activities	(296,025,989)	(175,261,797)

Cash flows from financing activities
Contributions	623,562,075	200,031,419
Redemptions	(327,536,086)	(24,769,622)

Net cash provided by financing activities	296,025,989	175,261,797

Net increase in cash and cash equivalents	—	—

Cash and cash equivalents
Beginning of period	—	—

End of period	$—	$—

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Trust

Notes to Financial Statements (Unaudited)

September 30, 2008

1.	ORGANIZATION

The iShares® S&P GSCI™ Commodity-Indexed Trust, or the “Trust,” was organized as a Delaware statutory trust on July 7, 2006 and commenced operations on July 10, 2006. Prior to May 9, 2007, the Trust was known as the iShares® GSCI® Commodity-Indexed Trust. Barclays Global Investors International, Inc. is the “Sponsor” of the Trust and Barclays Global Investors, N.A. is the “Trustee” of the Trust. The Trust is governed by the Amended and Restated Trust Agreement, dated as of September 12, 2007 (the “Trust Agreement”) among the Sponsor, the Trustee and Wilmington Trust Company (the “Delaware Trustee”). The Trust issues units of beneficial interest, or “Shares,” representing fractional undivided beneficial interests in its net assets. Substantially all of the net assets of the Trust consist of its holdings of the limited liability company interests of a commodity pool, which are the only securities in which the Trust may invest. That commodity pool, iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, or the “Investing Pool,” holds long positions in futures contracts on the S&P GSCI™ Excess Return Index listed on the Chicago Mercantile Exchange called Commodity Excess Return Futures, or “CERFs,” and posts margin in the form of cash or short-term or similar securities, referred to as “Short-Term Securities,” to collateralize its CERF positions. Margin has to be posted at the time the CERF position is established.

It is the objective of the Trust that the performance of the Shares will correspond generally to the performance of the S&P GSCI™ Total Return Index before payment of the Trust’s and the Investing Pool’s expenses.

The Trust and the Investing Pool are each commodity pools, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commissions, or “CFTC,” and are operated by Barclays Global Investors International, Inc., a commodity pool operator registered with the CFTC. Barclays Global Investors International, Inc. is an indirect subsidiary of Barclays Bank PLC.

The accompanying unaudited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions for Form 10-Q and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). In the opinion of management, all material adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the interim period financial statements have been made. Interim period results are not necessarily indicative of results for a full-year period. These financial statements and the notes thereto should be read in conjunction with the Trust’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC on March 14, 2008.

Neither the Trust nor the Investing Pool is an investment company registered under the Investment Company Act of 1940, as amended.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

iShares® S&P GSCI™ Commodity-Indexed Trust

Notes to Financial Statements (Unaudited) (Continued)

September 30, 2008

B.	Investment in the Investing Pool

The Trust’s investment in the Investing Pool is valued at an amount equal to the value of the Trust’s capital account in the Investing Pool, which is measured at fair value.

The financial statements of the Investing Pool should be read in conjunction with the Trust’s financial statements.

At June 30, 2008, the Trust owned 99.99% of the Investing Pool’s net assets. Because the Trust invests substantially all of its assets in the Investing Pool, the accounting policies of the Investing Pool, including the Investing Pool’s security valuation policies, will directly affect the recorded value of the Trust’s investment in the Investing Pool. The Trust also receives a daily allocation of its respective income, expenses and net realized and unrealized gains and losses in proportion to its investment in the Investing Pool.

C.	Income Taxes

The Trust is not an association taxable as a corporation for federal, state and local income tax purposes.

On September 12, 2007, the Sponsor, the Trustee and the Delaware Trustee entered into an amended and restated Trust Agreement with respect to the Trust. The amended and restated Trust Agreement, amended and restated in its entirety the Trust Agreement, dated as of July 7, 2006, among the Sponsor, the Trustee and the Delaware Trustee, to add certain tax-related provisions relating to the filing of a partnership tax return by the Trust. The amended and restated Trust Agreement does not alter the economic rights of investors in the Trust. Rather, it changes only the form of tax reporting investors will receive from the Trust. As a result of the filing of a partnership tax return by the Trust, investors will receive tax reporting information with respect to their investments in the Trust on IRS Schedule K-1 rather than IRS Form 1099.

No provision for federal, state, and local income taxes has been made in the accompanying financial statements because the Trust is not subject to income taxes. Shareholders are individually responsible for their own tax payments on their proportionate share of gains, losses, credits, or deductions.

D.	Calculation of Net Asset Value

The net asset value of the Trust on any given day is obtained by subtracting the Trust’s accrued expenses and other liabilities on that day from the value of (1) the Trust’s equity investment in the Investing Pool and (2) any other assets of the Trust, as of 4:15 P.M., New York City time, that day. The Trustee determines the net asset value per Share (the “NAV”) by dividing the net asset value of the Trust on a given day by the number of Shares outstanding or deemed to be outstanding at 4:15 P.M., New York City time, that day. The NAV is calculated each day on which the NYSE Arca is open for regular trading, as soon as practicable after 4:15 P.M., New York City time.

E.	Distributions

Interest and distributions received by the Investing Pool on the assets posted as margin may be used to acquire additional CERFs or, in the discretion of the Sponsor, distributed to Shareholders. The Trust is under no obligation to make periodic distributions to Shareholders.

iShares® S&P GSCI™ Commodity-Indexed Trust

Notes to Financial Statements (Unaudited) (Continued)

September 30, 2008

3.	OFFERING OF THE SHARES

Shares are issued and redeemed continuously in one or more blocks of 50,000 Shares in exchange for a combination of CERFs and cash (or, at the discretion of the Sponsor, Short-Term Securities in lieu of cash). The baskets of CERFs and cash (or, at the discretion of the Sponsor, Short-Term Securities in lieu of cash) are transferred to or from the Investing Pool in exchange for limited liability company interests in the Investing Pool. In addition, the Investing Pool, and some other types of market participants, are required to deposit cash margin with their futures commission merchant with a value equal to 100% of the value of each CERF position at the time it is established. Individual investors cannot purchase or redeem Shares in direct transactions with the Trust. The Trust transacts only with registered broker-dealers that have entered into a contractual arrangement with the Trust and the Sponsor governing, among other matters, the creation and redemption processes (such authorized broker-dealers are the “Authorized Participants”). Authorized Participants may redeem their Shares (as well as Shares on behalf of other investors) at any time on any business day in one or more blocks of 50,000 Shares. Redemptions of Shares in exchange for baskets of CERFs and cash (or, at the discretion of the Sponsor, Short-Term Securities in lieu of cash) are treated as sales for financial statement purposes.

On September 30, 2008, the Trust had 13,450,000 Shares outstanding.

4.	TRUST EXPENSE

The Trust is not expected to bear any ordinary recurring expenses. The Sponsor has agreed to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, Delaware trustee, Trust administrator and processing agent, (2) NYSE Arca listing fees, (3) printing and mailing costs, (4) audit fees, (5) tax reporting costs, (6) license fees, and (7) up to $100,000 per annum in legal fees. The Sponsor has also paid the costs of the Trust’s organization and the initial sales of the Shares, including applicable SEC registration fees.

5.	RELATED PARTIES

The Sponsor, the Manager and the Trustee are considered to be related parties to the Trust. The Trustee’s fee is paid by the Sponsor and is not a separate expense of the Trust. The Manager is paid by the Investing Pool and that fee is an indirect expense of the Trust.

6.	INDEMNIFICATION

The Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries are entitled to be indemnified by the Trust and held harmless against any loss, liability or expense arising out of or in connection with the performance of their obligations under the amended and restated Trust Agreement or any actions taken in accordance with the provisions of the amended and restated Trust Agreement and incurred without their (1) negligence, bad faith, willful misconduct or willful malfeasance or (2) reckless disregard of their obligations and duties under the amended and restated Trust Agreement.

7.	COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Trust may enter into contracts with service providers that contain general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet been made.

iShares® S&P GSCI™ Commodity-Indexed Trust

Notes to Financial Statements (Unaudited) (Continued)

September 30, 2008

8.	NET ASSET VALUE AND FINANCIAL HIGHLIGHTS

The Trust is presenting the following net asset values and financial highlights related to investment performance and operations for a Share outstanding for the period from January 1, 2008 to September 30, 2008. The net investment income and total expense ratios are calculated using average net asset value. The net asset value presentation is calculated using daily Shares outstanding. The net investment income and total expense ratios have been annualized and include the allocation of net investment income and expenses from the Investing Pool. The total return is based on the change in net asset value of a Share during the period. An investor’s return and ratios may vary based on the timing of capital transactions.

Net asset value per Share, beginning of period	$52.37
Net investment income	0.71
Net realized and unrealized gain	(0.32)

Net increase in net assets from operations	0.39

Net asset value per Share, end of period	$52.76

Ratio to average net assets (i):
Net investment income	1.53%
Expenses	0.75%

Total Return, at net asset value (ii)	0.74%

(i):	Percentage is annualized.
(ii):	Percentage is not annualized.

9.	INVESTMENT VALUATION

Substantially all of the net assets of the Trust consist of its holdings in the Investing Pool, which are measured at fair value. In accordance with Financial Accounting Standards Statement No. 157, Fair Value Measurements, the holdings in the Investing Pool are classified as a “Level 2,” as there is not an active market for interests in the Investing Pool, while all significant inputs for the value of the Investing Pool are observable to the Trust. At September 30, 2008, the fair value of the interests equaled $709,670,820.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Statements of Financial Condition

September 30, 2008 (Unaudited) and

December 31, 2007

	September 30, 2008	December 31, 2007
Assets
Current Assets
Cash and cash equivalents	$1,665,990	$11,716,663
Short-term investments, at fair value (Note 2D)	717,191,016	446,783,718
Interest receivable	1,855	2,516

Total Assets	$718,858,861	$458,502,897

Liabilities and Members’ Equity
Current Liabilities
Payable for open futures contracts	$8,728,261	$—
Management fee payable	432,895	280,797

Total Liabilities	9,161,156	280,797

Commitments and contingent liabilities (Notes 6 and 7)	$—	—

Members’ Equity
General member	26,885	26,683
Limited member	709,670,820	458,195,417

Total Members’ Equity	709,697,705	458,222,100

Total Liabilities and Members’ Equity	$718,858,861	$458,502,897

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Statements of Operations (Unaudited)

For the three and nine months ended September 30, 2008

and 2007

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Investment Income
Interest	$4,029,872	$3,899,673	$13,076,270	$8,595,749

Total investment income	4,029,872	3,899,673	13,076,270	8,595,749

Expenses
Management fee	1,625,732	601,309	4,296,304	1,298,725
Brokerage commissions	208	308	712	668

Total expenses	1,625,940	601,617	4,297,016	1,299,393

Net investment income	2,403,932	3,298,056	8,779,254	7,296,356

Realized and Unrealized Gain (Loss)
Net realized gain on short-term investments	184,994	1,570	227,622	1,451
Net realized gain (loss) on futures contracts	14,431,140	(1,180,640)	21,939,160	(3,144,810)
Net increase (decrease) in unrealized gain on futures contracts	(312,470,820)	31,052,280	(75,496,420)	43,931,050

Net realized and unrealized gain (loss)	(297,854,686)	29,873,210	(53,329,638)	40,787,691

Net gain (loss)	$(295,450,754)	$33,171,266	$(44,550,384)	$48,084,047

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Statements of Changes in Members’ Equity

For the nine months ended September 30, 2008 (Unaudited) and the year ended December 31, 2007

	General Member	Limited Member	Total Members’ Equity
Members’ equity, December 31, 2007	$26,683	$458,195,417	$458,222,100
Contributions	—	623,562,075	623,562,075
Redemptions	—	(327,536,086)	(327,536,086)
Net investment income	380	8,778,874	8,779,254
Net realized gain on short-term investments	8	227,614	227,622
Net realized gain on futures contracts	796	21,938,364	21,939,160
Net increase in unrealized gain on futures contracts	(982)	(75,495,438)	(75,496,420)

Members’ equity, September 30, 2008 (Unaudited)	$26,885	$709,670,820	$709,697,705

	General Member	Limited Member	Total Members’ Equity
Members’ equity, December 31, 2006	$20,301	$143,425,669	$143,445,970
Contributions	—	256,621,688	256,621,688
Redemptions	—	(32,285,494)	(32,285,494)
Net investment income	898	11,079,997	11,080,895
Net realized loss on short-term investments	—	(4,519)	(4,519)
Net realized loss on futures contracts	(348)	(3,637,962)	(3,638,310)
Net increase in unrealized gain on futures contracts	5,832	82,996,038	83,001,870

Members’ equity, December 31, 2007	$26,683	$458,195,417	$458,222,100

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Statements of Cash Flows (Unaudited)

For the nine months ended September 30, 2008

and 2007

	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Cash flows from operating activities
Net gain (loss)	$(44,550,384)	$48,084,047
Adjustments to reconcile net gain to net cash used in operating activities:
Purchases of short-term investments	(1,541,601,412)	(464,652,971)
Sales/maturities of short-term investments	1,283,608,992	279,054,560
Accretion of discount	(12,187,256)	(8,251,105)
Net realized (gain) loss on short-term investments	(227,622)	(1,451)
Change in operating assets and liabilities:
Interest receivable	661	(14,302)
Management fee payable	152,098	115,503
Payable for open futures contracts	8,728,261	3,205,274

Net cash used in operating activities	(306,076,662)	(142,460,445)

Cash flows from financing activities
Contributions	623,562,075	200,031,419
Redemptions	(327,536,086)	(24,769,622)

Net cash provided by financing activities	296,025,989	175,261,797

Net increase (decrease) in cash and cash equivalents	(10,050,673)	32,801,352

Cash and cash equivalents
Beginning of period	11,716,663	83,656

End of period	$1,665,990	$32,885,008

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Schedule of Investments (Unaudited)

As of September 30, 2008

Face Amount	Security Description	Fair Value
	United States Treasury Bills – 101.06%*
$18,851,000	1.76% due 10/09/08	$18,843,628
141,808,000	1.54% - 1.73% due 10/23/08	141,666,147
206,071,000	1.88% - 2.20% due 11/20/08	205,501,227
204,433,000	1.92% - 2.05% due 11/28/08	203,795,041
19,729,000	1.75% - 1.81% due 12/18/08	19,653,811
124,368,000	1.00% - 1.90% due 02/19/09	123,836,854
3,916,000	1.18% due 03/19/09	3,894,308

	Total United States Treasury Bills	$717,191,016

*	Percentage is based on members’ equity.

See notes to financial statements.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Notes to Financial Statements (Unaudited)

September 30, 2008

1.	ORGANIZATION

The iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, or the “Investing Pool,” is a limited liability company organized under the laws of the State of Delaware on July 7, 2006 and commenced operations on July 10, 2006. Prior to May 9, 2007, the Investing Pool was known as the iShares® GSCI® Commodity-Indexed Investing Pool LLC. Barclays Global Investors International, Inc. (the “Manager”) is responsible for the administration of the Investing Pool. The Investing Pool holds long positions in futures contracts on the S&P GSCI™ Excess Return Index, or “S&P GSCI-ER,” listed on the Chicago Mercantile Exchange, or the “CME,” called Commodity Excess Return Futures, or “CERFs,” and posts margin in the form of cash or short-term or similar securities, referred to as “Short-Term Securities,” to collateralize its CERF positions.

It is the objective of the Investing Pool that its performance will correspond generally to the performance of the S&P GSCI™ Total Return Index, or the “Index,” before payment of the Investing Pool’s expenses.

The Investing Pool is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commissions, or “CFTC,” and is operated by the Manager, a commodity pool operator registered with the CFTC. The Manager is an indirect subsidiary of Barclays Bank PLC. Barclays Global Fund Advisors, an indirect subsidiary of Barclays Bank PLC, serves as the commodity trading advisor of the Investing Pool and is registered with the CFTC.

The accompanying unaudited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions for Form 10-Q and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). In the opinion of management, all material adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the interim period financial statements have been made. Interim period results are not necessarily indicative of results for a full-year period. These financial statements and the notes thereto should be read in conjunction with the Investing Pool’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC on March 14, 2008.

The Investing Pool is not an investment company registered under the Investment Company Act of 1940, as amended.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

B.	Investment in CERFs

CERFs are futures contracts listed on the CME that have a term of approximately five years after listing and whose settlement at expiration is based on the value of the S&P GSCI-ER at that time. The terms of the CERFs require the Investing Pool to deposit initial margin with a value equal to 100% of the value of each CERF position at the time the position is established, thereby making those positions unleveraged. Because of this, additional variation margin payments are not required. Although daily variation margins are not required, daily

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Notes to Financial Statements (Unaudited) (Continued)

September 30, 2008

fluctuations in the value of the CERFs are recorded as unrealized gain or loss. When a CERF is closed, the Investing Pool records a realized gain or loss based on the difference between the value of the CERF at the time it was opened and the value at the time it was closed. The Investing Pool will deposit with the clearing futures commission merchant the required margin for the CERFs in the form of cash or Short-Term Securities. CERFs are derivative instruments and are valued at fair value in accordance with Financial Accounting Standards Statement No. 133, Accounting for Derivatives and Hedging Activities, which the Manager has determined to be that day’s announced CME settlement price for the CERF. If there is no announced CME settlement price for the CERF on that day, the Manager will use the most recently announced CME settlement price unless the Manager determines that the price is inappropriate as a basis for the valuation of the CERFs.

C.	Cash and Cash Equivalents

The Investing Pool defines cash and cash equivalents to be highly liquid investments with original maturities of three months or less.

D.	Short-Term Investments

Short-term investments on the statement of financial condition consist principally of short-term fixed income securities with original maturities of one year or less. These investments are valued at fair value.

E.	Securities Transactions, Income and Expense Recognition

Securities transactions are accounted for on the trade date. Realized gains and losses on investment transactions are determined using the specific identification method. Other income and expenses are recognized on the accrual basis.

F.	Income Taxes

The Investing Pool is not an association taxable as a corporation and is treated as a partnership for federal, state and local income tax purposes.

No provision for federal, state, and local income taxes has been made in the accompanying financial statements because the Investing Pool is not subject to income taxes. Holders of interests in the Investing Pool are individually responsible for their own tax payments on their proportionate share of gains, losses, credits, or deductions.

G.	Calculation of Net Asset Value

The net asset value of the Investing Pool on any given day is obtained by subtracting the Investing Pool’s accrued expenses and other liabilities on that day from the value of the assets of the Investing Pool, calculated as of 4:15 P.M., New York City time, each day on which NYSE Arca is open for regular trading, as soon as practicable after that time.

3.	OFFERING OF THE INVESTING POOL INTERESTS

Investing Pool interests are issued only to and redeemable only by the iShares® S&P GSCI™ Commodity-Indexed Trust (the “Trust”) in exchange for a combination of CERFs and cash or Short-Term Securities in lieu of

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Notes to Financial Statements (Unaudited) (Continued)

September 30, 2008

cash. The baskets of CERFs and cash or Short-Term Securities in lieu of cash are transferred to or from the Trust in exchange for interests in the Investing Pool. Individual investors cannot purchase or redeem Investing Pool interests. The Investing Pool transacts only with the Trust and the Manager.

Redemptions of Investing Pool interests in exchange for CERFs and cash or Short-Term Securities in lieu of cash are treated as sales for financial statement purposes.

4.	INVESTING POOL EXPENSES

The Manager pays the amounts that would otherwise be considered the ordinary operating expenses, if any, of the Investing Pool. In return, the Manager receives an allocation from the Investing Pool that accrues daily at an annualized rate equal to 0.75% of the net asset value of the Investing Pool.

5.	RELATED PARTIES

Barclays Global Investors International, Inc. is the “Manager” of the Investing Pool, and Barclays Global Investors, N.A. is the “Administrator” of the Investing Pool. The Manager and the Administrator are considered to be related parties to the Trust and Investing Pool.

6.	INDEMNIFICATION

The Trust, the Manager and any officers, agents and delegates of the Investing Pool (the “Indemnitees”) are entitled to indemnification from the Investing Pool for any loss, damage, claim or expense (including reasonable attorney’s fees) incurred by any Indemnitee by reason of any act or omission performed or omitted by such Indemnitee on behalf of the Investing Pool, unless such act or omission is the result of such Indemnitee’s gross negligence, bad faith or willful misconduct, and provided that such indemnity shall be provided out of, and only to the extent of, the Investing Pool’s assets.

7.	COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Investing Pool may enter into contracts with service providers that contain general indemnification clauses. The Investing Pool’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Investing Pool that have not yet been made.

8.	FINANCIAL HIGHLIGHTS

The Investing Pool is presenting the following financial highlights related to investment performance and operations for the period from January 1, 2008 to September 30, 2008. The net investment income and total expense ratios are calculated using average net assets and have been annualized. The total return is based on the change in the net asset value during the period.

Ratio to average net assets:
Net investment income (i)	1.53%
Expenses (i)	0.75%
Total Return (ii)	0.25%

(i):	Percentage is annualized.
(ii):	Percentage is not annualized.

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

Notes to Financial Statements (Unaudited) (Continued)

September 30, 2008

9.	INVESTING IN CERFs

Substantially all of the Investing Pool’s assets are invested in CERFs. The CERFs’ settlement value at expiration is based on the value of the S&P GSCI-ER at that time. Therefore, the value of the Investing Pool will fluctuate based upon the value of the S&P GSCI-ER and the prices of the commodities underlying the S&P GSCI-ER. The commodities markets have historically been extremely volatile.

As of September 30, 2008, the open CERFs were as follows:

Contracts	Expiration Date	Notional Amount	Net Unrealized Gain
9,597	March 2011	$707,106,960	$6,246,280

As of December 31, 2007, the open CERFs were as follows:

Contracts	Expiration Date	Notional Amount	Net Unrealized Gain
6,177	March 2011	$457,345,080	$69,250,140

10.	INVESTMENT VALUATION

The investment in CERFs is measured at fair value using the CME settlement price for CERFs. CERFs are classified as a “Level 1” security, in accordance with Financial Accounting Standards Statement No. 157 (“FAS 157”), Fair Value Measurements, as the CME settlement price is a quoted price for an identical asset in an active market. At September 30, 2008, the fair value of CERFs equaled $707,106,960.

The terms of the CERFs require the Investing Pool to deposit initial margin with a value equal to 100% of the value of each CERF position at the time the position is established, thereby making those positions unleveraged. This margin collateral, in the form of short-term investments in Treasury bills, is valued at fair value. Under FAS 157, the Treasury bills are classified as a “Level 1” security, as there is a quoted price for an identical asset in an active market. At September 30, 2008, the fair value of short-term investments equaled $717,191,016.

11.	CURRENT ACCOUNTING DEVELOPMENTS

In March 2008, the Financial Accounting Standards Board issued Financial Accounting Standards Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“FAS 161”). It enhances the disclosures for derivative instruments and hedging activities. The statement is effective for fiscal years and interim periods beginning after November 15, 2008. We are currently evaluating the impact that FAS 161 may have on our financial statements.

iShares® S&P GSCI™ Commodity-Indexed Trust

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

38,969,459 iShares®

PROSPECTUS

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

iSHARES® S&P GSCI™ COMMODITY-INDEXED INVESTING POOL LLC

THIS STATEMENT OF ADDITIONAL INFORMATION IS THE SECOND PART OF A TWO-PART DOCUMENT AND SHOULD BE READ IN CONJUNCTION WITH THE DISCLOSURE DOCUMENT DATED [            ]. THE DISCLOSURE DOCUMENT AND THIS STATEMENT OF ADDITIONAL INFORMATION ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

[            ]

THE COMMODITY FUTURES MARKETS	1
GLOSSARY	2

THE COMMODITY FUTURES MARKETS

Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 7% of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. See “Risk Factors—Risk Factors Relating to the Trust and the Investing Pool—Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Investing Pool”.

Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

1

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Administrator” — Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as administrator of the Investing Pool.

“Advisor” — Barclays Global Fund Advisors, a California corporation and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as commodity trading advisor of the Investing Pool. Barclays Global Fund Advisors is registered with the CFTC as a commodity trading advisor.

“Authorized Participant” — A person who, at the time of submitting to the Trustee, or any Trust Administrator appointed by the Trustee, an order to create or redeem one or more Baskets (1) is a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) is a DTC Participant, (3) has in effect a valid Authorized Participant Agreement and (4) is in a position to transfer CERFs and the required cash or Short-Term Securities to, or take delivery of these assets from, the Trustee through one or more accounts.

“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Trustee and the Sponsor that provides the procedures for the creation and redemption of Baskets.

“Basket” — A block of 50,000 Shares (as such number may be increased or decreased pursuant to the Trust Agreement).

“Basket Amount” — The amount of CERFs and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash), that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The value of the Basket Amount will equal the product of the NAV and the number of Shares constituting a Basket, in each case as of the time of determination.

“Business Day” — Any day (1) on which none of the following occurs: (a) NYSE Arca is closed for regular trading, (b) the CME is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

“CERFs” — S&P GSCI™ Excess Return futures contracts traded on the CME.

“CFTC” — Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“Clearing FCM” — Goldman, Sachs & Co., or any other futures commission merchant appointed by the Manager as clearing futures commission merchant for the Investing Pool.

“CME” — Chicago Mercantile Exchange Inc., or its successor.

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act, as amended.

“Delaware Trustee” — Wilmington Trust Company, a Delaware banking corporation.

“DTC” — The Depository Trust Company, or its successor.

2

“DTC Participant” — An entity that has an account with DTC.

“EFP” — An exchange of futures for physicals that involves contemporaneous transactions in futures contracts and the underlying cash commodity or a closely related commodity.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” — The United States Securities Exchange Act of 1934, as amended.

“FINRA” — Financial Industry Regulatory Authority, Inc.

“Index” — The S&P GSCI™ Total Return Index, formerly known as the GSCI® Total Return Index. For an explanation of how the Index is calculated, see “The Index and the S&P GSCI-ER—Calculation of the Index”.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Investing Pool” — iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, a limited liability company organized under the laws of the State of Delaware.

“Investing Pool Administrator” — State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts, when acting in its capacity as administrator of the Investing Pool.

“Investing Pool Agreement” — The limited liability company agreement between the Trust and Barclays Global Investors International, Inc., as members.

“Investing Pool Interests” — The limited liability company interests issued by the Investing Pool to the Trust and the Manager, the two members of the Investing Pool. Investing Pool Interests may not be issued to or redeemed by any person other than the Trust and the Manager.

“Investment Company Act” — The Investment Company Act of 1940, as amended.

“Manager” — Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as the managing member of the Investing Pool. The Manager is registered with the CFTC as a commodity pool operator and serves in the capacity of commodity pool operator to the Investing Pool. The Manager will maintain a nominal equity interest in the Investing Pool.

“NAV” — The net asset value per Share.

“NFA” — National Futures Association.

“NYSE Arca” — NYSE Arca, Inc., a Delaware corporation and a registered U.S. national securities exchange, or its successor.

“Processing Agent” — SEI Investments Distribution Co., a Pennsylvania corporation, when acting in its capacity as an agent of the Trustee pursuant to the Trust Agreement.

“S&P GSCI™” — The S&P GSCI™ Commodity Index, which is a production-weighted index of the prices of futures contracts on physical commodities. The S&P GSCI™ is administered, calculated and published by the Index Sponsor, and was formerly known as the Goldman Sachs Commodity Index.

“S&P GSCI-ER” — The S&P GSCI™ Excess Return Index, formerly known as the GSCI® Excess Return Index. For an explanation of how the S&P GSCI-ER is calculated, see “The Index and the S&P GSCI-ER—Calculation of the S&P GSCI-ER”.

3

“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Securities Act” — The United States Securities Act of 1933, as amended.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Trust that are issued by the Trust.

“Short-Term Securities” — U.S. Treasury Securities or other short-term securities and similar securities, in each case that are eligible as margin deposits under the rules of the CME.

“Sponsor” — Barclays Global Investors International, Inc., a Delaware corporation and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as Sponsor of the Trust. The Sponsor is registered with the CFTC as a commodity pool operator.

“Tax Administrator” — PricewaterhouseCoopers LLP, a limited liability partnership formed under the laws of the state of Delaware.

“Trust” — The iShares® S&P GSCI™ Commodity-Indexed Trust, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Administrator” — An administrator appointed by the Trustee pursuant to the Trust Agreement. The Trustee has appointed as Trust Administrator State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts.

“Trust Agreement” — The Amended and Restated Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee.

“Trustee” — Barclays Global Investors, N.A., a national banking association and an indirect subsidiary of Barclays Bank PLC, when acting in its capacity as Trustee of the Trust.

4

[BGI-F-GSG-1208]

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The iShares® S&P GSCI™ Commodity-Indexed Trust (the “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by the Sponsor. The following expenses reflect the estimated amounts required to prepare and file this registration statement.

Approximate Amount
Securities and Exchange Commission Registration Fee	$39,300
Printing Expenses	25,000
Fees of Independent Registered Public Accounting Firm	1,500
Fees of Counsel	100,000

Total	$165,800

Item 14. Indemnification of Directors and Officers.

Section 5.11(b) of the Trust Agreement provides that the Trustee shall indemnify the Sponsor, its directors, employees and agents against, and hold each of them harmless from, any loss, liability, cost, expense or judgment (including reasonable fees and expenses of counsel) (1) caused by the negligence or bad faith of the Trustee or (2) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.

Section 5.11(d) of the Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) negligence, bad faith, willful misconduct or willful malfeasance or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Section 9.7 of the Limited Liability Company Agreement provides that the Trust, the Manager, the officers, any agents and any delegatee of the Investing Pool (collectively, the “Indemnitees”) shall be entitled to indemnification from the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (the “Investing Pool”) for any loss, damage, claim or expense (including reasonable attorney’s fees) incurred by any Indemnitee by reason of any act or omission performed or omitted by such Indemnitee on behalf of the Investing Pool, unless such act or omission is the result of such Indemnitee’s gross negligence, bad faith or willful misconduct, and provided that such indemnity shall be provided out of and only to the extent of the Investing Pool’s assets.

Item 15. Recent Sales of Unregistered Securities.

Goldman, Sachs & Co. on July 10, 2006 agreed to purchase, and on July 11, 2006 took delivery from the Trust of, 150,000 units of beneficial interest of the Trust for an aggregate purchase price of $7,359,336. The Trust contributed the proceeds of the sale to the Investing Pool in return for an increase of its equity interest in the Investing Pool. The Investing Pool used the contributed proceeds to commence its activities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Trust of iShares® S&P GSCI™ Commodity-Indexed Trust is incorporated by reference to Exhibit 3.1(i) to the registrants’ Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2007.

3.2	Amended and Restated Certificate of Formation of iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC is incorporated by reference to Exhibit 3.2(i) to the registrants’ Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2007.

4.1	Amended and Restated Trust Agreement is incorporated by reference to Exhibit 4.1 to the registrants’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2007.

4.2	Limited Liability Company Agreement is incorporated by reference to Exhibit 4.2 to the registrants’ Registration Statement on Form S-1 (Nos. 333-126810, 333-126810-01) filed with the Securities and Exchange Commission on July 14, 2006.

4.3	Form of Authorized Participant Agreement is incorporated by reference to Exhibit 4.3 to the registrants’ Registration Statement on Form S-1 (Nos. 333-142259, 333-142259-01) filed with the Securities and Exchange Commission on December 27, 2007.

4.4	Amendment, dated December 27, 2007, to the Amended and Restated Trust Agreement is incorporated by reference to Exhibit 4.1 to the registrants’ Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2007.

4.5	Amendment, dated December 27, 2007, to the Limited Liability Company Agreement is incorporated by reference to Exhibit 4.2 to the registrants’ Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2007.

5.1	Opinion of Richards, Layton and Finger, P.A. as to legality for the Trust.

5.2	Opinion of Richards, Layton and Finger, P.A. as to legality for the Investing Pool.

8.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to tax matters.

10.1	Investment Advisory Agreement is incorporated by reference to Exhibit 10.1 to the registrants’ Registration Statement on Form S-1 (Nos. 333-126810, 333-126810-01) filed with the Securities and Exchange Commission on July 14, 2006.

10.2	Form of Sublicense Agreement is incorporated by reference to Exhibit 10.2 to the registrants’ Registration Statement Form S-1 (Nos. 333-126810, 333-126810-01) filed with the Securities and Exchange Commission on May 26, 2006.

10.3	Form of Sublicense Agreement is incorporated by reference to Exhibit 10.3 to the registrants’ Registration Statement Form S-1 (Nos. 333-126810, 333-126810-01) filed with the Securities and Exchange Commission on May 26, 2006.

10.4	Form of Futures Commission Merchant Agreement is incorporated by reference to Exhibit 10.4 to the registrants’ Registration Statement Form S-1 (Nos. 333-126810, 333-126810-01) filed with the Securities and Exchange Commission on May 26, 2006.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Richards, Layton & Finger, P.A., included in Exhibit 5.1 and Exhibit 5.2.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP, included in Exhibit 8.1.

24.1	Power of Attorney, included on signature page.

(b) Financial Statement Schedules:

Not applicable.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the sponsor of the Registrant and the manager of the Co-Registrant have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 22, 2008.

iShares® S&P GSCI™ Commodity-Indexed Trust

By:	Barclays Global Investors International, Inc.

By:	/s/ Lee Kranefuss
Name:	Lee Kranefuss
Title:	President and Chief Executive Officer

By:	/s/ Michael A. Latham
Name:	Michael A. Latham
Title:	Chief Financial Officer

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC

By:	Barclays Global Investors International, Inc.

By:	/s/ Lee Kranefuss
Name:	Lee Kranefuss
Title:	President and Chief Executive Officer

By:	/s/ Michael A. Latham
Name:	Michael A. Latham
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee Kranefuss and Michael A. Latham, and each of them singly, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Lee Kranefuss Lee Kranefuss	Chief Executive Officer, President, Director	December 22, 2008

/s/ Michael A. Latham Michael A. Latham	Chief Financial Officer, Director	December 22, 2008

*	The Registrant is a trust and the Co-Registrant is a limited liability company, and the persons are signing in their capacities as officers or directors of Barclays Global Investors International, Inc., the sponsor of the Registrant and the manager of the Co-Registrant.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Trust of iShares® S&P GSCI™ Commodity-Indexed Trust is incorporated by reference to Exhibit 3.1(i) to the registrants’ Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2007.

3.2	Amended and Restated Certificate of Formation of iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC is incorporated by reference to Exhibit 3.2(i) to the registrants’ Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2007.

4.1	Amended and Restated Trust Agreement is incorporated by reference to Exhibit 4.1 to the registrants’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2007.

4.2	Limited Liability Company Agreement is incorporated by reference to Exhibit 4.2 to the registrants’ Registration Statement on Form S-1 (Nos. 333-126810, 333-126810-01) filed with the Securities and Exchange Commission on July 14, 2006.

4.3	Form of Authorized Participant Agreement is incorporated by reference to Exhibit 4.3 to the registrants’ Registration Statement on Form S-1 (Nos. 333-142259, 333-142259-01) filed with the Securities and Exchange Commission on December 27, 2007.

4.4	Amendment, dated December 27, 2007, to the Amended and Restated Trust Agreement is incorporated by reference to Exhibit 4.1 to the registrants’ Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2007.

4.5	Amendment, dated December 27, 2007, to the Limited Liability Company Agreement is incorporated by reference to Exhibit 4.2 to the registrants’ Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2007.

5.1	Opinion of Richards, Layton and Finger, P.A. as to legality for the Trust.

5.2	Opinion of Richards, Layton and Finger, P.A. as to legality for the Investing Pool.

8.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to tax matters.

10.1	Investment Advisory Agreement is incorporated by reference to Exhibit 10.1 to the registrants’ Registration Statement on Form S-1 (Nos. 333-126810, 333-126810-01) filed with the Securities and Exchange Commission on July 14, 2006.

10.2	Form of Sublicense Agreement is incorporated by reference to Exhibit 10.2 to the registrants’ Registration Statement Form S-1 (Nos. 333-126810, 333-126810-01) filed with the Securities and Exchange Commission on May 26, 2006.

10.3	Form of Sublicense Agreement is incorporated by reference to Exhibit 10.3 to the registrants’ Registration Statement Form S-1 (Nos. 333-126810, 333-126810-01) filed with the Securities and Exchange Commission on May 26, 2006.

10.4	Form of Futures Commission Merchant Agreement is incorporated by reference to Exhibit 10.4 to the registrants’ Registration Statement Form S-1 (Nos. 333-126810, 333-126810-01) filed with the Securities and Exchange Commission on May 26, 2006.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Richards, Layton & Finger, P.A., included in Exhibit 5.1 and Exhibit 5.2.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP, included in Exhibit 8.1.

24.1	Power of Attorney, included on signature page.